UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEGAWEST ENERGY CORP.
(Exact name of registrant as specified in its charter)

British Columbia	1311	N/A
State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification No.)

Suite 800, 926 – 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7
Telephone: 403.984.6342
(Address and telephone number of registrant’s principal executive offices)

George T. Stapleton, II
Suite 800, 926 – 5th Avenue, SW, Calgary, Alberta, Canada T2P 0N7
Telephone: 403.984.6342
(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Kelly Sledz
Suite 800, 926 – 5th Avenue, SW, Calgary, Alberta, Canada T2P 0N7
Telephone: 403.984.6342

Clark Wilson LLP
c/o Jonathan C. Lotz
Suite 800, 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of
1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective
registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the
same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered for resale by selling shareholders	38,048,550	US$1.93(3)	US$73,433,701.50	US$2,254.41
Common Stock to be offered for resale by selling shareholders upon exercise of share purchase warrants	18,592,623(2)	US$1.93(3)	US$35,883,762.39	US$1,101.63
Common Stock to be offered for resale by selling shareholders upon exercise of unit rights	832,500	US$1.93(3)	US$1,606,725.00	US$49.33
Total Registration Fee				US$3,405.37

(1)           In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Represents the aggregate number of shares of our common stock that may be issued upon the exercise of an aggregate of up to 18,592,623 share purchase warrants.

(3)           Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Estimated for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the last reported bid and ask price for our common stock on the OTC Bulletin Board on August 27, 2007.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS	Subject to Completion
______________, 2007

MegaWest Energy Corp.

57,473,673 Shares of Common Stock of MegaWest Energy Corp.
_________________________________

This prospectus registers a total of 57,473,673 shares of our common stock and relates to the resale by certain selling shareholders of our company of up to 57,473,673 shares of our common stock in connection with the resale of:

-	up to 600,000 shares of our common stock issued pursuant to various debt settlement agreements in December 2006;

-

up to 4,212,500 shares of our common stock underlying warrants to purchase an equal number of shares of our common stock at US$1.00 per share until July 5, 2008 issued in a private placement that was completed in January 2007;

-

up to 27,448,550 shares of our common stock and 14,380,123 shares of our common stock underlying warrants to purchase an equal number of shares of our common stock at $1.30 per share until August 28, 2008, both issued in a private placement that was completed in March 2007;

-	up to 5,000,000 shares of our common stock issued in connection with the acquisition of Kentucky Reserves, LLC in April 2007;

-	up to 250,000 shares of our common stock issued in connection with the acquisition of the assets of Deerfield Energy Kansas Corp. in March 2007;

-	up to 4,750,000 shares of our common stock issued in connection with the acquisition of Deerfield Energy LLC in April 2007; and

-

up to 832,500 shares of our common stock underlying 555,000 unit rights. Of these unit rights, 180,000 entitle the holder to purchase up to 180,000 units at US$0.50 per unit (each unit consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.00 per share). The remaining 375,000 unit rights entitle the holder to purchase up to 375,000 units at US$1.00 per unit (each units consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.30 per share).

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "MGWSF". On December 20, 2007, the closing bid price for one share of our common stock on the OTC Bulletin Board was US$1.28.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various risk factors described under "Risk Factors" below in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

As used in this prospectus, the terms "we", "us", "our" and "company" mean MegaWest Energy Corp. and our subsidiaries.

All dollars amounts herein refer to Canadian dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We are an exploration stage non-conventional oil and gas company with an initial focus on North American heavy oil. We have completed agreements and have acquired and earned-in on over 110,000 acres in five project areas: Trinity Sands in Texas, Kentucky Reserves in Kentucky, Deerfield in Missouri, Big Sky in Montana and Chetopa in Kansas. We have never had commercial oil and gas operations; and furthermore, we do not expect to have commercial operations in the immediate future. We are also actively assessing additional heavy oil prospects. Our company intends to acquire large blocks of oil and gas rights known to contain substantial deposits of heavy oil. Through delineation drilling and the completion of pilot production tests, we plan to establish proven and producing reserves on these development projects using thermal recovery technologies developed in Canada. The underpinning for our strategy is the convergence of the increased necessity for North American security of energy supplies and current world oil prices.

Our company is organized under the laws of the Province of British Columbia. We were originally incorporated in the Province of British Columbia under the Company Act (British Columbia) on February 8, 2000 under the name "Brockton Capital Corp.". On March 29, 2004, the Business Corporations Act (British Columbia) came into effect, replacing the Company Act. As required by the Business Corporations Act, our company was "transitioned" under the Business Corporations Act, effective June 30, 2005. The transition process was required to be completed by all companies that were organized under the Company Act, at the time of its replacement, within two years of the coming into force of the Business Corporations Act and required, among other things, that a transition application be filed, our company's articles be amended to comply with the requirements of the Business Corporations Act and a central securities registrar for our company be created. At a special general meeting of shareholders of our company on February 19, 2007, our shareholders authorized our directors to remove the pre-existing company provisions applicable to our company pursuant to the Business Corporations Act and to adopt new articles for our company. The shareholders also approved a special resolution changing the name of our company to "MegaWest Energy Corp". The change of name was effected as of February 27, 2007.

At a meeting of the shareholders of our company on October 29, 2007, the shareholders approved the continuance of our company from the Province of British Columbia to the Province of Alberta under the Business Corporations Act (Alberta). As of the date hereof, our directors have determined that it is not in our company's best interests to apply for a certificate of continuance to effect the continuance and our company does not intend to apply for such a certificate for the foreseeable future. Accordingly, until our company is continued to Alberta, our company will continue to be organized under the Business Corporations Act (British Columbia). The proposed continuance is a result of our establishment of principle executive offices in Calgary, Alberta. A description of certain differences between the Business Corporations Act (British Columbia) and the Business Corporations Act (Alberta) is set out under the heading "Differences between the British Columbia and Alberta Business Corporations Acts" below in this prospectus.

Number of Shares Being Offered

This prospectus relates to the resale by certain selling shareholders named herein of up to 57,473,673 shares of our common stock. The offered shares were acquired by the selling shareholders pursuant to various private placements, settlement of debt agreement and acquisitions. All of these transactions were exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol "MGWSF" (see "Plan of Distribution below in this prospectus).

Number of Shares Outstanding

There were 78,216,320 shares of our common stock issued and outstanding as of December 20, 2007.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling security holders, although we may receive proceeds of up to $23,745,778 (US$23,705,410) if all of the 19,425,123 shares of our common stock underlying the share purchase warrants which are offered for registration hereunder are exercised, based on the noon buying rate in New York City as certified for customs purposes by the Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars on December 20, 2007 of US$0.9983 per Canadian dollar. If the share purchase warrants are exercised, we will use the proceeds to conduct exploration on our properties, pay consulting fees, acquire additional mineral properties, pay professional fees and rent over the next 12 months and for general working capital.

RISK FACTORS

The shares of our common stock are considered speculative. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing our common stock. Our business, operating or financial condition could be harmed due to any of the following risks. The risks described below are not the only risks facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to these risks.

Risks Relating to this Offering

Sales of a substantial number of shares of our common stock into the public market by the selling shareholders may result in significant downward pressure on the price of our common stock and could affect the ability of our shareholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. There were 78,216,320 shares of our common stock issued and outstanding as of December 20, 2007, and potentially a further 73,262,853 shares of our common stock that could be issued if all of the outstanding stock options, warrants, exchange shares, unit rights and convertible shares outstanding on December 20, 2007 are exercised (see "Share Ownership" below in this prospectus). Finally, when this prospectus and the registration statement of which this prospectus forms a part is declared effective, the selling shareholders may be reselling up to 57,473,673 shares of our common stock, 37,448,550 of which are included in the number of our issued and outstanding common shares as of December 20, 2007, shown above.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our common stock is not liquid and shareholders may be unable to sell their shares.

Our common stock is currently quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects (see "Offer and Listing Details" below in this prospectus). There is currently a limited market for our common stock and a liquid market may never develop. If a market for our common stock does not develop, our shareholders may not be able to resell the shares of our common shares that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment and changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, the OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange, our shareholders may have difficulty reselling their shares.

Risks Relating to our Financial Condition

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, there is substantial doubt about our ability to continue as a going concern.

To date, we have identified and acquired interests in five oil and gas properties, but it is unlikely that we will generate commercial revenues while we seek to complete our drilling, completion and production program and seek additional suitable business opportunities. Our short and long-term prospects depend upon the success of our drilling, completion and production program and our ability to select and secure suitable business opportunities. In order for our company to generate commercial revenues, we will incur substantial expenses in the location, acquisition and development of commercially viable reserves of oil and gas. All of our projects are in the exploration stage and are without proved reserves of oil and gas as at April 30, 2007 (see "Other Oil and Gas Information" below in this prospectus). For the fiscal year ended April 30, 2007, we incurred a net loss of $6,893,052 (see "Operating Results" below in this prospectus). We also had an accumulated deficit of $18,807,204 as at April 30, 2007 (see "Liquidity and Capital Resource" below in this prospectus). Accordingly, we have not generated significant revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate commercial revenues or realize any profits in the short term (see "Selected Financial Information" below in this prospectus). Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set out herein. Since we have not generated significant revenues, we may have to raise additional monies through the sale of our equity securities, debt and/or joint venture farmouts in order to continue our business operations and develop our projects, if determined to be commercial.

We will require additional financing to continue as a going concern.

We expect to require further funds to finance the development of our company. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. Obtaining additional financing is subject to a number of factors, including investor acceptance of any business we may acquire or combine with in the future and general investor sentiment. Such financing, if required, may not be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon our company. If adequate funds are not available on acceptable terms when needed, we may be required to delay projects, scale back or suspend the development of our properties, which could impair our ability to compete in the marketplace, which may result in the dissolution of our company.

Risks Relating to Oil and Gas Operations

The oil and gas industry is highly competitive and we may be unsuccessful in acquiring further leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff for suitable business opportunities, desirable oil and gas properties for drilling operations, drilling equipment and funds. We may be unable to raise the necessary funds or complete any projected work.

As our Chetopa, Deerfield, Kentucky Reserves, Big Sky and Trinity Sands projects are in the exploration stage, we may not be able to establish commercial reserves on these projects.

Exploration for commercial reserves of oil and gas is subject to a number of risk factors. Few of the prospects that are explored are ultimately developed into producing oil and/or gas wells. Our Chetopa project in Kansas, Deerfield project in Missouri, Kentucky Reserves project in Kentucky, Big Sky project in Montana and Trinity Sands project in Texas are all in the exploration stage, unproved and are without proved reserves of oil and gas (see "Other Oil and Gas Information" below in this prospectus). We may not be able to establish commercial reserves on any of our projects (see "Business Overview" below in this prospectus).

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company, any of which may have a material adverse effect on our company.

The potential profitability of oil and gas projects is dependent upon many factors beyond our control, including: world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging or controls; adverse weather conditions can hinder drilling and production operations; production from any well may be unmarketable if it is impregnated with water or other deleterious substances; and the marketability of oil and gas which may be acquired or discovered will be affected by proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company. Further, exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Oil and gas operations in United States are also subject to federal and state laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling and production operations to be conducted; we may not receive such permits. Furthermore oil and gas operations in the United States are also subject to federal and state laws and regulations including, but not limited to: the construction and operation of facilities; the use of water in industrial processes; the removal of natural resources from the ground; and the discharge/release of materials into the environment.

Environmental standards imposed by federal and state authorities may be changed or such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our current and anticipated exploration and drilling activities are subject to the aforementioned environment regulations. When and if we establish reserves or enter into production, we will become subject to additional regulations which do not currently pertain to us or affect our current operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

We have oil and gas leases in respect of the real property associated with our projects, but the real property may be subject to prior unregistered agreements, or transfers which have not been recorded or detected through title searches.

We have oil and gas leases with respect to the real property associated with our projects and we believe our interests are valid (see "Business Overview – Projects" below in this prospectus). These leases do not guarantee title against all possible claims. The real property may be subject to prior unregistered agreements, or transfers which have not been recorded or detected through title research. If the oil and gas leases to the real property associated with our projects are challenged, we may have to expend funds defending any such claims and may ultimately lose some or all of any revenues generated from the projects if we lose our interest in such leases.

Risks Relating to our Common Stock

Shareholders' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of an unlimited number of common shares, without par value, and 100,000,000 preferred shares, without par value (see "Stock Ownership" below in this prospectus). In the event that we are required to issue additional shares, enter into private placements to raise financing through the sale of equity securities or acquire additional oil and gas property interests in the future from the issue of shares of our common stock to acquire such interests, the interests of existing shareholders in our company will be diluted and existing shareholders may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we do issue additional shares, it will cause a reduction in the proportionate ownership and voting power of all existing shareholders.

Principal shareholders, senior management and directors have significant influence regarding share ownership. This concentration could lead to conflicts of interest and difficulties for non-insider investors effecting corporate changes, and could adversely affect our company's share price.

As of December 20, 2007, our senior management, directors and greater than five percent shareholders (and their affiliates), acting together, held approximately 30 percent of the issued and outstanding shares of our company, on a diluted basis, and have the ability to influence all matters submitted to our company's shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our company's assets) and to control our company's management and affairs (see "Stock Ownership" below in this prospectus). Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving our company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could have a material adverse effect on the market price of our shares.

Employee, director and consultant stock options and warrants could lead to greater concentration of share ownership among insiders and could lead to dilution of share ownership which could lead to depressed share prices.

Because the success of our company is highly dependent upon our respective employees, our company has granted to certain employees, directors and consultants stock options to purchase shares of our common stock as non-cash incentives (see "Stock Ownership" below in this prospectus). To the extent that significant numbers of such stock options may be granted and exercised, the interests of the other shareholders of our company may be diluted causing possible loss of investment value.

We have never declared or paid cash dividends on our common shares and do not anticipate doing so in the foreseeable future.

Our board of directors may never declare cash dividends, which action is exclusively within our discretion. Shareholders cannot expect to receive a dividend on our common stock in the foreseeable future, if at all.

Trading of our common stock may be restricted by the Securities and Exchange Commission (SEC)'s "Penny Stock" regulations which may limit a shareholder's ability to buy and sell our shares.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than US$5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of US$5,000,000 or individuals with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 jointly with their spouse.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the share that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

The National Association of Securities Dealer (NASD) has adopted sales practice requirements which may limit a shareholder's ability to buy and sell our shares.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Risks Relating to our Management

Our articles contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our articles contain provisions that state, subject to applicable law, we must indemnify every director or officer of our company, subject to the limitations of the Business Corporations Act (British Columbia), against all losses or liabilities that our company's directors or officers may sustain or incur in the execution of their duties. Our company's articles further state that no director or officer will be liable for any loss, damage or misfortune that may happen to, or be incurred by our company in the execution of his duties if he acted honestly and in good faith with a view to the best interests of our company. Such limitations on liability may reduce the likelihood of litigation against our company's officers and directors and may discourage or deter our shareholders from suing our company's officers and directors based upon breaches of their duties to our company, though such an action, if successful, might otherwise benefit our company and our shareholders.

As a majority of our directors and officers are residents of countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

We do not currently maintain a permanent place of business within the United States. A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Key management employees may fail to properly carry out their duties or may leave, which could negatively impact our corporate operations and/or our share price.

Our company's financial condition and the success of our oil and gas operations is dependent on our ability to hire and retain highly skilled and qualified personnel, including George T. Stapleton, II, R. William Thornton and George Orr. We face competition for qualified personnel from numerous industry sources, and we may not be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our key personnel could have a material adverse effect on our operations and/or financial condition, which may negatively impact our share price. We do not have key-man insurance on any of our employees and with the exception of three senior officers, R. William Thornton, George T. Stapleton, II and George Orr, we do not have written employment agreements with any of our key personnel.

Because we have not adopted a formal conflicts of interest policy, the occurrence of one or more conflicts could have a negative impact on our ability to raise capital and/or our share price.

Some of our directors and officers serve or may serve as directors or officers of other oil and gas or mineral exploration companies or have interests in other oil and gas or mineral exploration companies or ventures. To the extent that our company has dealings with such companies or ventures, certain of our directors and officers may have a conflict of interest in negotiating and concluding terms respecting the extent of such dealings. Pursuant to the provisions of the Business Corporations Act (British Columbia), our directors and senior officers must disclose material interests in any contract or transaction (or proposed contract or transaction) material to our company (see "Related Party Transactions" below in this prospectus). However, our lack of a formal conflicts of interest policy may make it difficult for our company to raise additional capital because institutional investors may be unable to invest in our company. Furthermore, we may be unable to list our shares on an exchange if such exchange requires that we have a formal conflicts of interest policy, which may limit your ability to buy and sell our shares and may have an adverse effect on the value of your investment in our company or the market for our shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are statements that relate to future events or our future performance, including our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks enumerated in this section entitled "Risk Factors", that may cause our company's or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward looking statements are made based on our management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (SEC) at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information

on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INFORMATION WITH RESPECT TO MEGAWEST AND THE OFFERING

Identity of Directors, Senior Management and Advisors

The directors and the senior management of our company as at December 20, 2007 are as follows:

Name and Office Held	Business Address	Function
George T. Stapleton, II, President, Chief Executive Officer and Director	Suite 800, 926 – 5th Avenue, SW Calgary, Alberta T2P 0N7 Canada	President, Chief Executive Officer and a
director since December 21, 2006

As President, Chief Executive and a
director, Mr. Stapleton is responsible for
the financial affairs, strategic direction
and development of our company and for
overseeing and contributing to the
management of the exploration and
development functions of our company.
George Orr Chief Financial Officer, Treasurer and Director	Suite 1010, 789 West Pender Street Vancouver BC V6C 1H2 Canada	Chief Financial Officer, Treasurer and
director since December 21, 2006.

As Chief Financial Officer, Treasurer and
a director, Mr. Orr is responsible for the
internal accounting, internal controls,
financial statement preparation and co-
ordination and financial reporting for our
company and its overall strategic
direction. He is also responsible for the
financial affairs and compliance of our
company.
R. William Thornton Chief Operating Officer and Director	Suite 800, 926 – 5th Avenue, SW Calgary, Alberta T2P 0N7 Canada	Director since December 21, 2006 and
Chief Operating Officer since January 1,
2007.

As Chief Operating Officer and a
director, Mr. Thornton is responsible for
the day to day operations of our
company, management of the exploration
and development functions of our
company and for helping to develop
specific strategic direction.
Brad Kitchen Director	c/o Suite 1010, 789 West Pender Street Vancouver BC V6C 1H2 Canada	Director since February 19, 2003.

As chair of the audit committee of our
board of directors, Mr. Kitchen is
responsible for ensuring that the
committee functions properly and meets
its obligations.

Mr. Kitchen is also a member of our
compensation committee.

Name and Office Held	Business Address	Function
Brian J. Evans Director	Suite 801, 530 – 8th Avenue, SW Calgary, Alberta T2P 3S8 Canada	Director since February 19, 2007.

As chair of the corporate governance and
human resource committee and
compensation committee of our board of
directors, Mr. Evans is responsible for
ensuring that the committees function
properly and meets their obligations.

Mr. Evans is also a member of our audit
committee.
Dr. Gail Bloomer Director	19304 Dianshire Drive Spring Texas 77388 USA	Director since February 19, 2007. As an independent director, Dr. Bloomer adds his expertise to our exploration activities, as required. Mr. Bloomer is also a member of our compensation committee.

Our legal advisers are Clark Wilson LLP, Barristers & Solicitors, whose business address is Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1.

Our current auditors are KPMG LLP, whose business address is Suite 2700, Bow Valley Square II, 205 - 5th Avenue SW, Calgary, Alberta, Canada T2P 4B9. Our former auditors, Morgan & Company, Chartered Accountants, resigned as of June 25, 2007.

Offer Statistics and Expected Timetable

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As such, there is no expected issue price. The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The approximate date of proposed sale to the public of the shares of common stock offered by this prospectus is as soon as practicable after this prospectus and the registration statement of which this prospectus forms a part becomes effective.

Key Information

Selected Financial Information

The following table summarizes selected financial data for our company prepared in accordance with Canadian generally accepted accounting principles (GAAP) for the five fiscal years ended April 30, 2007 and for the six months ended October 31, 2007 and 2006. Additional information is presented to show the differences which would result from the application of United States GAAP to our annual financial information. The data set out below for the five years ended April 30, 2007 is derived from our audited financial statements which were examined by our independent registered accountant. The data should be read in conjunction with our audited financial statements, related notes and other financial information included herein.

Selected Financial Data (Stated in Canadian Dollars - Calculated in accordance with Canadian GAAP)
	Six Months Ended October 31 (Unaudited)		Year Ended April 30 (Audited)
	2007	2006	2007	2006(1)	2005(1)	2004(1)	2003(1)
Net Sales or Operating Revenues	-	-	-	-	-	-	-
Net Income (Loss) (2)	($4,608,647)	($57,119)	($6,893,052)	($222,945)	($61,031)	($143,489)	($45,773)
Net Income (Loss) from Operations per Common Share	($0.06)	($0.01)	($0.31)	($0.04)	($0.01)	($0.05)	($0.03)
Net Income (Loss) per Common Share	($0.06)	($0.01)	($0.31)	($0.04)	($0.01)	($0.08)	($0.02)
Total Assets	$57,167,287	$23,305	$52,532,847	$31,440	$137,113	$176,549	$313,924
Net Assets (Deficiency in Assets) (2)	$52,516,769	($186,541)	$48,148,521	($129,422)	$93,523	$150,054	$293,543
Capital Stock(3)	$82,845,358	$376,092	$66,955,725	$376,092	$376,092	$371,592	$371,592
Number of Common Shares (4)	77,936,050	6,337,500	72,436,050	6,337,500	6,337,500	1,837,500	1,837,500
Dividends per Common Share	-	-	-	-	-	-	-
Weighted Average Number of Common Shares	73,369,474	6,337,500	22,102,129	6,337,500	5,018,322	1,837,500	1,837,500
Working Capital (Deficiency)	$15,194,718	($156,541)	$28,152,901	($139,422)	($30,087)	$150,054	$256,095
Long-Term Debt(5)	$2,585,338	-	$2,928,442	-	-	-	-

Notes:
(1)	April 30, 2006 through 2003 results have been restated to conform with April 30, 2007 presentation.
(2)

Cumulative net loss and deficit since incorporation through April 30, 2007 was $7,398,566 and $18,807,204, respectively. The difference between the accumulated deficit and losses is an $11,408,638 adjustment related to related party acquisitions.

(3)	Capital stock includes share capital, warrants, contributed surplus and equity portions of convertible promissory notes and exchange shares.
(4)

Number of common shares at April 30, 2007 excludes 4,750,000 shares of our common stock issued and held in trust pursuant to an escrow agreement, and at April 30, 2007 and October 31, 2007 excludes 9,500,000 shares potentially issuable on the conversion of 95,000 MegaWest Energy (USA) Corp. exchange shares.

(5)	Long-term debt includes convertible promissory notes and exchange shares.

Reconciliation to United States Generally Accepted Accounting Principles

Canadian GAAP conforms in all material respects with United States GAAP except for certain matters as described in Note 19 to our consolidated financial statements for the year ended April 30, 2007 and the Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007. The differences between Canadian GAAP and U.S. GAAP which affect our financial statements are as follows:

-	adjust marketable securities to fair value at April 30, 2007;

-	increase amount recorded for oil and gas net assets acquired and related consideration given;

-	classify convertible promissory notes as a liability and adjust accretion expense;

-	classify exchange shares as temporary equity at fair value, and re-measure to redemption value;

-	adjust stock-based compensation expense for stock options and warrants; and

-	adjust the amount recorded for the conversion feature of warrants on private placements.

Had we followed U.S. GAAP, certain selected financial information reported above, would have been reported in as follows:

Selected Financial Data (Stated in Canadian Dollars - Calculated in accordance with U.S. GAAP)
	Six Months Ended October 31 (Unaudited)		Year Ended April 30 (Audited)
	2007	2006	2007	2006	2005	2004	2003
Net Loss	($ 5,647,549)	($ 57,119)	($ 18,112,762)	($ 222,945)	($ 61,031)	($ 143,489)	($ 45,773)
Net Loss per Common Share	($ 0.08)	($ 0.01)	($ 0.81)	($ 0.04)	($ 0.01)	($ 0.08)	($ 0.02)
Total Assets	$ 118,779,392	$ 23,305	$ 97,902,628	$ 31,440	$ 137,113	$ 176,549	$ 313,924
Net Assets (Deficiency in Assets)	$ 114,980,248	$ 186,541	$ 93,426,431	($ 129,422)	$ 93,523	$ 150,054	$ 293,543
Capital Stock	$ 119,288,175	$ 376,092	$ 91,687,401	$ 376,092	$ 376,092	$ 371,592	$ 371,592
Long-Term Debt	$ 1,733,964	-	$ 1,959,258	-	-	-	-

The financial statements as at and for the four years ending April 30, 2006 conform in all material respects to U.S. GAAP.

Disclosure of Exchange Rate History

The following table sets out average exchange rates, based on the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars in effect on the last date of each month during the period, for the following periods:

	Year Ended April 30
	2007	2006	2005	2004	2003
Average for period	$0.8789	$0.8423	$0.7873	$0.7444	$0.6495

The following table sets out the high and low exchange rates, based on the above-mentioned noon buying rate in New York City for the conversion of Canadian dollars into United States dollars, for the following periods:

	High	Low
December 1 to 20, 2007	$1.0216	$0.9983
November 2007	$1.0007	$0.9168
October 2007	$1.0002	$0.9496
September 2007	$1.0041	$0.9482
August 2007	$0.9527	$0.9299
July 2007	$0.9669	$0.9344
June 2007	$0.9453	$0.9322

On December 20, 2007, the above-mentioned noon buying rate in New York City for the conversion of Canadian dollars into United States dollars was US$0.9983 per Canadian dollar.

Capitalization and Indebtedness

The following table sets forth our capitalization as of April 30, 2007 and October 31, 2007.

Amounts below are presented in accordance with Canadian generally accepted accounting principals and are stated in Canadian dollars.

	As at April 30,	As at October 31,
	2007	2007
	(audited)	(unaudited)

Share capital(1)	$41,168,088	$47,426,313
Warrants	3,729,000	3,729,000
Equity portion of exchange shares(2)	8,599,442	8,599,442
Equity portion of convertible promissory notes	120,566	120,566
Contributed surplus	13,338,629	22,970,037

	$66,955,725	$82,845,358

Common shares outstanding(1)	72,436,050	77,936,050

Notes:
(1)

At April 30, 2007, excludes 4,750,000 shares of our common stock (October 31, 2007 – nil shares; all of which shares have now been released from escrow) issued and held in trust pursuant to an escrow agreement (see "History and Development" above in this prospectus) entered into in connection with the acquisition of Deerfield Missouri.

(2)

Represents 95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp., as part of the consideration given to acquire Trinity. Each class B exchange share is convertible into 100 shares of our common stock with up to 9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

(3)

At April 30 and October 31, 2007, respectively, we had 9,669,000 and 10,259,000 stock options outstanding, exercisable into our common stock at prices from US$0.10 to US$2.25 per share, with expiry dates from March 15, 2008 through to March 15, 2012 and with various vesting terms.

(4)

At April 30 and October 31, 2007, respectively, we had 19,500,000 incentive warrants outstanding that were granted to three entities (Endurance Energy Consulting Ltd. (Endurance), a private company controlled by R. William Thornton, a director and the Chief Operating Officer of our company, Gladrock Energy LLC (Gladrock), a private company controlled by Dr. Gail Bloomer, a director of our company and 1187016 Alberta Ltd.) that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share until January 15, 2009 if the holder thereof delivers an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company. Gladrock has been credited with identifying the Kentucky Reserves acquisition and the warrants issued to Gladrock have vested. The Endurance warrant holders have been credited with identifying the Big Sky project in Montana and the warrants issued to Endurance have vested.

(5)

At April 30 and October 31, 2007, we had 6,000,000 consulting warrants outstanding. Each warrant is exercisable into one share of our common stock at an exercise price of US$0.50 per share and expires on January 5, 2009.

(6)	At April 30 and October 31, 2007, respectively, we had $2,928,442 and $2,585,338 of long-term debt outstanding. Long-term debt includes convertible promissory notes and exchange shares.
(7)	At April 30 and October 31, 2007, respectively, we had an accumulated deficit of $18,807,204 and $29,264,256.

Reasons for the Offer and Use of Proceeds

The Offering

This prospectus relates to the resale by certain selling shareholders named in this prospectus of up to 57,473,673 shares of our common stock. The offered shares were acquired by the selling shareholders pursuant to various private placements, settlement of debt agreement and acquisitions. All of these transactions were exempt from the registration requirements of the Securities Act of 1933, pursuant to the provisions of Rule 903 of Regulation S, Rule 506 of Regulation D, Section 4(6) and/or Section 4(2) of the Securities Act of 1933, as applicable. For details of these transactions see "Liquidity and Capital Resources" below in this prospectus.

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholder.

Use of Proceeds

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We may, however, receive proceeds of up to $23,745,778 (US$23,705,410) if all of the 19,425,123 shares of our common stock underlying the share purchase warrants which are offered for registration hereunder are exercised, based on the noon buying rate in New York City as certified for customs purposes by the Federal Reserve Bank of New York for the conversion of Canadian dollars into United States dollars on December 20, 2007 of US$0.9983 per Canadian dollar. If the share purchase warrants are exercised, we will use the proceeds to conduct exploration on our properties, pay consulting fees, acquire additional mineral properties, pay professional fees and rent over the next 12 months and for general working capital. We will, however, incur all costs associated with this prospectus and the registration statement of which this prospectus forms a part. Our company estimates that the total costs that will be incurred by our company in connection with this prospectus and the registration statement of which this prospectus forms a part will be approximately $300,000.

Information on MegaWest Energy Corp.

History and Development

We are a corporation organized under the laws of the Province of British Columbia, Canada. We were originally incorporated under the Company Act (British Columbia) on February 8, 2000 under the name "Brockton Capital Corp.". On March 29, 2004, the Business Corporations Act (British Columbia) came into effect, replacing the Company Act. As required by the Business Corporations Act, our company was "transitioned" under the Business Corporations Act, effective June 30, 2005. The transition process was required to be completed by all companies that were organized under the Company Act, at the time of its replacement, within two years of the coming into force of the Business Corporations Act and required, among other things, that a transition application be filed, our company's articles be amended to comply with the requirements of the Business Corporations Act and a central securities registrar for our company be created. At a special general meeting of our shareholders on February 19, 2007, our shareholders authorized our directors to remove the pre-existing company provisions applicable to our company pursuant to the Business Corporations Act and to adopt new articles for our company. Our name was changed from "Brockton Capital Corp." to "MegaWest Energy Corp." on February 27, 2007.

At a meeting of the shareholders of our company on October 29, 2007, the shareholders approved the continuance of our company from the Province of British Columbia to the Province of Alberta under the Business Corporations Act (Alberta). Our company now intends to apply to the Alberta Registrar of Corporations for a certificate of continuance to effect the continuance. The proposed continuance is a result of our establishment of principle executive offices in Calgary, Alberta. A description of certain differences between the Business Corporations Act (British Columbia) and the Business Corporations Act (Alberta) is set out under the heading "Differences between the British Columbia and Alberta Business Corporations Acts" below in this prospectus.

Our corporate offices are located at Suite 800, 926 – 5th Avenue SW, Calgary Alberta, Canada T2P 0N7. Our telephone number is (403) 984-6342 and our facsimile number is (403) 984-6343.

Our company was originally engaged in the consumer electronics market. However, due to our inability to generate revenues from our existing line of business, subsequent to our fiscal year ended April 30, 2006, new management was hired to pursue alternative business opportunities, namely non-conventional oil and gas resource exploration and development.

During the fiscal year ended April 30, 2007, we completed three private placements to provide us with the necessary working capital to evaluate and pursue non-conventional oil and gas opportunities in the United States and Canada and to establish a head office in Calgary, Alberta. The first of the private placements, an offering of 23,500,000 shares of our common stock at US$0.10 per share for aggregate proceeds of US$2,350,000 was completed in December 2006. On January 23, 2007, we completed a further private placement of 8,425,000 units, at a price of US$0.50 per unit, for aggregate proceeds of US$4,212,500, each of which units consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.00 per share for a period of one year). On December 14, 2007, our board of directors approved a six month extension to July 5, 2008 for the share purchase warrants. On February 28, 2007, our company completed an additional private placement of 27,448,550 units, at a price of US$1.00 per unit, for aggregate proceeds of US$27,448,550, each of which units consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.30 per share a period of one year). In conjunction with the February 28, 2007, private placement, we issued 655,848 warrants (each of which entitles the holder to purchase one share of our common stock at US$1.30 per share for a period of one year) to finders, rights to buy an additional 180,000 units under the same terms as the January 2007 private placement and rights to buy a further 375,000 units under the same terms as the February 2007 private placement. On December 14, 2007, our board of directors approved a six month extension to August 28, 2008 for the 14,380,123 share purchase warrants exercisable at US$1.30 per share. In respect of both of the above-mentioned extensions: (a) no consideration was given by our company or received by the warrant holders; and (b) the extension was effected to encourage the warrant holders to continue to hold investments in our company. The original expiry dates provided for the expiry of the warrants on the same date that the shares underlying the warrants became eligible for resale under Rule 144 promulgated under the Securities Act of 1933. Given the current limited size of our public float, if the warrant holders are forced to exercise their warrants on the original expiration dates, this could dramatically increase the amount of our public float and could adversely affect our share price.

In November 2006, we took our first steps to become a non-conventional oil and gas company with an initial focus on heavy oil when in December 2006 we entered into several non-binding letters of intent with companies involved in the business of the exploration of oil and gas resources in Kansas, Missouri, Kentucky and Texas.

On March 26, 2007, we purchased (through our subsidiary, MegaWest Energy (USA) Corp.) all of the assets of Deerfield Energy Kansas Corp. The purchased assets included certain items of equipment and fixed assets and interests in two oil and gas leases covering 392 unproved acres in respect of the Chetopa project near Chetopa, Kansas. The consideration given for the assets was 250,000 shares of our common stock and the assumption of a promissory note in the amount of US$500,000 payable to a private company, Agosto Corporation Limited. Pursuant to our assumption of the promissory note, we granted Agosto a conversion feature that enables the holder of the note to convert the principal amount of the loan plus accrued interest into shares of our common stock at a rate of US$0.25 per share until maturity on June 20, 2008.

As part of the Chetopa acquisition, we are obligated to pay a net revenue interest up to a maximum of US$750,000 on net revenues generated from the Chetopa project. The net revenue interest becomes payable after our company recovers 100 percent of its capital and operating costs, and will be paid quarterly from 25 percent of the project's net revenues.

On April 2, 2007, we acquired (in conjunction with MegaWest Energy (USA) Corp.) all of the issued and outstanding membership units of Kentucky Reserves, LLC (Kentucky Reserves) in consideration for US$3,000,000 cash and 5,000,000 shares of our common stock. Kentucky Reserve's assets included oil and gas leases covering 27,009 unproved acres in the Edmonson, Warren and Butler Counties in Kentucky. Pursuant to the membership unit purchase agreement, we acquired a 62.5 percent working interest in the shallow rights in certain tar sands and a 37.5 percent interest in the certain deep rights. Furthermore, pursuant to the purchase agreement, we are committed to undertake a US$15,000,000 work program within the area covered by the leases, which work program must be completed within 30 months of the execution of the purchase agreement for the purpose of determining the most effective way of extracting heavy oil/bitumen from the leases. The work program may consist of field testing and evaluation, drilling, logging and coring of wells, formation and fluid testing, the construction of heavy oil pilot projects such as steam, water flooding, solvent injection, electro-thermal heating, or the like. Should we be unable to expend the work program commitment within the 30-month period, we will be subject to a 37.5 percent penalty on the unexpended amount of the work program commitment.

On April 5, 2007, we acquired (through MegaWest Energy (USA) Corp.) all of the issued and outstanding membership units of Deerfield Energy LLC (Deerfield Missouri) in consideration for US$925,000 cash, including a change in control fee, and 4,750,000 shares of our common stock. The assets of Deerfield Missouri include rights to oil development agreements in Vernon County, Missouri covering 7,620 unproved acres and all of the issued and outstanding units of Deerfield Kansas. At the closing of the transaction, we paid US$625,000 of the purchase price. Owing to potential issues related to certain oil development agreements, the unpaid cash of US$300,000 and 4,750,000 shares of our common stock were placed in an escrow account, set-up for our indemnification in respect of the said claims. Pursuant to the escrow agreement, the said cash and shares can be released on a pro-rata basis to the previous unit holders of Deerfield Missouri upon either the modification of certain oil development agreements into oil and gas leases or until 4,000 acres of replacement acreage have been leased. To rectify the escrow indemnifications, we engaged in a leasing program in Missouri and in October 2007, we surpassed the 4,000 acre threshold of replacement acreage. As a result, the US$300,000 cash and 4,750,000 shares of our common stock held in escrow were released. Of the cash held in escrow, US$100,000 plus interest was paid to us for reimbursement of our costs associated with leasing the replacement acreage.

On April 25, 2007, we acquired (in conjunction with MegaWest Energy (USA) Corp.) all of the issued and outstanding membership units of Trinity Sands Energy LLC (Trinity) in consideration for US$200,000 cash and 95,000 exchange shares of MegaWest Energy (USA) Corp. Each exchange share may be exchanged for US$10 in cash or 100 shares of our common stock during the period January 1, 2008 to July 31, 2008, after this time, we may compel the holders of the exchange shares to convert their exchange shares into shares of our common stock. The assets of Trinity consisted of a 50 percent working interest in approximately 14,948 unproved acres in Edwards County, Texas and an earn-in agreement to increase the said working interest to 66.67 percent and earn up to a 66.67 percent working interest in an additional 13,348 undeveloped acres in Edwards Country, Texas.

In June 2007, we began oil production from the Chetopa project and have oil sales from the project. To date this production has not been material and has been incidental to the pilot project.

In August 2007, we initiated the drilling of eight exploration wells at various strategic locations on the Kentucky Reserves lands. The objective of this drilling program is to confirm the commercial prospectivity of three Mississippian heavy oil pay zones found at depths of 200-600 feet from surface.

On October 24, 2007, we acquired (in conjunction with MegaWest Energy Montana Corp.) a 40 percent working interest in oil and gas leases covering approximately 34,000 unproved acres of land in Montana for consideration of US$300,000 cash and 500,000 units, of which each unit consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$2.50 per share until April 24, 2009). Pursuant to earn-in agreements, we can earn an additional 20 percent working interest in the lands by completing US$2.5 million of work that includes additional leasing, seismic, geological studies, test wells and pilot project development and implementation. In addition, our company and the vendors have established a regional area of mutual interest (AMI) covering approximately 1,000,000 acres that will remain active for the next two years. The interest in the AMI will be divided 65 percent to our company and 35 percent to the vendors. We will pay for 100 percent of the lease acquisition, initial geological and geophysical activity, drilling and completing of all wells, if any, comprising an agreed upon initial work program for each new prospect within the AMI and we will receive 100 percent payout of all such costs and expenses incurred for each such prospect prior to vendor receiving its respective share.

On December 11, 2007 we announced combined independent and management estimates of reserves and resources attributable to our lands. The report underlying the independent estimates is attached hereto as Exhibit 99.5 and covered only certain of our lands. The estimates of reserves and resources were prepared in accordance with the definitions of our home country jurisdiction, Canada, National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities that are more fully described in the attached report. We do not have any reserves that meet the SEC’s definition of proved reserves and therefore the company has not included any reference to the independent and management estimates of reserves and resources on our lands in this registration statement.

We are an exploration stage non-conventional oil company with emphasis on North American heavy oil projects. Our company has operatorship of and owns or has the right to earn a majority interest in over 110,000 acres of prospective oil sands leases in Texas, Kentucky, Missouri, Montana and Kansas. These projects are located in proximity to refineries with excess capacity, which should allow our company to readily bring its oil to market. Our company intends to acquire blocks of oil and gas rights known to contain substantial deposits of heavy oil. Through delineation drilling and the completion of pilot production tests, we plan to establish proven and producing reserves on these development projects using thermal recovery technologies developed in Canada. The underpinning for our strategy is the convergence of the increased necessity for North American security of energy supplies and current world oil prices. We have taken the first steps to become a non-conventional oil and gas company with the acquisition of the Chetopa, Deerfield, Kentucky Reserves, Big Sky and Trinity Sands projects.

Prior to November 2006, we were a technology company, whose business plan was to acquire the rights to market, sell and distribute a product line of consumer electronic technology products in Canada.

Projects

We have five projects currently in the exploration stage. Our strategy is to evaluate, enhance and exploit each project through:

-	geoscience and engineering analysis to validate each project and identify technologies which may result in economic recovery;

-	perform field work including seismic, drilling and operation of pilot projects to corroborate engineering and geoscience analysis, resulting in a commercial project design and development plan; and

-	engage an independent third-party to establish the value of commercial reserves, leading to farm-out, sale, or funding and execution of the commercial development plan.

The objectives of our fiscal 2008 plan are to demonstrate commercial feasibility through the operation of pilot projects and establish reserves. In addition to the existing Chetopa thermal project, we are targeting to have thermal demonstration project operating on our Deerfield Missouri project and a thermal demonstration project designed and under construction on the Kentucky Reserves project in fiscal 2008.

Chetopa

The Chetopa project is a small, heavy oil project located two miles south of Chetopa, Kansas. The assets acquired include certain oil and gas equipment and a 100 percent interest in two oil and gas leases covering 392 unproved acres. On 15 of these acres are 20 steam injectors, 33 producer wells and a water well which had been previously drilled, completed, equipped and tied in for production. A tank battery, steam generator and two transfer stations are also in place on the property.

The Chetopa project was originally assessed to acquire the surface equipment and steam generator at a discount for use in Missouri. However, our company elected to refurbish the facilities and has commenced production. On June 13, 2007 the first truckload of oil was shipped from the facility. During the six months ended October 31, 2007, our company continued to operate in a pre-commercial stage, as our company is still commissioning the project facilities. Produced oil is trucked and sold to a local refinery located twenty miles west of Chetopa. To date, the crude oil production has been sold for over 80 percent of West Texas Intermediate posted prices. During the fiscal year ended April 30, 2008, we will evaluate the Chetopa operating results and decide if additional acreage will be developed.

As part of the Deerfield Kansas acquisition, we are obligated to pay a net revenue interest up to a maximum of US$750,000 on net revenues generated from the Chetopa project. The net revenue interest becomes payable after our company recovers 100 percent of its capital and operating costs, and will be paid quarterly from 25 percent of the project's net revenues.

Prior to our acquisition of the project, Deerfield Energy Kansas Corp. was an exploration stage oil and gas company that owned certain oil and gas equipment and held 100 percent working interest in 392 unproved acres of oil and gas leases in Kansas. As the company did not have commercial revenue or operations, it incurred a net loss from incorporation to March 27, 2007 of US$128,000.

Deerfield Missouri

The Deerfield Missouri project includes a 100 percent interest in approximately 8,300 unproved acres of oil and gas leases in Vernon County, Missouri. In October 2007, we satisfied the terms of the Deerfield escrow agreement that arose from the April 2007 Deerfield acquisition. As a result, the US$300,000 cash and 4,750,000 shares previously held in escrow were released. Of the cash released, US$100,000 plus interest was paid to us for reimbursement of costs associated with leasing additional acreage.

Our fiscal year 2008 capital budget for the Deerfield Missouri project is US$5.9 million. We have drilled a number of exploration wells. After analysis of the drilling results, a thermal pilot project has been designed and is being implemented that includes approximately 60 development wells over 10 acres. The construction has commenced and commencement of thermal pilot operations may occur as early as the fourth quarter of the 2008 fiscal year.

During the six months ended October 31, 2007, we drilled fifteen exploration wells. The objectives of this drilling program were to further define the commercial prospectivity of the Upper Warner sand formation, to analyze the secondary Blue Jacket sand formation, and to validate the Roubidoux formation as a source water zone. All these formations are found at expected depths. Initial results show that the Upper Warner formation has an average reservoir porosity of 20 percent, average net pay of 33 feet, and average oil saturation exceeding 55 percent, resulting in approximately 28,000 barrels of oil in place per acre. These initial drilling results confirm our geological model and as a result, we are aggressively moving forward with facilities construction and development drilling for an enhanced oil recovery demonstration project (the "Marmaton River Project").

The Marmaton River Project will be a steam-flood with thirteen inverted seven-spot well patterns covering ten acres. The facilities will include a 50 million BTU/hr steam generator along with production treating vessels and tanks. Approximately 60 wells will be drilled for production, steam injection, source water and disposal. Facility commissioning and start-up is expected within two-three months. This first project phase is expected to produce up to 100,000 barrels of oil over an 18 – 24 month period. The average production rate is forecast to be 220 barrels of oil per day with a peak rate of 400 bopd achieved after 12 months of operation. The produced oil will be sold at the plant gate to a local refinery and is expected to receive over 80 percent of the West Texas Intermediate posted price.

During the quarter, the steam generator was moved to the site, and other long lead items such as treating vessels and tanks began construction.

Prior to our acquisition of the project, Deerfield Missouri was an exploration stage oil and gas company party to oil development agreements over 7,620 unproved acres of land in Vernon County, Missouri. As the company did not have commercial revenue or operations, it incurred a net loss for the year ended December 31, 2006 and the period from January 1, 2007 to April 5, 2007 of US$190,000 and US$32,000, respectively.

Kentucky Reserves

The Kentucky Reserves project includes a 62.5 percent working interest in the shallow rights and an additional 37.5 percent working interest in the deep rights, of certain oil and gas leases totalling approximately 35,000 unproved acres in the Edmonson, Warren and Butler counties of Kentucky.

We are committed to fund a work program over the next 30 months covering the first US$15,000,000 of exploration, testing and development expenditures on the project aimed at proving commercial recovery of the potential oil contained in the leases. Our fiscal year 2008 capital budget for the Kentucky Reserves project is US$7.3 million.

During the six months ended October 31, 2007, we drilled eight exploration wells. This drilling program was designed to validate our geological model and confirm the presence of commercial quantities of heavy oil resources. Core was recovered from each of the wells in this program, confirming the existence of the Tar Springs, the Hardinsburg and the Big Clifty sandstones. The core samples have been analyzed and show that the primary target (the Big Clifty sandstones) in the area of our proposed pilot site has an average reservoir porosity of 15 percent, average net pay of 53 feet, with an average oil saturation of 45 percent, resulting in roughly 28,000 barrels of oil in place per acre. Based on these results, we have commenced permitting for a second exploratory drilling program with the goal of finalizing the location for the first enhanced oil recovery demonstration project. The construction and commencement of thermal pilot project is planned to occur near the end of the 2008 fiscal year. Our Company has purchased a 50 million BTU/hr steam generator for this project.

Prior to our acquisition of the project, Kentucky Reserves was an exploration stage oil and gas company and did not have commercial revenue or operations. Kentucky Reserves incurred a net loss for the period from incorporation on January 14, 2005 to December 31, 2006 and the period from January 1, 2007 to April 2, 2007 of US$28,000 and US$11,000, respectively.

Trinity Sands

Currently, our interest in the project consists of, approximately, 34,000 unproved acres in Edwards County, Texas. Pursuant to earn-in agreements the company may earn up to a 66.67 percent working interest in all leased acreage. Included in the total unproved acres are 20,600 acres in which we have earned a 50 percent working interest and an additional 13, 300 acres in which we have earned a 12.5 percent working interest, and have completed the majority of the work to increase this earning to 33.33 percent.

We have completed an initial geological study of the project. This includes compilation and evaluation of all available data, the conversion of all available logs to digital form, well curve editing and correction after digitizing, and the organization of well logs and all historical drilling, completion and core data into a structured database.

Our fiscal year 2008 capital budget for the Trinity Sands project is US$6.4 million. During September 2007, we commenced an exploration drilling program with the goal to drill identified prospects and validate our geological model. To date, seven wells have been drilled and results are currently being analyzed. This new data is being consolidated into an updated geological model.

Prior to our acquisition of the project, Trinity was an exploration stage oil and gas company that did not have commercial revenue or operations. Trinity incurred a net loss from incorporation on October 5, 2006 to April 25, 2007 of US$37,000.

Big Sky

Currently, the Big Sky project includes a 40 percent working interest in oil and gas leases of approximately 36,000 unproved acres in Choteau County, Montana, with earn-in agreements to increase our working interest to 60 percent. Currently, the project consists of two prospects, Teton River consisting of approximately 30,000 unproved acres, and Loma consisting of approximately 6,000 unproved acres. In addition, our company and the vendors have established a regional area of mutual interest (AMI) covering approximately 1,000,000 acres that will remain active for the next two years. The interest in the AMI will be divided 65 percent to our company and 35 percent to the vendors. We will pay for 100 percent of the lease acquisition, initial geological and geophysical activity, drilling and completing of all wells, if any, comprising an agreed upon initial work program for each new prospect within the AMI and we will receive 100 percent payout of all such costs and expenses incurred for each such prospect prior to vendor receiving its respective share.

Pursuant to an earn-in agreements on the Teton River prospect, we can earn an additional 20 percent working interest in the lands by carrying the vendor through the first US$2.0 million of work that includes additional leasing, seismic, geological studies, test wells and pilot project development and implementation, after which the vendor will be responsible for its 40% working interest share of all cost, risk expense and benefit related to the prospect.

Pursuant to an earn-in agreements on the Loma prospect, we can earn an additional 20 percent working interest in the lands by carrying the vendor through the first US$0.5 million of work that includes additional leasing, seismic, geological studies and test wells, after which the vendor will be responsible for its 40% working interest share of all cost, risk expense and benefit related to the prospect.

We are currently evaluating available geological information on the project to determine an appropriate work program for the project. Both earn-in work programs must commence by October 2008.

Principal Markets

The principal market that we compete in is the North American energy market, specifically the North American oil market. With the exception of the recent, limited production from the Chetopa project, we do not have, nor have we ever had, any oil and gas operations.

Extraction Processes

Our business model is dependent on the use of thermal recovery technologies to recover previously uneconomic oil and gas reserves that have now been made economically viable by the recent increases in the price of oil and the development of new technologies in Canada. Our operational and head office is in Calgary, Alberta, where we have access to technical experts in the recovery of heavy oil. We have built a team with expertise in various methods of primary and thermal heavy oil recovery, including Cyclic Steam Stimulation (CSS), Steam Assisted Gravity Drainage (SAGD), steam drive, in situ combustion, ET-DSP™ (a form of electro-thermal heating) and solvent processes.

Technology Summary

Heavy Oil

North America's heavy oil and bitumen deposits are estimated to contain more than 3 trillion barrels of resource, rivaling the oil reserves of Saudi Arabia. Crude oil is considered "heavy" if its API gravity is lower than 20 degrees and its viscosity is higher than 1,000 centipoise. Natural bitumens are even poorer raw materials, with API gravities lower than 10 degrees and viscosities greater than 10,000 centipoise. Heavy oil and bitumen are highly viscous requiring heat or dilution to enable significant production and recovery of reserves.

Numerous large oil sands projects, both mining and in situ have been announced and are being actively pursued to exploit this resource. The well-established North American heavy oil deposits offer world-class exploitation opportunities. We believe that the need for North American energy self-sufficiency combined with the encouraging outlook for heavy oil demand, strong prices, and easy access to refineries make this an ideal time for the re-optimization of non-conventional heavy oil supplies.

Similar to other maturing resources, primary heavy oil production in the Canadian heavy oil industry has peaked and is on decline. Encouraged by favourable economic terms and long term leases, thermal recovery is rapidly increasing and now exceeds 240,000 bopd. There are 21 approved Steam Assisted Gravity Drainage (SAGD) projects, six approved Cyclic Steam Stimulation (CSS) projects and one approved in situ combustion project in the Province of Alberta. Projections on the future phased developments of these projects indicate that thermal production could reach 1,500,000 bopd by 2013 if investment proceeds as planned. There is a significant and well-established commercial enhanced recovery technology industry in Canada.

Large unconventional energy resources that are difficult to produce using today's conventional recovery methods are the focus of our company. These resources represent the key to easing energy supply concerns in the near term and the future. We are building a team to evaluate and exploit our company's projects using the best proven or emerging technologies.

In Situ Resource Recovery

Although most heavy oil or bitumen in Canada is currently produced by open pit mining, about 80 percent of the oil sands are buried too deep below the surface for this process to be applied. This oil must be recovered by in situ techniques, which heat or dilute the heavy oil, thereby lowering its viscosity and allowing it to migrate towards producing wells, where it is brought to the surface. A technical review of our prospects will identify the most suitable technology for each resource and may include proven technologies such as Cyclic Steam Stimulation (CSS), Steam Assisted Gravity Drainage (SAGD), Steam Drive, in situ Combustion and CO2 injection or such emerging technologies as ET-DSP? (a form of electro-thermal heating) or N-Solv (a solvent based technology).

We will be exploring synergistic technologies to improve capital efficiency, increase energy efficiency, reduce energy costs, reduce the requirement for water, and increase the profitability of in situ processes. Production from in situ processes may well replace mining as the main source of heavy oil production from tar sands, contributing significantly to energy self-sufficiency in North America.

Organizational Structure

As of the date of this prospectus, we have the following, direct and indirectly-owned, subsidiaries incorporated in the United States:

Subsidiary	Acquisition Date	Ownership Percentage
MegaWest Energy (USA) Corp.	-(1)	99%(2)
MegaWest Energy Texas Corp. (formerly Trinity Sands Energy LLC)	April 25, 2007	100%
MegaWest Energy Kentucky Corp. (formerly Kentucky Reserves, LLC)	April 2, 2007	100%
MegaWest Energy Missouri Corp. (formerly Deerfield Energy LLC)	April 5, 2007	100%
MegaWest Energy Kansas Corp. (formerly Deerfield Energy Kansas Corp.)	April 5, 2007	100%
MegaWest Energy Montana Corp.	-(3)	100%

Notes:
(1)	Incorporated on January 9, 2007.
(2)	The remaining one percent ownership is held by the former unit holders of Trinity Sands Energy LLC through the exchange shares discussed in "History and Development" above in this prospectus.
(3)	Incorporated on October 3, 2007.

Property, Plants and Equipment

We currently rent office space located at Suite 800, 926 – 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7 for the amount of $20,000 per month.

The oil and gas acreage under lease for each of our projects and related oil and gas equipment is described in "Business Overview" above in this prospectus. In addition, subsequent to April 30, 2007, our company acquired four used steam generators which are currently being re-furbished.

Other Oil and Gas Information

As at April 30, 2007, we did not have any reserves associated with our oil and gas properties.

Oil and Gas Wells

At April 30, 2007 all of the wells on our company's properties were non-producing, and substantially all of the wells were drilled by prior leaseholders. The following table sets out the number of our wells, by project, as at April 30, 2007.

Project	Gross	Net
United States:
Chetopa	54.0	54.0
Deerfield	-	-
Kentucky Reserves	1.0	0.6
Trinity Sands	-	-
Total	55.0	54.6

Project Area

The following table sets out the area we have an interest in, by project, as at April 30, 2007.

Project	Gross	Net
United States
Chetopa	392	392
Deerfield	7,620	7,620
Kentucky Reserves	29,126	17,038
Trinity Sands	33,323	9,649
Total	70,461	34,699

Oil and Gas Costs

The following table summarizes the costs incurred in oil and gas property acquisition, exploration, and development activities for our company for the year ended April 30, 2007.

Activity	Cost
Property acquisition, including equipment	$20,140,324
Exploration	616,031
Development	-
Total	$20,756,355

Operating and Financial Review and Prospects

The information in this section is presented in accordance with Canadian generally accepted accounting principles, and has not been reconciled to United States generally accepted accounting principles. The following discussion of our financial condition and results of operations for the five fiscal years ended April 30, 2007 should be read in conjunction with our audited financial statements, related notes and other financial information included herein.

Overview

We are an exploration stage non-conventional oil and gas company with an initial focus on North American heavy oil.

Critical Accounting Estimates

Our accounting policies are described in Note 1 to our consolidated financial statements for the year ended April 30, 2007. We prepare our consolidated financial statements in conformity with GAAP in Canada, which conform in all material respects to U.S. GAAP except for those items disclosed in Note 19 to our annual consolidated financial statements for the year ended April 30, 2007 and the Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007. For U.S. readers, we have detailed the differences and have also provided a reconciliation of the differences between Canadian and U.S. GAAP in Note 19 to our annual consolidated financial statements for the year ended April 30, 2007 and in the Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and other disclosures in these consolidated financial statements. Actual results may differ from those estimates.

In particular, the amounts recorded for the value of oil and gas assets are subject to a ceiling test. By their nature, these ceiling test estimates are subject to measurement uncertainty and the impact on the financial statements of future periods could be material.

We have identified the following critical accounting policies that affect the more significant judgments and estimates used in preparation of our consolidated financial statements.

Oil and Gas Operations

We follow the full cost method of accounting for oil and gas operations, whereby all costs of exploring for and developing oil and gas reserves are capitalized and accumulated in country-by-country cost centers. These capitalized costs will be depleted using the unit-of-production method based on estimates of proved reserves. The costs in cost centers from which there has been no commercial production are not subject to depletion until commercial production commences.

At October 31, 2007, our properties were unproven, not in production and they did not have proved reserves attributed to them. These capitalized costs are assessed to determine whether it is likely such costs will be recovered in the future. Costs which are not likely to be recovered in the future are written-off. We assess the carrying amounts of our unproved oil and gas assets for impairment by assessing the likelihood of recovering our costs through cash flow projections of future net revenues.

Management prepared estimates of future net revenues using internal and independent estimates of resource potential. The process of estimating quantities of resource potential is inherently uncertain and complex. It requires significant judgments and decisions based on available geological, geophysical, engineering and economic data. These estimates may change substantially as additional data from ongoing exploration activities becomes available and as economic conditions impacting oil and gas prices and costs change. Our resource estimates are based on assumed exploration success, availability of future capital to finance development, future production forecasts, prices and economic conditions.

Additional assumptions and estimates used in the future net revenue calculations include:

  estimates of production and recovery rates, which vary depending on the method of extraction used and the characteristics of the reservoir and resource estimates;

  • estimates of operating costs, which vary with equipment and facility efficiency, inflation; and

  estimates of future capital costs, which vary with inflation, equipment and facility performance.

Significant changes in these factors could reduce our estimates of future net revenues and accordingly could result in an impairment of our oil and gas assets. Management will perform quarterly assessments of the carrying amounts of its oil and gas assets as additional data from ongoing exploration activities becomes available.

As at the date hereof, quarterly assessments performed by our management indicate that the carrying amounts of our company's oil and gas assets is acceptable.

Fair Value of our Company's Shares, Options and Warrants

We completed a number of share-based transactions. Under Canadian GAAP, share-based transactions are recorded at their fair values. Generally, the best indicator of fair value of a company's shares is quoted market prices, unless the market is not active or liquid, in which case fair value is determined using valuation techniques, including recent arm's length market transactions between knowledgeable, willing parties. In addition, the fair value of options and warrants granted were based on the Black-Scholes option pricing model, which uses the common share fair value on the grant date as an input. Under U.S. GAAP, share-based transactions are required to be valued based on exchange quoted market prices.

Share based transactions impact a number of financial statement items, including stock-based compensation expenses, contributed surplus, share capital, warrants, convertible promissory notes, exchange shares and deficit on related party acquisitions.

The determination of whether the market for our shares is active and liquid is based on significant judgments including the volatility of the share price, volume of shares traded in relation to total shares outstanding and value of shares traded in relation to total company market capital.

Under Canadian GAAP, we determined that the market for our shares is illiquid and not active, and as a result used recent arm's length transactions, specifically private placements, as indicators of fair value. Under U.S. GAAP, we used the OTC exchange price as the fair value estimate for our shares, as required. As a result, U.S. GAAP stock-based compensation expense is higher than reported under Canadian GAAP. In addition, the amounts recorded for the acquisitions of oil and gas assets, where shares were given as part of the consideration, were higher under U.S. GAAP.

Operating Results

The following discussion is prepared in accordance with Canadian GAAP. For differences between Canadian and U.S. GAAP related to our financial statements, refer to Note 19 to our consolidated financial statements for the year ended April 30, 2007 and the Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007.

Three Months Ended October 31, 2007 and 2006

We reported a net loss of $2,230,876, $0.03 per share basic and diluted, for the three months ended October 31, 2007, compared with a net loss of $34,294, $0.01 per share, for the comparable 2006 period. The loss for the 2007 period was mainly attributable to general and administrative expenses of $1,176,105 and a foreign exchange loss of $1,223,238.

During December 2006, our company changed its focus to oil and gas exploration and a number of employees were hired and a new office was established in Calgary, Alberta that resulted in salary and benefit costs, increased professional fees, investor relation fees and office costs. General and administrative expenses for the three months ended October 31, 2007 totaled $1,176,105, net of $402,728 capitalized to oil and gas projects. During the three months ended October 31, 2006, our company was seeking new business opportunities and total general and administrative expenses was $34,295.

Included in general administrative expense is stock–based compensation expense of $268,720 attributable to the cost associated with granting stock options to new employees and consultants and $132,300 attributable to the cost associated with issuing shares for consulting services. There were no stock option grants during the three months ended October 31, 2006.

As noted above, our change in business plan resulted in the hiring of staff and as such the Company incurred salary and benefit costs of $595,614 during the three months ended October 31, 2007 (2006 - $nil).

Professional fees totaled $210,722 (2006 - $28,667) and consist of audit, accounting and legal fees primarily related to filing registration documents with the SEC during the quarter and costs related to our annual general meeting.

In an effort to raise investor awareness of our company, we incurred investor relation expenses of $203,944 during the three months ended October 31, 2007 (2006 - $nil).

Office and operations costs during the three months ended October 31, 2007 totaled $167,533 (2006 - $5,628) and are primarily made up of office rent and supplies, information technology license and maintenance costs, insurance, telephone and internet, travel and miscellaneous costs.

Since all of our company’s projects are currently in the United States, we hold U.S. dollars to satisfy our U.S. denominated project costs. The foreign exchange loss of $1,223,238 for the three months ended October 31, 2007 resulted primarily from the translation of our U.S. dollar denominated cash balances into our Canadian dollar functional currency as the Canadian dollar strengthened in value compared to the U.S. dollar during the quarter. Our company has not entered into any hedging agreements.

We had interest income of $239,691 for the three months ended October 31, 2007 compared with $1 for the comparable period. The increase in interest income for the 2007 period is related to interest earned on cash balances generated from private placements that raised an aggregate amount of U.S. $34,011,050 in the third and fourth fiscal quarters of 2007.

Six Months Ended October 31, 2007 and 2006

We reported a net loss of $4,608,647, $0.06 per share basic and diluted, for the six months ended October 31, 2007, compared with a net loss of $57,119, $0.01 per share, for the comparable 2006 period. The loss for the 2007 period was mainly attributable to general and administrative expenses of $2,647,177 and a foreign exchange loss of $2,352,669.

General and administrative expenses for the six months ended October 31, 2007 totaled $2,647,177, net of $723,328 capitalized to oil and gas projects. During the six months ended October 31, 2006, our company was seeking new business opportunities and total general and administrative expenses was $57,120.

Included in general administrative expense is stock–based compensation expense of $719,280 for the six months ended October 31, 2007 and is attributable to the cost associated with granting stock options to employees and consultants and $271,000 attributable to the cost associated with issuing shares for consulting services. There were no stock option grants during the six months ended October 31, 2006.

As noted above, our company’s change in business plan resulted in the hiring of staff and as such we incurred salary and benefit costs of $1,246,103 during the six months ended October 31, 2007 (2006 - $nil).

Professional fees during the six months ended October 31, 2007 totaled $418,410 (2006 - $45,963) and are primarily made up of audit, accounting, legal and filing costs of related to the year end audit, filing registration documents with the SEC and costs related to our annual general meeting.

In an effort to raise investor awareness of our company, we incurred investor relation expenses of $301,451 during the six months ended October 31, 2007 (2006 - $nil).

Office and operations costs during the six months ended October 31, 2007 totaled $414,261 (2006 - $11,157) and are primarily made up of office rent and supplies, information technology license and maintenance costs, insurance, telephone and internet, travel and miscellaneous costs.

Since all of our company’s projects are currently in the United States, we hold U.S. dollars to satisfy our U.S. denominated project costs. The foreign exchange loss of $2,352,669 for the six months ended October 31, 2007 resulted primarily from the translation of our U.S. dollar denominated cash balances into our Canadian dollar functional currency, as the Canadian dollar strengthened in value compared to the U.S. dollar during the quarter. Our company has not entered into any hedging agreements.

Our company had interest income of $530,567 for the six months ended October 31, 2007 compared with $1 for the comparable period. The increase in interest income for the 2007 period is related to interest earned on cash balances generated from private placements that raised an aggregate amount of U.S. $34,011,050 in the third and fourth fiscal quarters of 2007.

Years Ended April 30, 2007 and 2006

We reported a net loss of $6,893,052 for the year ended April 30, 2007, compared with a net loss of $222,945 for the year ended April 30, 2006, for an aggregate net loss for the five year period ended April 30, 2007 of $7,366,290. The loss for the year ended April 30, 2007 was mainly attributable to administrative expenses of $1,624,546, stock-based compensation costs of $3,899,148 and foreign exchange loss of $1,548,840.

Stock-based compensation expense was $3,899,148 for the year ended April 30, 2007 and was attributable to the cost associated with granting stock options and warrants to new employees, consultants and directors in connection with forming a new oil and gas company.

Administrative expenses, excluding stock-based compensation, totalled $1,624,546 for the year ended April 30, 2007 compared with $104,601 for the year ended April 30, 2006. The increase was caused by new management changing our focus to oil and gas exploration in December 2006. A number of employees were hired and a new office was established in Calgary, Alberta that resulted in salary and benefit costs, professional fees and office costs.

The foreign exchange loss of $1,548,840 for the year ended April 30, 2007 resulted primarily from the translation of our U.S. dollar denominated cash balances into our Canadian dollar functional currency. The Canadian dollar has strengthened in value compared to the U.S. dollar for the period following the private placements. We do not engage in hedging activities or use derivative instruments.

Administrative expenses totalled $104,601 for the year ended April 30, 2006 compared with $57,292 for the year ended April 30, 2005. The increase was substantially caused by the payment of $61,200 in fees to Carob Management for consulting services related to new business opportunities for our company and other administration duties.

During the year ended April 30, 2004, we advanced $109,280 plus accrued interest to Cyberhand Technologies Inc. pursuant to notes payable to fund activities pending a proposed acquisition. The balance owing on these notes and interest accrued thereon in the amount of $123,610 was assigned to Cyberhand Technologies Inc. in exchange for distribution rights pursuant to a July 5, 2004 distributor agreement, whereby we acquired the non-exclusive right to distribute peripheral computer hardware products designed, manufactured and marketed by Cyberhand Technologies Inc. Pursuant to the distributor agreement, we agreed to purchase a minimum of 15,000 units on or before July 5, 2007, and upon completion of this minimum order, to purchase 50,000 units per month or forfeit our rights under the distributor agreement. As required by the distributor agreement, we purchased an initial stocking order of 200 units at a cost of $10,735, which was written down to its net realizable value of $4,735 for the year ended April 30, 2005 and to $1.00 for the year ended at April 30, 2006. During the year ended April 30, 2006, we wrote down the distribution right granted under the distributor agreement to $10,000 to recognize the impairment of the asset primarily due to the lack of sales of the Cyberhand Technologies Inc. products.

We had interest income of $263,125, $nil and $2,261 for the years ended April 30, 2007, 2006 and 2005, respectively. The increase in interest income for the year ended April 30, 2007 is related to interest earned on cash balances generated from the private placements that raised an aggregate amount of US$34,011,050.

Liquidity and Capital Resources

As our projects are in the exploration stage and profitable oil and gas operations have not been attained, it is expected that our existing working capital will be used to fund operations and the fiscal 2008 work plan. It is expected that the development of our company’s oil and gas projects, if proven commercial, will require additional funding. Additional capital will be required in the form of equity, debt and or joint venture farmouts. In addition to existing financial resources, our company has 18,592,623 share purchase warrants outstanding that could generate up to $22.9 million (US$22.9 million) if exercised during their term, which ends on August 28, 2008.

Cash and Financial Conditions

We had working capital of $15,194,718 as at October 31, 2007 compared to working capital of $28,152,901 as at April 30, 2007. Cash used in operating activities for the six months ended October 31, 2007, totaled $1,886,606 on a $4,608,647 net loss for the period.

As at October 31, 2007, we had cash available of $16,678,241 which we consider sufficient to complete our fiscal 2008 budgeted work plan. Additional capital may be required thereafter or should the budget or work plan be amended for a number of reasons which include, but are not limited to, future events, possible business or property acquisitions and actual results differing from our anticipated our work plan.

We had working capital of $28,152,901 as at April 30, 2007 compared to a working capital deficiency of $139,422 as at April 30, 2006. Cash used in operating activities for the year ended April 30, 2007 totalled $424,158 on a $6,893,052 net loss for the year.

We had a working capital deficiency of $139,422 as at April 30, 2006 compared to a working capital deficiency of $30,087 as at April 30, 2005. Cash used in operating activities for the year ended April 30, 2006, totalled $31,724 including a $222,945 net loss for the fiscal year.

Investing Activities

Cash used in investing activities was $7,786,272 for the six months ended October 31, 2007 and included cash capital expenditures of $8,883,712 incurred on our oil and gas projects and corporate capital costs. Cash used in investing activities was $nil for the six months ended October 31, 2006.

Cash used in investing activities was $6,932,653 for the year ended April 30, 2007 and included cash expenditures of $4,244,360 for oil and gas acquisitions, $836,875 for capital expenditures, $1,851,960 for an investment in our Trinity Sands project joint venture partner Energy Finders, and $341,250 cash deposited in trust as contingent consideration for the Deerfield Missouri acquisition. Cash used in investing activities was $nil for the year ended April 30, 2006.

Financing Activities

Our company’s debt obligations at October 31, 2007 consist of convertible promissory notes and potential cash payout obligations on exchange shares.

The convertible promissory notes of US$1,700,000 were assumed on December 20, 2006 in connection with the acquisitions of Deerfield Kansas and Trinity. The principal and interest are convertible into common shares at US$0.25 per share until June 20, 2008. The interest rate on the notes is six percent per annum.

95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp. were issued as part of the consideration given to acquire Trinity. Each class B exchange share is convertible into 100 shares of our common stock with up to

9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

During the fiscal year ended April 30, 2007, we completed three private placements to provide us with $38,301,221, before costs, of working capital to evaluate and pursue non-conventional oil and gas opportunities in the United States and Canada and to establish a head office in Calgary, Alberta (see "History and Development" above in this prospectus).

In December 2006, we settled $165,700 of accounts payable through the issuance of 600,000 shares of our common stock pursuant to debt settlement and subscription agreements dated December 21, 2006. The fair value of the shares was based on recent arm's length private placements.

In the year ended April 30, 2006, we borrowed $40,000 from shareholders of our company and issued $40,000 in short term, unsecured notes bearing interest at 10 percent in respect thereof. On October 20, 2006, our shareholders approved a subdivision of the issued and outstanding shares of our common stock on an up to 3 to 1 basis. This subdivision is subject to the discretion of the directors and is currently not proposed to be implemented.

We completed our initial public offering on July 5, 2001, and raised $262,500 from the sale of 1,750,000 shares of our common stock. In July 2004, we completed a private placement of 4,500,000 shares of our common stock at $0.001 per share, including 1,250,000 shares of our common stock purchased by directors and officers. As at April 30, 2004, there were 2,250,000 shares of our common stock held in escrow, whose release was subject to the policies of the TSX Venture Exchange. On July 29, 2004, as a result of the voluntary delisting from the TSX Venture Exchange, the 2,250,000 escrowed shares were cancelled and returned to the treasury.

At April 30, 2007 we had 72,436,050 shares of our common stock issued and outstanding, excluding 4,750,000 shares issued and held in trust pursuant to an escrow agreement (see "History and Development" above in this prospectus). As of December 20, 2007, there were 78,216,320 shares of our common stock issued and outstanding. See "Share Ownership" below in this prospectus for details on the shares outstanding and potential dilutive securities.

Research and Development, Patents and Licenses, etc.

We do not currently and did not previously have research and development policies in place. Over the past three fiscal years, no funds were expended by our company on research and development activities.

Trend Information

We do not currently know of any trends that would be material to our operations.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Tabular Disclosure of Contractual Obligations

	Contractual Obligations as at April 30, 2007 (in thousands of Canadian dollars)
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Operating Leases	$1,623	$239	$725	659	-
Work Commitments (1)	$6,240	-	$6,240	-	-
Convertible Promissory Notes (2)	$1,945	-	$1,945	-	-
Cash Redemption on Exchange Shares (3)	$1,061	-	$1,061	-	-
Employment Agreements (4)	-	-	-	-	-
Total	$10,869	$239	$9,971	$659	-

Notes:
(1)

As part of the acquisition of Kentucky Reserves, we are obligated to spend US$15,000,000 on the project by October 2009. In the event we do not complete this work program, we are obligated to pay 37.5 percent of the unspent balance to our joint venture partner.

(2)

In the event the Agosto convertible promissory notes are not converted into shares of our common stock, we will be obligated to pay US$1,700,000 plus accrued interest at six percent on maturity, June 20, 2008.

(3)

MegaWest Energy (USA) Corp. issued 95,000 exchange shares pursuant to the acquisition of Trinity, whereby, each exchange share is exchangeable, at the holder's election, into 100 shares of our common stock or into US$10 per exchange share until July 31, 2008, after which time our company can implement a forced exchange of the shares. In the event the exchange shares are not converted to shares of our common stock, we may be required to redeem the exchange shares for US$10 per share, or US$950,000.

(4)

Pursuant to employment agreements we have with our Chief Executive, Operating and Financial Officers, if one of the respective individual's employment is terminated by our company without just cause or by the respective individual for constructive dismissal, then the respective individual will receive a severance payment in the amount of one year's annual salary plus $10,000 less applicable withholdings and deductions, in respect of lost benefits and notwithstanding any provisions of our company's stock plans, all stock options held by the respective individual will automatically vest. Additionally, in the event of a change of control of our company, we and/or the respective individual may terminate employment with our company, in which event, we will pay to the respective individual the termination payments set out above.

(5)

In addition to the above: (i) as part of the Chetopa acquisition, we are obligated to pay a net revenue interest up to a maximum of US$750,000 on net revenues generated from the Chetopa project. The net revenue interest becomes payable after our company recovers 100 percent of its capital and operating costs, and will be paid quarterly from 25 percent of the project's net revenues; and (ii) as part of the Deerfield acquisition, owing to potential issues related to certain oil development agreements, there was US$300,000 of cash and 4,750,000 shares of our common stock were placed in an escrow account, set-up for our indemnification in respect of the said claims. Pursuant to the escrow agreement, the said cash and shares can be released on a pro-rata basis to the previous unit holders of Deerfield Missouri upon either the modification of certain oil development agreements into oil and gas leases or until 4,000 acres of replacement acreage have been leased. The escrow agreement provides for an escrow period of six months subject to certain adjustments. Subsequent to April 30, 2007, all of the shares have been released from escrow.

(6)	As part of the Big Sky project acquired subsequent to April 30, 2007, we are committed to spend US$2,500,000 on the project. Work must commence by October 2008.

Safe Harbor

Not Applicable.

Directors, Senior Management and Employees

Directors and Senior Management

The following table sets out the names and business experience of each of our directors and senior officers, as of December 20, 2007:

Name and Age	Present Position with our Company	Date of Commencement of Office with our Company
George T. Stapleton, II(2)(4)(5) (54)	President and Chief Executive Officer	December 21, 2006
	Director	December 21, 2006
George Orr(1)(2)(4) (46)	Chief Financial Officer and Treasurer	December 21, 2006
	Director	December 21, 2006
R. William Thornton(2)(4) (52)	Chief Operating Officer	January 1, 2007
	Director	December 21, 2006
Brad Kitchen(1)(3) (44)	Director	February 19, 2003
Brian J. Evans(1)(2)(3)(4) (56)	Director	February 19, 2007
Dr. Gail Bloomer (3) (72)	Director	February 19, 2007

Notes:
(1)	Member of our audit committee.
(2)	Member of our corporate governance and human resource committee.
(3)	Member of our compensation committee.
(4)	Member of our nominating committee.
(5)	Board Chairman.

The following is a summary of the education and business experience of each of our directors and senior management and identifies all of the public companies each is affiliated with. For the purposes hereof, the term public company means, for Canadian purposes, a company that is a "reporting issuer" as that term is defined under the Securities Act (British Columbia) and, for United State purposes, a company that has a class of securities registered under the Securities Exchange Act of 1934.

George T. Stapleton, II

Mr. Stapleton received his civil engineering degree from Georgia Institute of Technology in 1975 and has 32 years of international experience in the offshore oil construction and service industry, project development, oil and gas exploration and production and energy infrastructure related projects. Mr. Stapleton is currently the President and Chief Executive Officer of our company and a director of Valcent Products Inc. He has been the Chief Operating Officer and a Director of Deerfield Energy LLC since 2005 and the President and a director of Trinity Sands Energy LLC since 2006. He was formerly the President and remains a director since 2004 of E-T Energy Ltd., a private Canadian company testing an electro-thermal approach to the production of bitumen from the Athabasca tar sands. From 2000 to 2002 he was responsible for the development of simulation based training packages for the energy and industrial sectors for Simulis, LLC. He was President - Products & Services for NEOppg Ltd. from 1998 to 2000 where he was responsible for the development of the services side of the company's business plan, focusing on a proprietary multilateral system, heavy oil production systems and artificial lift products. Prior to that he was Vice-President, Operations for Asian Tiger Energy Company, an independent oil company developing oil and gas projects, primarily in Southeast Asia. Before Asian Tiger, Mr. Stapleton spent 19 years overseas with J. Ray McDermott in the Arabian Gulf, North Sea and Asia as Field Engineer, Operations Engineer, Project Manager, Fabrication Division Manager at Batam Island, Indonesia and finally as Division Manager – Business Development and Project Management where he oversaw project management of all turnkey projects for Southeast Asia and was responsible for business development activities throughout the region.

George Orr

Mr. Orr is a chartered accountant and has several years experience dealing with public company reporting and administrative requirements. Mr. Orr is currently: a director and the Chief Financial Officer of Valcent Products Inc., a company listed on the OTC Bulletin Board that is engaged in the business of the design, development and marketing of innovative products intended for the mass consumer appeal; and has been a director, since August 9, 2007, of Pacific Copper Corp., a mining company engaged in exploration in Peru and Chile. Additionally, Mr. Orr provides advisory services to a number of other reporting issuers and private companies. Mr. Orr allocates approximately 20% of his time to the affairs of our company.

R. William Thornton

Mr. Thornton received his Chemical Engineering degree from the University of Alberta in 1977 and Masters of Engineering (reservoir) 1989 from the University of Calgary. He also completed the University of Calgary Executive Development Program in 1988. He has held senior management and executive positions in all aspects of oil and gas development and in particular enhanced recovery of heavy oil. He was General Manger – Petroleum Engineering with Western OilSands, Vice-President, Engineering with Petrovera Resources and Director of Primary Heavy Oil with Gulf Canada. Prior to these positions he worked for 17 years with Murphy Oil on their various enhanced recovery projects and technology development. During this time, Mr. Thornton spent 3 years working in Murphy's El Dorado, Arkansas and New Orleans, Louisiana offices overseeing engineering and operations on a large portion of Murphy's onshore U.S. production. Mr. Thornton also has international experience, having worked in drilling operations in interior Peru and as part of a team negotiating a production sharing agreement in northern Iraq. Most recently, Mr. Thornton was the Vice President, Engineering of Petrovera Resources Limited, an oil and natural gas producer, from July 2000 to March 2004; and the General Manager Petroleum Engineering of Western Oil Sands , an oil producer, from November 2004 to December 2006. Finally, Mr. Thornton has been our Chief Operating Officer since January 1, 2007.

Brad Kitchen

Mr. Kitchen is a corporate finance consultant. Since 1996, he has been the founder and President of PBK Financial Engineering Inc., a private corporate finance consulting company. After graduating from McGill University with an MBA, Mr. Kitchen became a financial product oriented investment banker where he was employed in Toronto, Ontario over an eleven-year period as a Vice-President and director at CIBC World Markets (formerly CIBC Wood Gundy Securities Inc.) and TD Securities Inc. From January 2000 to January 2001, he was Vice-President, Corporate Finance at Pacific Opportunities Company Ltd., a small merchant bank and financial services company.

From December 1998 to December 1999, he was a partner of Kitchen & Fuller Holdings Inc., a holding company for commercial real estate. From May 1998 to November 1998, he was Chief Financial Officer of Protocol Holdings Inc., a real estate investment company. Since April 2005, he has been a director of Cyberhand Technologies International Inc. Since October 2005, Mr. Kitchen has been President and director of Grenville Gold Corporation, a mining company listed on the TSX Venture Exchange; and President of Universal Energy Corporation, an oil and gas company also listed on the TSX Venture Exchange. Since June 2007, Mr. Kitchen has been the President, Chief Executive Officer and director of Yankee Hat Minerals Ltd., a Canadian gold exploration company that trades on the TSX Venture Exchange. Since August 2006, Mr. Kitchen has been the President, Chief Executive Officer and director of Eagle Hill Exploration Corporation, a Canadian gold exploration company that trades on the TSX Venture Exchange.

Brian J. Evans

Mr. Evans is a director of Tusk Energy Corporation, a company listed on the TSX that is an exploration-focused oil and gas producer with operation in western Canada. Since August 2006, Mr. Evans has served as the Executive Director of the Werklund Group, a private investment group effective August 2006 and prior to that was a partner and associate counsel with Miller Thomson LLP, a national law firm. Since 1997, Mr. Evans has been a director of CCS Income Trust, an income trust group that was until November 20, 2007 (when it ceased to be a public company) listed on the TSX and that provided energy and environmental waste management services, and CCS Inc. (the predecessor of CCS Income Trust).

Dr. Gail Bloomer

Dr. Bloomer received his doctoral degree in Geology from Harvard University and developed his expertise in exploration and development while working for international companies including Gulf Oil and Kerr McGee. Most recently, he has worked for: Jaguar Exploration, Inc., a private company that provides geoscience services to the oil and gas industry, from 2001 to 2003 as a geological advisor; and Primary Petroleum Corporation, a oil and gas exploration company, from 2003 to present as a geological advisor. Dr. Bloomer has been a director of our company since February 2007.

Family Relationships

There are no family relationships between any of the directors or executive officers of our company.

There are no arrangements or understandings between any of our directors and/or executive officers and any other person pursuant to which that director and/or executive officer was selected.

Compensation

Executive Compensation

The following table provides a summary of compensation paid by us during the fiscal year ended April 30, 2007 to the senior management of our company (see "Employment Agreements" below in this prospectus for details on our employment agreements with Messrs. Stapleton, Orr and Thornton):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Annual Compensation		Long Term Compensation		All other Compensation
	Salary	Bonus	Other Annual Compensation	Securities Under Options/SARs Granted
George T. Stapleton, II President and Chief Executive Officer	$89,333 (US$80,000)	$335,000 (US$300,000)	-	1,000,000(1)	-(1)
George Orr Chief Financial Officer and Treasurer	$46,000	-	-	1,000,000(2)	-
R. William Thornton Chief Operating Officer	$83,333	$295,000	-	1,000,000(3)	-(8)
Gerry Hampshire Vice President, Exploitation	$46,860	-	-	600,000(4)	-
E. Wayne Sampson Vice President, Land	$21,000	-	-	600,000(5)	-
David Sealock Vice President, Corporate Services and Corporate Secretary	$42,188	-	-	600,000(6)	-
Kelly Sledz Finance Manager and Controller	$13,009	-	-	300,000(7)	-

Notes:
(1)

Represents 1,000,000 common share stock options granted effective January 5, 2007 at an exercise price of US$0.50 per share exercisable for a period of four years that vested on grant date. See "Share Ownership" below in this prospectus for details on additional shares of our common stock and cash received from acquisitions.

(2)	Represents 1,000,000 common share stock options granted effective January 5, 2007 at an exercise price of US$0.50 per share exercisable for a period of four years that vested on grant date.
(3)	Represents 1,000,000 common share stock options granted effective January 5, 2007 at an exercise price of US$0.50 per share exercisable for a period of four years that vested on grant date.

(4)

Represents 600,000 common share stock options granted effective January 8, 2007 at an exercise price of US$0.50 per share exercisable for a period for four years, 150,000 of which vest six months from grant and the remainder in three 150,000 tranches vesting on the first, second and third anniversary of the grant date. Mr. Hampshire resigned from our company effective December 10, 2007 and as a result forfeited 300,000 of his stock options to date.

(5)

Represents 600,000 common share stock options granted effective March 19, 2007 at an exercise price of US$1.00 per share exercisable for a period for four years, 150,000 of which vest six months from grant and the remainder in three 150,000 tranches vesting on the first, second and third anniversary of the grant date.

(6)

Represents 600,000 common share stock options granted effective January 8, 2007 at an exercise price of US$0.50 per share exercisable for a period for four years, 150,000 of which vest six months from grant and the remainder in three 150,000 tranches vesting on the first, second and third anniversary of the grant date.

(7)

Represents 300,000 common share stock options granted effective February 28, 2007 at an exercise price of US$1.00 per share exercisable for a period for four years, 75,000 of which vest six months from grant and the remainder in three 75,000 tranches vesting on the first, second and third anniversary of the grant date.

(8)

On December 21, 2006, 10,000,000 assignable warrants (exercisable for common shares at US$0.10 per share) were issued to Endurance Energy Consulting Ltd. (Endurance), a private company controlled by R. William Thornton, which warrants only vest if the Endurance incentive warrant holders collectively deliver an oil or gas exploration or development project with a potential economic value of at least US$10,000,000 to our company by January 15, 2009. Subsequent to April 30, 2007, Endurance has assigned all of its warrants, of which 1,750,000 were retained by R. William Thornton, and the warrants have vested on the acquisition of the Big Sky project in Montana.

Compensation of Directors

No cash compensation was paid to any of our directors for services as a director during the year ended April 30, 2007. We have no formal arrangement pursuant to which directors are compensated by us for their services in their capacity as directors, except for the granting from time to time of incentive stock options. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board. Our board may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director. No director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments for the year ended April 30, 2007.

The following table provides a summary of compensation paid by us during the year ended April 30, 2007 to our directors:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Annual Compensation		Long Term Compensation
	Cash	Special Remuneration	Securities Under Options/SARs Granted
George T. Stapleton, II	-	-	500,000(1)
George Orr	-	-	500,000(2)
R. William Thornton	-	-	500,000(3)
Brad Kitchen	-	-	500,000(4)
Brian J. Evans	-	-	500,000(5)
Dr. Gail Bloomer	-	-	500,000(6)

Notes:
(1)

Represents 500,000 common share stock options granted effective December 21, 2006 at an exercise price of US$0.10 per share exercisable for a period of five years that vested on the grant date and were exercised on March, 23, 2007.

(2)	Represents 500,000 common share stock options granted effective December 21, 2006 at an exercise price of US$0.10 per share exercisable for a period of five years that vest on the grant date.
(3)	Represents 500,000 common share stock options granted effective December 21, 2006 at an exercise price of US$0.10 per share exercisable for a period of five years that vest on the grant date.
(4)

Represents 250,000 common share stock options granted effective December 21, 2006 at an exercise price of US$0.10 per share exercisable for a period of five years and 250,000 common share stock options granted effective March 7, 2007 at an exercise price of US$1.00 per share exercisable for a period of four years, all of which vest on the grant dates.

(5)	Represents 500,000 common share stock options granted effective February 20, 2007 at an exercise price of US$1.00 per share exercisable for a period for five years that vest on the grant date.
(6)	Represents 500,000 common share stock options granted effective January 15, 2007 at an exercise price of US$0.50 per share exercisable for a period of five years that vest on the grant date.

Retirement Benefits

We do not have in place any pension or actuarial plan to provide pension, retirement or similar benefits and no funds were set aside or accrued by our company or its subsidiaries during the fiscal year ended April 30, 2007 to provide pension, retirement or similar benefits.

Employment Agreements

We have employment agreements for our Chief Executive, Operating and Financial Officers, the material terms of which are set out below.

We entered into an executive employment agreement made effective as of December 15, 2006 with R. William Thornton, whereby we have agreed to employ Mr. Thornton as our Chief Operating Officer as of January 1, 2007. Pursuant to the agreement, Mr. Thornton will receive an annual salary of $250,000 and bonuses as may be determined by our board. Upon execution of the agreement, we paid Mr. Thornton a signing bonus in the amount of US$250,000. Mr. Thornton will be entitled to coverage under Directors and Officers Liability Insurance and Errors and Omission Insurance (with a minimum cover of at least $2,000,000 per occurrence), all at our company's expense. If Mr. Thornton's employment is terminated for just cause or by Mr. Thornton without constructive dismissal, we will pay to Mr. Thornton the amount of his unpaid annual salary to and including the date of termination, any declared but unpaid bonus and all outstanding vacation pay and expense reimbursements. If Mr. Thornton's employment is terminated by our company without just cause or by Mr. Thornton for constructive dismissal, then in addition to the foregoing amounts, Mr. Thornton will receive a severance payment in the amount of one year's annual salary plus $10,000 less applicable withholdings and deductions, in respect of lost benefits and notwithstanding any provisions of our company's stock plan, all stock options held by Mr. Thornton will automatically vest. Additionally, in the event of a change of control (as defined below) of our company, we and/or Mr. Thornton may terminate Mr. Thornton's employment with our company, on which event, we will pay to Mr. Thornton the termination payments set out above.

A change of control is defined in the agreement as the occurrence of any of: (a) the purchase or acquisition of shares of our common stock (or securities convertible thereto or carrying the right to acquire our common stock) as a result of which a person or group of persons, acting jointly or in concert, beneficially owns or exercises control or direction over shares of our common stock that would have the right to cast more than 50% of the votes attached to all our common stock; or (b) approval by our shareholders of: (i) an amalgamation, arrangement or combination of our company with another entity pursuant to which our shareholders immediately before such combination do not own securities of the successor or continuing entity which would entitle them to cast more than 50% of the votes attaching to all of our common stock immediately thereafter; (ii) a liquidation, dissolution or winding-up of our company; (iii) the sale, lease or other disposition of all or substantially all of the assets of our company; (iv) the election at a meeting of our shareholders of a number of directors, who were not included in the slate for election as directors approved by our prior board of directors, and who would represent a majority of our board of directors, or (v) the appointment of a number of directors which would represent a majority of our board of directors and which were nominated by any holder of our voting shares or by any group of holders of our voting shares acting jointly or in concert and not approved by our prior board of directors.

As part of the agreement Mr. Thornton was granted 1,000,000 common share stock options with an exercise price of US$0.50 per share that expire January 5, 2011 and 500,000 common share stock options with an exercise price of US$0.10 per share that expire December 21, 2011.

Our board of directors approved an executive employment agreement with George T. Stapleton, II, whereby we have agreed to employ Mr. Stapleton as our Chief Executive Officer as of January 1, 2007. Pursuant to the agreement, Mr. Stapleton will receive an annual salary of US$240,000 and performance bonuses as may be determined by our board. As part of the agreement, we paid Mr. Stapleton a signing bonus in the amount of US$300,000. Mr. Stapleton will be entitled to coverage under Directors and Officers Liability Insurance and Errors and Omission Insurance (with a minimum cover of at least $2,000,000 per occurrence), all at our company's expense. If Mr. Stapleton's employment is terminated for just cause or by Mr. Stapleton without constructive dismissal, we will pay to Mr. Stapleton the amount of his unpaid annual salary to and including the date of termination, any declared but unpaid bonus and all outstanding vacation pay and expense reimbursements. If Mr.

Stapleton's employment is terminated by our company without just cause or by Mr. Stapleton for constructive dismissal, then in addition to the foregoing amounts, Mr. Stapleton will receive a severance payment in the amount of one year's annual salary plus $10,000 less applicable withholdings and deductions, in respect of lost benefits and notwithstanding any provisions of our company's stock plan, all stock options held by Mr. Stapleton will automatically vest. Additionally, in the event of a change of control (as defined above) of our company, we and/or Mr. Stapleton may terminate Mr. Stapleton's employment with our company, on which event, we will pay to Mr. Stapleton the termination payments set out above. As part of the agreement Mr. Stapleton was granted 1,000,000 common share stock options with an exercise price of US$0.50 per share that expire January 5, 2011 and 500,000 common share stock options with an exercise price of US$0.10 per share which were exercised on March 23, 2007.

Our board of directors approved an executive employment agreement with George Orr, whereby we have agreed to employ Mr. Orr as our Chief Financial Officer as of January 2, 2007. Pursuant to the agreement, Mr. Orr will receive an annual salary of $138,000 and bonuses as may be determined by our board. Mr. Orr will be entitled to coverage under Directors and Officers Liability Insurance and Errors and Omission Insurance (with a minimum cover of at least $2,000,000 per occurrence), all at our company's expense. If Mr. Orr's employment is terminated for just cause or by Mr. Orr without constructive dismissal, we will pay to Mr. Orr the amount of his unpaid annual salary to and including the date of termination, any declared but unpaid bonus and expense reimbursements. If Mr. Orr's employment is terminated by our company without just cause or by Mr. Orr for constructive dismissal, then in addition to the foregoing amounts, Mr. Orr will receive a severance payment in the amount of one year's annual salary plus $10,000 less applicable withholdings and deductions, in respect of lost benefits and notwithstanding any provisions of our company's stock plan, all stock options held by Mr. Orr will automatically vest. Additionally, in the event of a change of control (as defined above) of our company, we and/or Mr. Orr may terminate Mr. Orr's employment with our company, on which event, we will pay to Mr. Orr the termination payments set out above. As part of the agreement Mr. Orr was granted 1,000,000 common share stock options with an exercise price of US$0.50 per share that expire January 5, 2011. As part of Mr. Orr's role as a director, our company granted 500,000 common share stock options with an exercise price of US$0.10 per share that expire December 21, 2011.

Board Practices

Our directors are re-elected and our officers are re-appointed at the annual general meeting of our shareholders. Our last annual general meeting was held on October 29, 2007, at which Messrs. Orr, Stapleton and Thornton, Bloomer, Evans and Kitchen were re-appointed as directors of our company. Each of our current directors and officers will continue to hold his respective office until his successor is elected or appointed, unless his office is earlier vacated under any of the relevant provisions of our articles or of the Business Corporations Act (British Columbia).

Other than an executive employment agreements entered into with R. William Thornton, George T. Stapleton, II, and George Orr, there are no service contracts between our company and any of our directors providing for benefits upon termination of employment.

Our board of directors has four committees, namely: an audit, compensation, corporate governance and human resources and nominating committee, as described below. We do not have an executive or reserves committee of our board of directors.

Audit Committee

The terms under which the audit committee operates are set out in the Audit Committee Charter (a copy of which is attached hereto as Exhibit 99.1), which provides that the audit committee will, among other things: (a) review and report to our board of directors our financial statements and MD&A and the auditor’s report, if any, prepared in relation to those financial statements, before they are published; (b) review our annual and interim earnings press releases we publicly disclose this information; satisfy itself that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements and periodically assess the adequacy of those procedures; (c) recommend to our board of directors the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services to our company, and the compensation of the external auditor; (d) oversee the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for our company, including the resolution of disagreements between management and the external auditor regarding financial reporting; (e) monitor, evaluate and report to our board of directors on the integrity of the financial reporting process and the system of internal controls that management and the board of directors have established; (f) monitor the management of the principal risks that could impact the financial reporting of our company; (g) establish procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; (h) pre-approve all non-audit services to be provided to our company or its subsidiary entities by our company’s external auditor; and (i) review and approve our company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of our company.

The members of our company’s audit committee are Brian Evans, George Orr and Brad Kitchen. George Orr is our Chief Financial Officer and Treasurer and is therefore not considered to be an independent member of the audit committee. Brad Kitchen and Brian Evans are considered to be independent members. The test we use to determine the independence of our directors is from the Canadian Securities Regulators' Multilateral Instrument 52-110 – Audit Committees. The instrument provides that a member of an audit committee is independent if the member has no direct or indirect material relationship with the issuer (namely, a relationship which could, in the view of the issuer’s board of directors, reasonably interfere with the exercise of a member’s independent judgement).

Compensation Committee

On October 29, 2007, our board of directors appointed a compensation committee and approved a charter under which it will operate to discharge the Board’s responsibilities relating to compensation of our company’s Chief Executive Officer (the CEO) and the company’s other executive officers, including the Chairman of the Board, President, Principal Financial Officer, Principal Accounting Officer (or Controller) and Vice President in charge of a principal business unit, division or function such as sales, administration or finance, any other officer who performs a policy-making function, or any other person who performs similar significant policy-making functions for the company (collectively, the Executive Officers). The Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of our company as they affect the Executive Officers. Prior to October 29, 2007, our corporate governance and human resources committee oversaw our company’s compensation matters. The charter under which the compensation committee operates is attached hereto as Exhibit 99.2.

The members of our compensation committee are Brian Evans, Brad Kitchen and Gail Bloomer, all of whom are considered to be independent members.

Corporate Governance and Human Resources Committee

The function of the corporate governance and human resources committee is to assist our board of directors in fulfilling its oversight responsibilities, primarily through: (a) overseeing the management of programs, including, but not limited to: (i) our company’s compensation program, including, but not limited to: benefits program, employee salary and bonus program, stock option program and group savings plan, and (ii) corporate policy and procedure process and controls; and (b) providing an avenue of communication for internal operations. The charter under which the corporate governance and human resources committee operates is attached hereto as Exhibit 99.3.

The members of our company’s corporate governance and human resources committee are George T. Stapleton, II (our President and Chief Executive Officer), George Orr (our Chief Financial Officer and Treasurer) and R. William Thornton (our Chief Operating Officer), all of whom are not considered independent. Brian J. Evans is also a member and is considered to be independent.

We do not have a majority of independent directors on our corporate governance and human resources committee; however, such a majority is not required by any applicable securities legislation.

Nominating Committee

On October 29, 2007, our board of directors appointed a nominating committee and approved a charter under which it will operate and be responsible for, including: (a) identifying and recommending to our board of directors individuals qualified to be nominated for election to the board; (b) recommending to our board the members and chairman for each board committee; (c) overseeing the annual self-evaluation of the performance of the board and the annual evaluation of our company’s management; and(d) establishing a process for nominating and evaluating new members of our board of directors. These responsibilities, powers and operation of the committee have been formalized in a charter, a copy of which is attached hereto as Exhibit 99.4.

The members of our company’s nominating committee are George T. Stapleton, II (our President and Chief Executive Officer), George Orr (our Chief Financial Officer and Treasurer) and R. William Thornton (our Chief Operating Officer), all of whom are not considered independent. Brian J. Evans is also a member and is considered to be independent.

We do not have a majority of independent directors on our nominating committee; however, such a majority is not required by any applicable securities legislation.

Employees

As at December 20, 2007, we employed 35 full-time equivalent people. During the fiscal years ended April 30, 2006 and 2005, we did not have any employees other than our then President/Chief Executive Officer and Chief Financial Officer.

Stock Ownership

Our authorized capital stock consists of an unlimited number of common shares, without par value, and 100,000,000 preferred shares, without par value.

The following table identifies the number of shares of our common stock outstanding as at December 20, 2007 and the number of shares of our common stock that could be issued if all of our dilutive securities were converted into shares.

December 20, 2007
Shares of common stock outstanding	78,216,320
Exchange shares	9,500,000(1)
Stock options	10,383,730(2)
Private placement share purchase warrants	18,592,623(3)
Incentive warrants	19,500,000(4)
Consulting warrants	6,000,000(5)
Unit rights	832,500(6)
Convertible promissory notes	7,204,000(7)
Acquisition warrants	250,000(8)
Total	150,479,173

Notes:
(1)

Represents 95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp., as part of the consideration given to acquire Trinity. Each class B exchange share is convertible into 100 shares of our common stock with up to 9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

(2)

Represents stock options to purchase shares of our common stock at prices from US$0.10 to US$2.25 per share, with expiry dates from March 15, 2008 through to March 15, 2012 and with various vesting terms.

(3)

Represents whole common share purchase warrants issued in connection with our private placement offerings. Each whole common share purchase warrant is exercisable into one share of our common stock at prices from US$1.00 to US$1.30 per share, with expiry dates from January 5, 2008 to February 28, 2008. On December 14, 2007, the expiry date of the share purchase warrants was extended six months, to July 5, 2008 and August 28, 2008, respectively.

(4)

Represents incentive warrants granted to three entities (Endurance Energy Consulting Ltd. (Endurance), a private company controlled by R. William Thornton, a director and the Chief Operating Officer of our company, Gladrock Energy LLC (Gladrock), a private company controlled by Dr. Gail Bloomer, a director of our company and 1187016 Alberta Ltd.) that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share until January 15, 2009 if the holders thereof deliver an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company. Gladrock has been credited with identifying the Kentucky Reserves acquisition and the warrants issued to Gladrock have vested. The Endurance warrant holders have been credited with identifying the Big Sky acquisition in Montana and the warrants issued to Endurance have vested.

(5)

Represents common share purchase warrants granted to various consultants. The warrants are exercisable into one share of our common stock at an exercise price of US$0.50 per share and expire on January 5, 2009.

(6)

Represents rights to buy an additional 180,000 units under the same terms as the January US$0.50 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.00 per share) and rights to buy a further 375,000 units under the same terms as the March US$1.00 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.30 per share). These rights, including the underlying common share purchase warrants, expire between January 5, 2008 and March 1, 2008.

(7)

Represents shares of our common stock that potentially could be issued from convertible promissory notes in the aggregate amount of US$1,700,000 with an interest rate of six percent per annum, which together maybe converted into shares of our common stock at US$0.25 per share until June 20, 2008.

(8)	Represents warrants granted as part consideration for the acquisition of the Big Sky project in Montana. Each warrant is exercisable into one common share at a price of US$2.50 until April 24, 2009.

Of the above securities, our directors and senior officers owned the following common shares as of December 20, 2007:

Name Office Held	Common Shares		Options and Dilutive Securities Exercisable for Common Shares
	Number Beneficially Owned	Percentage of Class	Number Beneficially Owned (Unexercised)	Exercise Price	Expiry Date
George T. Stapleton, II President and Chief Executive Officer Director	2,526,343(1)	3.2%	1,000,000(2)	US$0.50	January 5, 2011
			4,500,000(1)	-	-
George Orr Chief Financial Officer, Treasurer and Director	450,000	*%	1,000,000(2)	US$0.50	January 5, 2011
			500,000(2)	US$0.10	December 21, 2011
R. William Thornton Chief Operating Officer and Director	2,600,000	3.3%	1,000,000(2)	US$0.50	January 5, 2011
			500,000(2)	US$0.10	December 21, 2011
			1,750,000(3)	US$0.10	January 15, 2009
			50,000(4)	US$1.00	January 5, 2008
Brad Kitchen Director	-	-	250,000(2)	US$1.00	March 7, 2012
			250,000(2)	US$0.10	December 21, 2011
Brian J. Evans Director	10,000	*%	500,000(2)	US$1.00	February 20, 2012
			5,000(4)	US$1.00	January 5, 2008

Name Office Held	Common Shares		Options and Dilutive Securities Exercisable for Common Shares
	Number Beneficially Owned	Percentage of Class	Number Beneficially Owned (Unexercised)	Exercise Price	Expiry Date
Dr. Gail Bloomer Director	-	-	500,000(2)	US$0.50	January 15, 2012
			4,500,000(5)	US$0.10	January 15, 2009

Notes:
*	Less than one percent
(1)

Includes 793,010 shares of our common stock issued in respect of the Chetopa and Deerfield acquisitions and 500,000 shares acquired by the exercise of 500,0000 stock options granted under our U.S. Stock Option Plan dated January 5, 2007. In addition, Mr. Stapleton beneficially owns 45,000 class B exchange shares of our subsidiary, MegaWest Energy (USA) Corp., acquired in connection with the acquisition of Trinity that are exercisable into 4,500,000 shares of our common stock (see "Related Party Transactions" below in this prospectus).

(2)	Includes vested and unvested common share stock options under our company's Canadian stock option plan dated
August 24, 2004, as amended and restated February 19, 2007 and August 9, 2007, and our company's U.S. stock option plan dated January 5, 2007.
(3)

Represent warrants assigned from Endurance Energy Consulting Ltd., a private company controlled by R. William Thornton (exercisable for shares of our common stock at US$0.10 per share until January 15, 2009) which vested in October 2007 when the Montana Big Sky acquisition closed.

(4)

Represent common share purchase warrants acquired from the January 2007 private placement (see "History and Development" above in this prospectus). Each warrant is exercisable into one common share at US$1.00 until July 5, 2008.

(5)

Represent the remaining unassigned incentive warrants (exercisable for shares of our common stock at US$0.10 per share until January 15, 2009) issued to Gladrock Energy LLC, a private company controlled by Dr. Gail Bloomer, which vested in April 2007 when the Kentucky Reserves acquisition closed.

Aggregated Options Exercised During the Year Ended April 30, 2007 and Year-End Option Values

The value of the unexercised options or SARs held by each senior officer, based upon a closig bid price (on the OTC Bulletin Board) for our company’s shares of US$2.00 on April 30, 2007, is as follows:

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized(1) (US$)	Unexercised Options/SARs(2) at April 30, 2007		Value of Unexercised in-the- money Options/SARs at April 30, 2007(3)
			Exercisable (#)	Unexercisable (#)	Exercisable (US$)	Unexercisable (US$)
George T. Stapleton, II President and Chief Executive Officer	500,000	$1,245,000	1,000,000	-	$1,675,350	-
Chief Financial Officer and Treasurer	-	-	1,500,000	-	$2,735,350	-
R. William Thornton Chief Operating Officer	-	-	1,500,000	-	$2,735,350	-
Gerry Hampshire Vice President, Exploitation(4)	-	-	150,000	450,000	$251,250	$753,750

Name	Securities Acquired on Exercise (#)	Aggregate Value Realized(1) (US$)	Unexercised Options/SARs(2) at April 30, 2007		Value of Unexercised in-the- money Options/SARs at April 30, 2007(3)
			Exercisable (#)	Unexercisable (#)	Exercisable (US$)	Unexercisable (US$)
David Sealock Vice President, Corporate Services and Secretary	-	-	150,000	450,000	$251,250	$753,750
Kevin R. Hanson (former President and Chief Executive Officer)(5)	-	-	-	-	-	-
Roy Brown (former Chief Financial Officer and Secretary(6)	-	-	-	-	-	-

Notes:
(1)

"Aggregate Value Realized" is calculated by determining the difference between the market value of the securities underlying the options or SARs at the date referred to and the exercise price of the options or SARs and is not necessarily indicative of the value (i.e. loss or gain) actually realized by the senior officers.

(2)

"in-the-money options" means the excess of the market value of our company’s shares on April 30, 2007 over the exercise price of the options. The last trade (on the OTC Bulletin Board) on April 30, 2007 was as US$2.00 per share. Therefore, these calculations are based upon the trading price of US$2.00 per share.

(3)

"SAR" or "stock appreciation right" means a right granted by our company, as compensation for employment services or office, to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of our company’s publicly traded securities.

(4)	Gerry Hampshire resigned as Vice President Exploitation effective December 10, 2006.
(5)	Kevin Hanson resigned as President and Chief Executive Officer on December 21, 2006. All of Kevin Hanson’s unexercised options have since expired.
(6)	Roy Brown resigned as Secretary and Chief Financial Officer on December 21, 2006.

We adopted a formal written stock option plan for Canadian resident directors, senior officers, employees and consultants on August 24, 2004. The purpose of the plan is to provide us with a share-related mechanism to attract, retain and motivate qualified directors, officers, consultants and employees, to reward those persons from time to time for their contributions toward the long-term goals of our company, and to enable and encourage such directors, officers, consultants and employees to acquire our common shares as long-term investments. The plan provides that stock options granted under the plan vest in the manner determined by the administrator appointed under the plan on the date of the grant. The price at which a stock option may be exercised is determined by our board of directors at the time of the grant. The plan also provides that we may not grant stock options to any person or that person's associates that will in aggregate, when exercised, exceed in any 12 month period 5 percent of our issued and outstanding common shares.

As of February 19, 2007 and August 9, 2007, our Canadian stock option plan was amended and restated as follows: (a) to provide that the total number of shares of our common stock that may be issued upon the exercise of stock options issued under the plan plus the total number of shares of our common stock that may be issued upon the exercise of stock options issued under a stock option plan, dated January 5, 2007, for United States based employees cannot exceed 20 percent of the total number of shares of our common stock issued and outstanding from time to time; (b) to set out the circumstances under which the number and class of shares issuable upon the exercise of a stock option will be adjusted; (c) to allow for the immediate vesting of all unexpired and unvested stock options in the event of a change of control of our company and for the acceleration of the vesting of stock options at the discretion of the administrator appointed under the plan; (d) to set out how the exercise price of a stock option may be paid and specifically to provide for a (cashless) net exercise option; (e) to provide that our company's obligation to issue shares upon the exercise of a stock option is dependant upon certain factors, including the compliance of the shares with any applicable laws; (f) to provide an option holder is responsible for the payment of any withholding taxes in respect of the exercise of a stock option; (g) to set out the discretion of our board of directors in respect of various matters concerning the interpretation of the plan and the granting and exercise of stock options and, specifically, the discretion to extend the expiry date of the stock options and to determine the price per share at which a stock option may be exercised; and (h) to correct minor typographical and grammatical errors and inconsistencies in the text of the plan.

As of January 5, 2007, our board of directors adopted a stock option plan for U.S. resident directors, senior officers, employees and consultants. The material terms of the plan are: (a) the number of shares of our common stock reserved for issuance under the plan is 20 percent of the issued and outstanding shares of our common stock from time to time less the number of stock options granted under our Canadian stock option plan; (b) the plan is to be administered by our board of directors, except that the board of directors may, in its discretion, establish a committee composed of two or more members of the board or two or more other persons to administer the plan; (c) incentive stock options (stock options which qualify under Section 422 of the Internal Revenue Code of 1986 (United States) may be granted to any individual who, at the time the option is granted, is resident in the U.S. and who is an employee of our company or any related corporation.; (d) non-qualified stock options (stock options that do not qualify under Section 422 of the Internal Revenue Code of 1986) may be granted to employees and to such other persons who are not employees as the plan administrator shall select, subject to any applicable laws; (f) the plan provides that, generally, the number of shares subject to each stock option, the exercise price, the expiry time, the extent to which such stock option is exercisable and other terms and conditions relating to such stock options will be determined by the board of directors of our company or any committee to which such authority is delegated by the board from time to time; (g) the term of the stock options granted under the plan will not exceed ten years from the date of grant, provided that the term of the stock options will be reduced upon the death of an option holder or if an option holder ceases to be employed by or hold office with our company; (h) the vesting of stock options granted under the plan will be in 25 percent increments, beginning one year from the date of the grant, provided that the plan allows for the immediate vesting of all unexpired and unvested stock options in the event of a change of control of our company and for the acceleration of the vesting of stock options at the discretion of the administrator appointed under the plan; (i) the exercise price of the stock options will be determined by the plan administrator in compliance with applicable laws, including the rules of an applicable stock exchange or national market system; and (j) the plan will terminate when all of the stock options, available for grant thereunder, have been granted or when the plan is otherwise terminated by our company (provided that any stock options outstanding when the plan is terminated will remain in effect until they are exercised or expire).

Major Shareholders and Related Party Transactions

Major Shareholders

As of December 20, 2007, there were 78,216,320 shares of our common stock issued and outstanding. The following table sets out persons known to us to be the beneficial owners of more than 5 percent of the issued and outstanding shares of our common stock as of December 20, 2007:

Shareholder	Amount Owned	Percentage of Class(1)
FireBird Global Master Fund LTD & FireBird Global Master Fund II LTD(2)	4,360,000	5.6%
Gundyco I/T/F Pinetree Resource Partnership(3)	4,150,000	5.3%
Cushing MLP Opportunity Fund I LP(4)	4,000,000	5.1%

Note:
(1)	Based on 78,216,320 shares of our common stock issued and outstanding as of December 20, 2007.
(2)	Excludes 1,180,000 shares of our common stock potentially issuable upon the conversion of warrants at prices between US$1.00 and US$1.30 per share.
(3)

Pinetree Capital Ltd. directly owns over 90% and beneficially owns 100% of Pinetree Resource Partnership and therefore has beneficial ownership of the subject securities. Excludes 1,450,000 shares of our common stock potentially issuable upon the conversion of warrants at prices between US$1.00 and US$1.30 per share.

(4)	Excludes 2,000,000 shares of our common stock potentially issuable upon the conversion of warrants at US$1.30 per warrant.

The voting rights of our major shareholders do not differ from the voting rights of shareholders who are not major shareholders.

Other than as disclosed herein, there has been no significant change in the percentage ownership of any of our major shareholders during the fiscal years ended April 30, 2007, 2006 and 2005. During the fiscal year ended April 30, 2007, we issued 70,848,550 shares of our common stock.

Our major shareholders as at April 30, 2006 were Terry Amisano, Kevin Hanson, Alan Crawford and Gregory Burnett, who held 500,000, 500,000, 250,000 and 250,000 of the issued and outstanding shares of our common stock, respectively. As of December 20, 2007, each of these respective individuals beneficially own less than one percent of the issued and outstanding shares of our common stock, respectively, and ceased to be major shareholders.

As of December 20, 2007, Pacific Corporate Trust Company, our registrar and transfer agent, reported that of the 78,216,320 issued and outstanding shares of our common stock, 44,481,976 shares were registered to Canadian residents (376 shareholders), 22,612,982 shares were registered to residents of the US (81 shareholders) and 11,121,362 shares were registered to residents of countries other than Canada or the US (24 shareholders).

To the best of our knowledge, we are not directly or indirectly owned or controlled by another corporation, by any foreign government or by any other natural or legal person.

There are no arrangements known to us, the operation of which may at a subsequent date result in a change in the control of our company.

Related Party Transactions

To the best of our knowledge and after reasonably diligent inquiries in each case where information is potentially uncertain, other than as disclosed herein, there have been no material transactions or loans from the three preceding financial years to December 20, 2007 between our company and: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our company that gives them significant influence over our company, and close members of any such individual's family; (d) key management personnel of our company, including directors and senior management of our company and close members of such individuals' families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

We have do not have a formal policy in place for approving related party transactions or a conflicts of interest policy; however, our company governs itself according to the provisions of the Business Corporations Act (British Columbia) that require that directors and senior officers disclosure material interests in any contract or transaction (or contract or transaction) material to the company.

Section 148 of the Business Corporations Act (British Columbia) requires interested directors and senior officers to account for any profit that accrues to the director or senior officer under or as a result of a contract in which the director or senior officer holds a disclosable interest (as provided under the Act) unless: (a) the director or senior officer has disclosed his interest in accordance with the provisions of the Act; and (b) the transaction has been approved by (non-interested) directors or by special resolution of the shareholders.

The ABCA contains substantial similar provisions; however: (a) the obligation to disclose is extended to all officers; and (b) disclosure must be made in respect of any interest in a material contract or transaction (or proposed material contract or transaction).

In respect of the transactions set out below, we confirm that, to the best of our knowledge, since December 2006, all our directors have disclosed their interest in and abstained from the deliberations and voting of our directors in respect of any transactions in which they are interested.

We entered into the following related party transactions. These transactions were measured at the exchange amount, which is the amount agreed upon by the transacting parties.

1.

During the nine months ended January 31, 2007, our executive offices were located in facilities shared with Amisano Hanson, Chartered Accountants. At that time, Terry Amisano and Kevin Hanson, former directors and officers of our company, were principals of Amisano Hanson, Chartered Accountants. We incurred $87,608 (year ended April 30, 2006 - $26,797; 2005 - $23,926) in general and administrative costs in respect of such office sharing (which included equipment rentals, office supplies and rent).

2.	During the year ended April 30, 2007, we incurred $5,463 in consulting fees to Dr. Gail Bloomer, a director of our company, related to geological consulting and advisory services.

3.

Our Chief Financial Officer, George Orr, a shareholder, officer and director of Sweetwater Capital Corp., a company that assisted us in completing the share issue private placements and that provides us with ongoing investor relations services. For the year ended April 30, 2007 and for the three months ended July 31, 2007, we paid $75,000 and $54,600 for these services, respectively.

4.

At April 30, 2006, accounts payable and accrued liabilities included $34,078 (2005 - $17,340) to Amisano Hanson, Chartered Accountants, a partnership controlled by Terry Amisano and Kevin Hanson, former directors and officers of our company in respect of general and administrative costs in respect of such office sharing (which included equipment rentals, office supplies and rent).

5.

During the year ended April 30, 2005, Terry Amisano, a former director, and Kevin Hanson, a former officer and director, were each issued 500,000 shares at $0.001 per share pursuant to a private placement. During the same period, Brad Kitchen (current director) was issued 250,000 shares at $0.001 per share pursuant to the same private placement.

6.

As described in "Compensation" above in this prospectus, during the year ended April 30, 2007, 10,000,000 incentive warrants (exercisable for shares of our common stock at US$0.10 per share) were granted to Endurance Energy Consulting Ltd., a private company controlled by that R. William Thornton (a director and our Chief Operating Officer), and 9,000,000 incentive warrants (exercisable for shares of our common stock at US$0.10 per share) were granted to Gladrock Energy LLC, a private company that is controlled by Dr. Gail Bloomer. The warrants were granted as consideration of the holder's efforts in identifying, evaluating and possibly delivering oil and gas exploration and development properties to our company.

The material terms of the incentive warrants are:

(a)

the warrants only vest if the holder(s) thereof delivers to our company an oil or gas exploration or development property that has, in the reasonable opinion of our company, an economic value of at least US$1.00 multiplied by the total number of warrants granted to the holder;

	(b)	the warrant may be exercised by either cash or cashless exercise;

(c)

the warrants expire on December 21, 2007. This date has subsequently been changed to January 15, 2009 to delay the triggering of tax liabilities for certain of the warrant holders which would have necessitated them selling their shares of our common stock to pay for their tax liabilities, thereby putting downward pressure on our stock price. This extension (and amendment to the terms of the Warrant Issuance Agreement dated December 20, 2006) was approved by written consent resolution of the directors of our company, effective September 18, 2007, in respect of which R. William Thornton and Dr. Gail Bloomer disclosed their interests and abstained from voting. No consideration was given by our company or received by the warrant holders in respect of the extension of the expiration date;

	(d)	the exercise price of the warrants is subject to adjustment in the event of a stock split or combination of our common stock;

(e)	the security for which the warrants are exercisable is subject to adjustment in the event of a reorganization, merger or consolidation of our company; and

(f)	subject to compliance with securities regulations, the warrants are assignable by the holders thereof.

Effective June 25, 2007, Endurance Energy Consulting Ltd. assigned 10,000,000 of the incentive warrants to various officers and directors of our company (including 1,750,000 warrants to R. William Thornton, a control person of Endurance and a senior officer and director of the Company).

Effective October 18, 2007, Gladrock Energy LLC assigned 4,500,000 of the incentive warrants to West Peak Ventures of Canada Ltd.

7.

Pursuant a form of debt settlement and subscription agreement dated December 21, 2006, entered into with each of Karkrash Holdings Ltd., Carob Management Ltd. (a private company controlled by Gregory Burnett, a former director of our company), Brian Hanson, Roy Brown and Amisano Hanson, Chartered Accountants, we issued 600,000 shares of our common stock to the said subscribers in settlement of $165,700 of debt.

The debt was incurred in respect of normal course trade accounts payable, and was non-interest bearing.

8.

The acquisitions of the assets of Deerfield Kansas, Deerfield Missouri and Trinity (as described in "History and Development" above in this prospectus) are considered related party transactions, since at the respective acquisition dates, George T. Stapleton, II (a director and the President and Chief Executive Officer of our company) was also the Chief Operating Officer and unitholder of Trinity (47.37 percent of issued and outstanding units) and Deerfield Missouri (15.86 percent of the issued and outstanding units), the parent company of Deerfield Kansas.

As a result, George T. Stapleton, II, or a private company controlled by him, received: (i) 39,650 of the shares of our common stock issued for the assets of Deerfield Kansas; (ii) US$251,880 cash from Deerfield Missouri, including a change of control fee, and 753,360 shares of our common stock; and (iii) 45,000 class B exchange shares of our subsidiary, MegaWest Energy (USA) Corp. convertible into 4,500,000 shares of our common stock and US$94,737 cash of the consideration issued to Trinity.

Interests of Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Financial Information

Consolidated Statements and Other Financial Information

We have included two sets of annual financial statements to satisfy the Form F-1 requirements for audited financial statements to be included in a registration statement. The financial statements for the year ended April 30, 2007 and 2006 are those that were filed by our company to comply with Canadian regulatory reporting requirements. These financial statements reflect our company’s change in focus to an oil and gas company, completely new management and a new auditor who reported on the year ended April 30, 2007 financial statements. The financial statements as at April 30, 2006 and prior are not representative of our company’s current operations and were included in the Form F-1 to provide the required auditor’s report on the 2006 and 2005 comparative consolidated financial statements as required in this registration statement.

Financial Statements filed as part of this prospectus:

Interim Consolidated Financial Statements of MegaWest Energy Corp.

-	Consolidated Balance Sheets at October 31, 2007 and April 30, 2007

-	Consolidated Statements of Operations and Deficit for the three and six month periods ended October 31, 2007 and 2006

-	Consolidated Statements of Cash Flows for the three and six month periods ended October 31, 2007 and 2006

-	Consolidated Statement of Shareholder's Equity (Deficiency in Assets) for the six months ended October 31, 2007 and the years ended April 30, 2007, 2006 and 2005

-	Notes to Interim Consolidated Financial Statements October 31, 2007

Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007 and 2006

Consolidated Financial Statements of MegaWest Energy Corp.

-

Report of Independent Registered Public Accounting Firm dated July 25, 2007 (except for Notes 19 and 20, which are dated December 28, 2007), together with Comments by Auditor for U.S. Readers in Canada – U.S. Reporting Conflict

-	Consolidated Balance Sheets at April 30, 2007 and 2006

-	Consolidated Statements of Operations and Deficit for the years ended April 30, 2007, 2006 and 2005

-	Consolidated Statements of Cash Flows for the years ended April 30, 2007, 2006 and 2005

-	Consolidated Statement of Shareholder's Equity (Deficiency in Assets) for the years ended April 30, 2007, 2006 and 2005

-	Notes to Consolidated Financial Statements April 30, 2007 (including a restatement of Note 19, Additional Disclosures Required under U.S. GAAP)

Financial Statements of MegaWest Energy Corp. (formerly Brockton Capital Corp.)

-	Auditors Report dated August 25, 2006, together with Comments by Auditor for U.S. Readers in Canada – U.S. Reporting Difference

-	Balance Sheets at April 30, 2006 and 2005

-	Statements of Operations for the years ended April 30, 2006, 2005 and 2004 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Statements of Cash Flows for the years ended April 30, 2006, 2005 and 2004 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Statement of Shareholder's Equity (Deficiency) for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Notes to the Financial Statements April 30, 2006, 2005 and 2004

The financial statements can be found under "Financial Statements" below in this prospectus.

Significant Changes

Other than as disclosed herein, no significant change has occurred in our financial statements since the three months ended October 31, 2007.

Legal Proceedings

There are no pending legal proceedings to which we are a party or of which any of our property is the subject. There are no legal proceedings to which any director, officer or affiliate of our company or any associate of any such director, officer or affiliate of our company is a party or has a material interest adverse to us.

Dividend Distributions

Holders of shares of our capital stock are entitled to receive such dividends as may be declared from time to time by our board, in its discretion, out of funds legally available for that purpose.

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

The Offer and Listing

Offer and Listing Details

This prospectus registers a total of 57,473,673 shares of our common stock and relates to the resale by certain selling shareholders of our company of up to 57,473,673 shares of our common stock in connection with the resale of:

-	up to 600,000 shares of our common stock issued pursuant to various debt settlement agreements in December 2006;

-

up to 4,212,500 shares of our common stock underlying warrants to purchase an equal number of shares of our common stock at US$1.00 per share until July 5, 2008 issued in a private placement that was completed in January 2007;

-

up to 27,448,550 shares of our common stock and 14,380,123 shares of our common stock underlying warrants to purchase an equal number of shares of our common stock at $1.30 per share until August 28, 2008, both issued in a private placement that was completed in March 2007;

-	up to 5,000,000 shares of our common stock issued in connection with the acquisition of Kentucky Reserves, LLC in April 2007;

-	up to 250,000 shares of our common stock issued in connection with the acquisition of the assets of Deerfield Energy Kansas Corp. in March 2007;

-	up to 4,750,000 shares of our common stock issued in connection with the acquisition of Deerfield Energy LLC in April 2007; and

-

up to 832,500 shares of our common stock underlying 555,000 unit rights. Of these unit rights, 180,000 entitle the holder to purchase up to 180,000 units at US$0.50 per unit (each unit consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.00 per share). The remaining 375,000 unit rights entitle the holder to purchase up to 375,000 units at US$1.00 per unit (each units consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.30 per share).

The selling shareholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is quoted on the OTC Bulletin Board under the symbol "MGWSF". On December 20, 2007, the closing bid price for one share of our common stock on the OTC Bulletin Board was US$1.28. Our common stock was listed on the Canadian Venture Exchange (now the TSX Venture Exchange) from August 27, 2001 to June 16, 2004. On March 28, 2005, our common stock was quoted on the OTC Bulletin Board under the symbol "BCKOF". Effective March 6, 2007, our trading symbol was changed to "MGWSF".

The annual high and low market prices of shares of our common stock for the five most recent full fiscal years are as follows:

Year Ended	TSX Venture Exchange		OTC Bulletin Board
	High	Low	High	Low
April 30, 2007	N/A	N/A	US$2.75	US$0.50
April 30, 2006	N/A	N/A	US$1.01	US$0.30
April 30, 2005	N/A	N/A	No trades	No trades
April 30, 2004	$0.65	$0.25	N/A	N/A
April 30, 2003	$0.50	$0.25	N/A	N/A

The high and low market prices of shares of our common stock for each full financial quarter for the two most recent full fiscal years on the OTC Bulletin Board were as follows:

Quarter Ended	OTC Bulletin Board
	High	Low
April 30, 2007	US$2.75	US$1.80
January 31, 2007	US$0.52	US$1.90
October 31, 2006	US$0.61	US$0.52
July 31, 2006	US$0.60	US$0.50
April 30, 2006	US$0.80	US$0.40
January 1, 2006	US$0.51	US$0.40
October 31, 2005	US$0.40	US$0.35
July 31, 2005	US$1.01	US$0.30

The high and low market prices of shares of our common stock for each of the most recent six months, from April 2007 through November 2007, on the OTC Bulletin Board were as follows:

Month Ended	OTC Bulletin Board
	High	Low
November 30, 2007	US$1.80	US$1.40
October 31, 2007	US$1.97	US$1.50
September 30, 2007	US$1.95	US$1.60
August 31, 2007	US$2.35	US$1.70

Month Ended	OTC Bulletin Board
	High	Low
July 31, 2007	US$2.75	US$1.99
June 30, 2007	US$2.60	US$1.90

Plan of Distribution

The selling shareholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which the common stock may be listed or quoted (currently, the OTC Bulletin Board in the United States) in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale by this prospectus may be sold by the selling shareholders by one or more of the following methods, without limitation:

(i)

block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(ii)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(iii)	an exchange distribution in accordance with the rules of the applicable exchange;

(iv)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(v)	privately negotiated transactions;

(vi)	market sales (both long and short to the extent permitted under the federal securities laws);

(vii)	at the market to or through market makers or into an existing market for the shares;

(viii)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(ix)	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its shares or share purchase warrants to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred its shares or share purchase warrants, as may be the case.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary with the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to this prospectus and the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Markets

Our common stock is quoted on the OTC Bulletin Board under the symbol "MGWSF".

Selling Shareholders

The selling shareholders may offer and sell, from time to time, any or all of the common stock issued and the common stock issuable to them upon exercise of the share purchase warrants. Because the selling shareholders may offer all or only some portion of the shares of common stock to be registered, no precise estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of December 20, 2007, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling shareholder. Other than as disclosed in Note 6 below, none of the selling shareholders is a broker-dealer, or an affiliate of a broker-dealer to our knowledge.

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
0750412 BC	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Ltd. (4)
0753829 BC	10,000	*	-	5,000	-	15,000	15,000	-	-
Ltd. (4)
1004387	20,000	*	-	10,000	-	30,000	30,000	-	-
Alberta Ltd. (4)
1091096	450,000	*	25,000	-	-	475,000	25,000	450,000	*
Ontario Inc. (4)
2034511	15,000	*	-	7,500	-	22,500	22,500	-	-
Ontario Inc. (4)
2034512	100,000	*	-	50,000	-	150,000	150,000	-	-
Ontario Ltd. (4)
558853 BC Ltd.	200,000	*	-	100,000	-	300,000	300,000	-	-
(4)
578159 BC Ltd.	20,000	*	-	10,000	-	30,000	30,000	-	-
(4)
624659 Alberta	230,000	*	90,000	25,000	-	345,000	165,000	180,000	*
Ltd. (4)
6287 Holdings	75,000	*	-	37,500	-	112,500	112,500	-	-
Inc. (4)
633430 Alberta	110,000	*	5,000	50,000	-	165,000	155,000	10,000	*
Ltd. (4)
916701685	50,000	*	-	25,000	-	75,000	75,000	-	-
Quebec Inc. (4)
Achilles	5,000	*	-	2,500	-	7,500	7,500	-	-
Setsikas
Adam Vary	20,000	*	-	10,000	-	30,000	30,000	-	-
Aeron T Evans	40,000	*	15,000	5,000	-	60,000	30,000	30,000	*
(6)
Agostino	10,000	*	-	5,000	-	15,000	15,000	-	-
Velenosi
Al O’Hare	30,000	*	10,000	5,000	-	45,000	25,000	20,000	*
Allen Koffman	40,000	*	-	20,000	-	60,000	60,000	-	-
Anatoly Langer	100,000	*	-	50,000	-	150,000	150,000	-	-
Andrew	20,000	*	-	10,000	-	30,000	30,000	-	-
Thornton
Anita Datt (6)	5,000	*	2,500	-	-	7,500	2,500	5,000	*
Anne Fairfull	25,000	*	-	12,500	-	37,500	37,500	-	-
Anne V. Pruner	25,000	*	12,500	-	-	37,500	12,500	25,000	*
Annie McMath	-	*	-	560	100,000	100,560	560	100,000	*
(5)
Antonietta Gatto	50,000	*	-	25,000	-	75,000	75,000	-	-
Arnold and	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Tricia Hughes
Bank Sal.	100,000	*	-	50,000	-	150,000	150,000	-	-
Oppenheim Jr.&
Cie Zurich
Barrie Einarson	100,000	*	-	50,000	-	150,000	150,000	-	-
Barry Parsons	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Bateman and	200,000	*	-	100,000	-	300,000	300,000	-	-
Company Ltd.
(4)
Bernard	10,000	*	-	5,000	-	15,000	15,000	-	-
Oegema
Bill Brandis	175,000	*	12,500	50,000	-	237,500	162,500	75,000	*
Bill Griffis	35,000	*	-	17,500	-	52,500	52,500	-	-

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Blackmont	-	*	-	35,000	-	35,000	35,000	-	-
Capital (4)(6)
Blackmont	100,000	*	-	50,000	-	150,000	150,000	-	-
Capital ITF
Doug Casey
Blackmont	50,000	*	-	25,000	-	75,000	75,000	-	-
Capital ITF
Goma
Foundation (4)
Blackmont	50,000	*	-	25,000	-	75,000	75,000	-	-
Capital ITF
Halfmoon
Foundation (4)
Blackmont	5,000	*	-	2,500	-	7,500	7,500	-	-
Capital ITF
Maria Del
Carmen Martin
Blackmont	30,000	*	-	15,000	-	45,000	45,000	-	-
Capital ITF Paul
Hickey
Blackmont	45,000	*	-	22,500	-	67,500	67,500	-	-
Capital ITF
Tango Corp Inc.
(John Derby)
(4)
Blackmont	25,000	*	-	12,500	-	37,500	37,500	-	-
Capital ITF
Todd Sharun
Blackmont	50,000	*	-	25,000	-	75,000	75,000	-	-
Capital ITF
Victor Dario
Blackmont ITF	75,000	*	-	37,500	-	112,500	112,500	-	-
Aly Mawji
Blayne Johnson	100,000	*	-	50,000	-	150,000	150,000	-	-
Bolder	-	*	-	45,500	-	45,500	45,500	-	-
Investments (4)
Bolder	600,000	*	-	50,000	-	650,000	150,000	500,000	*
Opportunites II
LP (4)
Brent Rolufs	50,000	*	10,000	15,000	-	75,000	55,000	20,000	*
Brian C.	40,000	*	20,000	-	-	60,000	20,000	40,000	*
McIntosh
Brian Chambers	20,000	*	-	10,000	-	30,000	30,000	-	-
Brian J.	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Evans (7)
Brock Helm	20,000	*	5,000	5,000	-	30,000	20,000	10,000	*
Bruce Durnie	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Bruce Hudson	40,000	*	-	20,000	-	60,000	60,000	-	-
Byron Cook	5,000	*	-	2,500	-	7,500	7,500	-	-
Camille Hodge	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Canaccord	-	*	-	5,950	-	5,950	5,950	-	-
Capital (4)(6)
CapitalOne	250,000	*	-	125,000	-	375,000	375,000	-	-
Asset
Management
Limited (4)
Carley J. Cole	25,000	*	-	12,500	-	37,500	37,500	-	-
Carole	40,000	*	20,000	-	-	60,000	20,000	40,000	*
MacLeod

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Carrie Louise	40,000	*	20,000	-	-	60,000	20,000	40,000	*
Clark
Caufield Trust	10,000	*	-	5,000	-	15,000	15,000	-	-
(4)
Chang Wan	10,000	*	-	5,000	-	15,000	15,000	-	-
Stephan Woo
Channing	250,000	*	100,000	25,000	-	375,000	175,000	200,000	*
Investments
Corp. (4)(6)
Charles B	125,000	*	-	62,500	-	187,500	187,500	-	-
Simmons Jr.
Chris Gray	5,000	*	-	2,500	-	7,500	7,500	-	-
Chris Vorberg	190,000	*	95,000	-	-	285,000	95,000	190,000	*
Christian	20,000	*	-	10,000	-	30,000	30,000	-	-
Yoingco
Christine	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Sealock (7)
Cindy G. White	10,000	*	-	5,000	-	15,000	15,000	-	-
Cindy Mallett	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Clinton W.	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Rebec
CMS Capital	100,000	*	-	50,000	-	150,000	150,000	-	-
(4)
Cnudde Davy	150,000	*	10,000	65,000	-	225,000	205,000	20,000	*
Cnudde Martin	200,000	*	-	100,000	-	300,000	300,000	-	-
Colleen	15,000	*	-	7,500	-	22,500	22,500	-	-
Mulligan
Cory Pichota	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Craig A. Mills	50,000	*	12,500	37,350	-	99,850	74,850	25,000	*
Craig Lytle	10,000	*	-	5,000	-	15,000	15,000	-	-
Cullen Kuzio	15,000	*	-	7,500	-	22,500	22,500	-	-
Cushing MLP	4,000,000	5%	-	2,000,000	-	6,000,000	6,000,000	-	-
Opportunity
Fund I LP (4)
Dale Johnson	15,000	*	-	7,500	-	22,500	22,500	-	-
Dale Loewen	90,000	*	15,000	30,000	-	135,000	105,000	30,000	*
Dan & Sandra	10,000	*	-	5,000	-	15,000	15,000	-	-
Cuerrier
Danny Dion	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Darren	60,000	*	30,000	2,450	-	92,450	32,450	60,000	*
Dzikowski
Dave Goodman	100,000	*	-	9,800	50,000	159,800	9,800	150,000	*
(5)
Dave Van Dyke	20,000	*	10,000	9,450	-	39,450	19,450	20,000	*
David Akselson	10,000	*	-	5,000	-	15,000	15,000	-	-
David Batchelor	10,000	*	-	5,000	-	15,000	15,000	-	-
David Berg	50,000	*	25,000	-	-	75,000	25,000	50,000	*
David G. Mills	12,500	*	-	6,250	-	18,750	18,750	-	-
David Sparks	260,000	*	-	130,000	-	390,000	390,000	-	-
Dean Claridge	50,000	*	-	25,000	-	75,000	75,000	-	-
Dean Duke(6)	500,000	*	50,000	-	-	550,000	50,000	500,000	*
Dean Mockney	10,000	*	-	5,000	-	15,000	15,000	-	-
Deborah Schaab	50,000	*	-	25,000	-	75,000	75,000	-	-
Denis Cooke	20,000	*	-	10,000	-	30,000	30,000	-	-
Enterprises Inc

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Denis Wilson	5,000	*	-	2,500	-	7,500	7,500	-	-
Deryl Williams	20,000	*	-	10,000	-	30,000	30,000	-	-
Diane Michaels	20,000	*	-	10,000	-	30,000	30,000	-	-
Diane	40,000	*	20,000	-	-	60,000	20,000	40,000	*
Winstanley
Dianna L Bull	10,000	*	-	5,000	-	15,000	15,000	-	-
DKR Saturn	450,000	*	-	225,000	-	675,000	675,000	-	-
Event Driven
Holding Fund
Ltd. (4)
Donald Rickard	40,000	*	10,000	10,000	-	60,000	40,000	20,000	*
Donna G. Mills	50,000	*	12,500	12,500	-	75,000	50,000	25,000	*
Dossche Bart	190,000	*	20,000	75,000	-	285,000	245,000	40,000	*
Dossche Bart	-	*	-	-	-	-	-	-	-
Doug Casey	90,000	*	45,000	-	-	135,000	45,000	90,000	*
Doug Ramsey	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Doug Simpson	55,000	*	-	27,500	-	82,500	82,500	-	-
Douglas Kurek	20,000	*	-	10,000	-	30,000	30,000	-	-
Douglas	20,000	*	-	10,000	-	30,000	30,000	-	-
Munkley
Douglas R.	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Anthony
Dr. Savvas	20,000	*		10,000	-	30,000	30,000	-	-
Nicolaou Inc.
(4)
Dr. Valerie	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Kuehne and
John Kuehne
Eat-Me Foods	70,000	*	35,000	-	-	105,000	35,000	70,000	*
Ltd. (4)
(Ross Bailey)
Edward Lyle	25,000	*	-	12,500	-	37,500	37,500	-	-
Thornton
Eric Negraeff	5,000	*	-	2,500	-	7,500	7,500	-	-
(6)
Ethel Holmberg	30,000	*	10,000	5,000	-	45,000	25,000	20,000	*
Eymann	20,000	*		10,000	-	30,000	30,000	-	-
Investment
Corp. (4)
F.T.S.	944,000	1%	72,000	-	-	1,016,000	72,000	944,000	*
Worldwide
Corporation
(4)
Fairview Capital	40,000	*	20,000	-	-	60,000	20,000	40,000	*
(1978) Ltd. (4)
Faten Ardakani	25,000	*	12,500	-	-	37,500	12,500	25,000	*
Fatima da Rosa	5,000	*	-	2,500	-	7,500	7,500	-	-
Fenyo Sandro	35,000	*	-	17,500	-	52,500	52,500	-	-
Firebird Global	3,180,000	4%	90,000	1,000,000	-	4,270,000	3,090,000	1,180,000	1%
Master Fund II,
Ltd. (4)
Firebird Global	1,180,000	2%	90,000	-	-	1,270,000	90,000	1,180,000	1%
Master Fund,
Ltd. (4)
Franco Tormane	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Frank Quinby	75,000	*	25,000	12,500	-	112,500	62,500	50,000	*
Frank Quinby	-	*	-	-	-	-	-	-	-

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Fraser G. Loney	5,000	*	-	2,500	-	7,500	7,500	-	-
Fraser Hindson	10,000	*	5,000		-	15,000	5,000	10,000	*
Fundarica	200,000	*	50,000	50,000	-	300,000	200,000	100,000	*
Investments
(4)(6)
FX Inc. (4)	160,000	*	-	80,000	-	240,000	240,000	-	-
Gabriel Eyers	-	*	-	10,500	-	10,500	10,500	-	-
Garry Fizzell	33,000	*	9,000	7,500	-	49,500	31,500	18,000	*
Gary Danylchuk	87,000	*	20,000	23,500	-	130,500	90,500	40,000	*
Gary Elman	5,000	*	-	2,500	-	7,500	7,500	-	-
Gary Olsen	250,000	*	-	125,000	-	375,000	375,000	-	-
GBS Financial	-	*	-	82,600	-	82,600	82,600	-	-
(4)(6)
George A	20,000	*	-	10,000	-	30,000	30,000	-	-
Brown
George Hatch	100,000	*	50,000	-	-	150,000	50,000	100,000	*
George Kokonis	60,000	*	17,500	12,500	-	90,000	55,000	35,000	*
Gerald Dasbach	50,000	*	-	25,000	-	75,000	75,000	-	-
Gerard P.	100,000	*	-	50,000	-	150,000	150,000	-	-
Gloisten (6)
Gerry Feldman	20,000	*	-	10,000	-	30,000	30,000	-	-
Gianni	42,000	*	21,000	-	-	63,000	21,000	42,000	*
Sgambaro
Gill J. Vincent	20,000	*	-	10,000	-	30,000	30,000	-	-
Gillian Branson	20,000	*	-	10,000	-	30,000	30,000	-	-
Ginette Maguire	30,000	*	15,000	-	-	45,000	15,000	30,000	*
GKM Holdings	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Ltd. (4)
Global	-	*	-	700	-	700	700	-	-
Securities
(4)(7)
GMP Securities	45,000	*	-	22,500	-	67,500	67,500	-	-
L.P. ITF
Incorporated
International
Capital (4)
Gordon	25,000	*	-	12,500	-	37,500	37,500	-	-
MacGregor
Elliot
Graham	20,000	*	10,000		-	30,000	10,000	20,000	*
Dallimore
Granite	-	*	-	15,293	-	15,293	15,293	-	-
Associates
Greg Burnett	50,000	*	25,000		-	75,000	25,000	50,000	*
Greg J. Ledding	75,000	*	-	37,500	-	112,500	112,500	-	-
Gundyco ITF	15,000	*	-	7,500	-	22,500	22,500	-	-
Aaron Shier
Gundyco ITF	4,150,000	5%	325,000	1,125,000	-	5,600,000	3,700,000		2%
Pinetree								1,900,000
Resource
Partnership (4)
Harvey W. Cole	25,000	*	-	12,500	-	37,500	37,500	-	-
Haywood	100,000	*	-	50,000	-	150,000		-	-
Securities Inc							150,000
ITF Radsport
Holdings Inc.
(4)(6)

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Haywood	250,000	*	-	125,000	-	375,000	375,000	-	-
Securities Inc.
ITF Charles
Lyall
Haywood	25,000	*	-	12,500	-	37,500	37,500	-	-
Securities ITF
Steve Bradner
Haywood	250,000	*	-	125,000	-	375,000	375,000	-	-
Securities ITF
Paloduro
Investments Inc.
Haywood	25,000	*	-	12,500	-	37,500	37,500	-	-
Securities ITF
Robert Lim A/C
BMI 1689-C
Haywood	50,000	*	-	25,000	-	75,000	75,000	-	-
Securities ITF
William
Gordica A/C
BMI-1687-C
Hazel Reid	5,000	*	-	2,500	-	7,500	7,500	-	-
HBK Resources	75,000	*	37,500	-	-	112,500	37,500	75,000	*
Ltd.
c/o Gerry
Hampshire (5)
(7)
Hector Demers	10,000	*	-	5,000	-	15,000	15,000	-	-
Hector L.	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Demers
Hilde	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Clovechok
Hoo-ja Lee		*	-	34,300	-	34,300	34,300	-	-
Howard P.	25,000	*	12,500		-	37,500	12,500	25,000	*
Pruner
HSBC	-	*	-	21,350	-	21,350	21,350	-	-
HSBC	10,000	*	-	5,000	-	15,000	15,000	-	-
Securities ITF
George Charles
Durham A/C
307533F
HSBC	25,000	*	-	12,500	-	37,500	37,500	-	-
Securities ITF
Gordon
MacGregor
HSBC	12,500	*	6,250	-	-	18,750	6,250	12,500	*
Securities ITF
Gordon
MacGregor
Elliott 321H17F
HSBC	50,000	*	-	25,000	-	75,000	75,000	-	-
Securities ITF
Grant Scott and
Lesley Jane
Scott
HSBC	15,000	*	-	7,500	-	22,500	22,500	-	-
Securities ITF
Ian Downs A/C
30W834B

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
HSBC	100,000	*	-	50,000	-	150,000		-	-
Securities ITF							150,000
James Treliving
Holdings Ltd.
A/C 089368B
(James
Trelving) (4)
HSBC	20,000	*	-	10,000	-	30,000	30,000	-	-
Securities ITF
Timothy
William Turyk
A/C 30W758F
Hudson Family	40,000	*	-	20,000	-	60,000	60,000	-	-
Trust (Bruce G.
Hudson,
Trustee) (4)
Hugo Liberti	20,000	*	-	10,000	-	30,000	30,000	-	-
Ian Downs	37,500	*	18,750	-	-	56,250	18,750	37,500	*
Ilja	50,000	*	-	25,000	-	75,000	75,000	-	-
Troitschanski
In-sook Leigh	120,000	*	25,000	35,000	-	180,000	130,000	50,000	*
Ironshore Trust	180,000	*	90,000	-	-	270,000	90,000	180,000	*
(4)(6)
ISGOM	10,000	*	-	5,000	-	15,000	15,000	-	-
Investment &
Marketing
Company
Limited (4)
Jack and	40,000	*	-	20,000	-	60,000	60,000	-	-
Roberta Cross
Jack Bodenstein	-	*	-	14,000	-	14,000	14,000	-	-
James Baglot	-	*	-	9,053	700,000	709,053	9,053	700,000	*
James G. Taylor	100,000	*	50,000	-	-	150,000	50,000	100,000	*
(6)
James L. and	80,000	*	40,000	-	-	120,000	40,000	80,000	*
Ann C.
Donnelly
James Lockett	30,000	*	-	15,000	-	45,000	45,000	-	-
Family Trust
(4)
James P.	198,000	*	49,000	50,000	-	297,000	199,000	98,000	*
Geiskopf
James P. Slipp	20,000	*	-	10,000	-	30,000	30,000	-	-
James S.	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Unterschultz
James Wagner	25,000	*	-	12,500	-	37,500	37,500	-	-
Jeffery Berliner	5,000	*	-	2,500	-	7,500	7,500	-	-
Jerry Chrzaszcz	15,000	*	7,500	-	-	22,500	7,500	15,000	*
Jimmy S.H. Lee	400,000	*	200,000	-	-	600,000	200,000	400,000	*
Jin-Ho Chang	50,000	*	-	25,000	-	75,000	75,000	-	-
Joe Schaab	50,000	*	-	25,000	-	75,000	75,000	-	-
John B. Ross	64,000	*	32,000	-	-	96,000	32,000	64,000	*
John G. Flynn	5,000	*		2,500	-	7,500	7,500	-	-
John Herby	220,000	*	60,000	50,000	-	330,000	210,000	120,000	*
John Krolick	10,000	*	-	5,000	-	15,000	15,000	-	-
John	40,000	*	-	20,000	-	60,000	60,000	-	-
McGoldrick

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
John Philip	50,000	*	-	25,000	-	75,000	75,000	-	-
Mappin
Jonathan Lim	50,000	*	-	25,000	-	75,000	75,000	-	-
Keng Hock
Joseph	20,000	*	-	10,000	-	30,000	30,000	-	-
Gustafson
Joseph Paul	40,000	*	-	20,000	-	60,000	60,000	-	-
McDonald
Juan -Pablo	20,000	*	-	10,000		30,000	30,000	-	-
Santini
Julia Della	150,000	*	-	75,000	-	225,000	225,000	-	-
Maestra
Julie Catling	110,000	*	5,000	-	-	115,000	5,000	110,000	*
(6)
Kalayra B.	15,000	*	7,500	-	-	22,500	7,500	15,000	*
Angelyys
Karen Gable	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Karkrash	143,333	*	25,000	-	-	168,333	118,333	50,000	*
Holdings Ltd.
(4)
Kelly Shibata	15,000	*	-	7,500	-	22,500	22,500	-	-
Ken	10,000	*	-	5,000	-	15,000	15,000	-	-
Danylchuck
Ken Greenlaw	25,000	*	-	12,500	-	37,500	37,500	-	-
Kenneth &	20,000	*	-	10,000	-	30,000	30,000	-	-
Stephanie Alton
TTEE Alton
Family Trust
DTD (4)
Kenneth Jabs	50,000	*	-	25,000	-	75,000	75,000	-	-
Kenneth John	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Greenlaw
Kenneth Santa	10,000	*	-	5,000	-	15,000	15,000	-	-
Kim Gulevich	10,000	*	5,000		-	15,000	5,000	10,000	*
KJV Investment	60,000	*	-	30,000	-	90,000	90,000	-	-
Family Limited
Partnership (4)
Kosta Tsoutsis	20,000	*	10,000	-	-	30,000	10,000	20,000	*
(6)
Kristin Sehn	10,000	*	-	5,000	-	15,000	15,000	-	-
Kurt Gainer	100,000	*	-	50,000	-	150,000	150,000	-	-
Kurt R. Gainer	60,000	*	30,000	-	-	90,000	30,000	60,000	*
Larry Krawchuk	20,000	*	-	10,000	-	30,000	30,000	-	-
Larry Sostad	10,000	*	-	5,000	-	15,000	15,000	-	-
Larry	1,200,000	2%	100,000	500,000	-	1,800,000	1,600,000	200,000	*
Thompson
Laurie-Anne	100,000	*	50,000		-	150,000	50,000	100,000	*
Thornton (7)
Lawrence	15,000	*	-	7,500	-	22,500	22,500	-	-
Chernoff
Lawrence I.	35,000	*	5,000	12,500	-	52,500	42,500	10,000	*
Hamm
Lee Berstein	10,000	*	-	5,000	-	15,000	15,000	-	-
Les Tanzer	10,000	*	-	5,000	-	15,000	15,000	-	-
Leslie Friesen,	45,000	*	22,500	-	-	67,500	22,500	45,000	*
David Friesen
Little Wing LP	423,000	*	-	211,500	-	634,500	634,500	-	-

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Lloyd Michaels	50,000	*	-	25,000	-	75,000	75,000	-	-
Laurie-Anne	5,000	*	-	2,500	-	7,500	7,500	-	-
Jensen
Manfid SA	100,000	*	50,000	-	-	150,000	50,000	100,000	*
Marcel Brichon	10,000	*	5,000	-	-	15,000	5,000	10,000	*
(6)
Marilyn	-	*	-	30,450	-	30,450	30,450	-	-
Schiffman
Mark and	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Birgitta
Redcliffe (6)
Mark Spencer	-	-	-	73,850	-	73,850	73,850	-	-
Marrandino	50,000	-	25,000	-	-	75,000	25,000	50,000	*
Holdings Inc.
(4)
Marty	40,000	-	-	20,000	-	60,000	60,000	-	-
Henderson
Mary K. Hill	15,000	-	7,500	-	-	22,500	7,500	15,000	*
Maureen	20,000	-	-	10,000	-	30,000	30,000	-	*
Gustafson
MB Pics Capital	1,070,000	1%	10,000	-	-	1,080,000	10,000	1,070,000	1%
Corp. (4)
Medallion	10,000	*	-	5,000	-	15,000	15,000	-	-
Capital Corp.
(4)
Merlin Lloyd	25,000	*	-	12,500	-	37,500	37,500	-	-
Peterson
Michael Geleta	30,000	*	15,000	-	-	45,000	15,000	30,000	*
Michael	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Laidlaw
Michael	10,000	*	5,000	-	-	15,000	5,000	10,000	*
McBride
Michael	4,000	*	2,000	-	-	6,000	2,000	4,000	*
McMath
Michael	135,000	*	-	67,500	-	202,500	202,500	-	-
Nininger
Mike	30,000	*	5,000	10,000	-	45,000	35,000	10,000	*
McCaffrey
Minaz Devji	5,000	*	2,500	-	-	7,500	2,500	5,000	*
Miranda	10,000	*	-	5,000	-	15,000	15,000	-	-
Bradley
Monarch	100,000	*	-	50,000	-	150,000	150,000	-	-
Capital Fund
Ltd. (4)
Monica	35,000	*	17,500	-	-	52,500	17,500	35,000	*
McGrandle
Monika	50,000	*	-	25,000	-	75,000	75,000	-	-
Campbell
Morton Elman	15,000	*	-	7,500	-	22,500	22,500	-	-
Murray Vernon	220,000	*	35,000	75,000	-	330,000	260,000	70,000	*
Myron Braun	31,000	*	3,000	12,500	-	46,500	40,500	6,000	*
Nassrin Kabiri	5,000	*	-	2,500	-	7,500	7,500	-	-
Nathan Isbister	10,000	*	-	5,000	-	15,000	15,000	-	-
NBCN Clearing	20,000	*	-	10,000	-	30,000	30,000	-	-
INC ITF Brenda
Howard A/C
10E120F

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
NBCN Clearing	20,000	*	-	10,000	-	30,000	30,000	-	-
Inc ITF John
Frome A/C 11-
B84E-F (6)
NBCN Clearing	30,000	*	-	15,000	-	45,000	45,000	-	-
Inc ITF Kevin
Gould A/C
10E025F (6)
Nesbit Burns	26,000	*	-	13,000	-	39,000	39,000	-	-
ITF K.R.
Lockett A/C
214-40085-27
Nicholas Reeves	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Overdirve	25,000	*	-	12,500	-	37,500	37,500	-	-
Enterprises Ltd.
(4)
Pacific West	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Ventures Inc.
(4)
Patrick	5,000	*	-	2,500	-	7,500	7,500	-	-
Whibley(6)
Paul Yezzi	25,000	*	-	12,500	-	37,500	37,500	-	-
Pauline Wong	10,000	*	-	5,000	-	15,000	15,000	-	-
Penson	135,000	*	-	67,500	-	202,500	202,500	-	-
Financial ITF
Alex Rothwell
Penson	230,000	*	-	115,000	-	345,000	345,000	-	-
Financial ITF
Harry Pokrandt
Penson	50,000	*	-	25,000	-	75,000	75,000	-	-
Financial
ITFTimothy
Sorensen
Penson	500,000	*	-	250,000	-	750,000		-	-
Financial							750,000
Services Canada
ITF Steven
Mantel
Penson	10,000	*	-	5,000	-	15,000	15,000	-	-
Financial
Services of
Canada Inc. ITF
Barry Reed
Penson	10,000	*	-	5,000	-	15,000	15,000	-	-
Financial
Services of
Canada Inc. ITF
Marcel Brichon
Pentor Capital	50,000	*	-	25,000	-	75,000	75,000	-	-
Corp. (4)
Peter Cozzi	5,000	*	-	2,500	-	7,500	7,500	-	-
Peter J.R. Holt	50,000	*	-	25,000	-	75,000	75,000	-	-
Peter M.	250,000	*	-	125,000	-	375,000	375,000	-	-
Halloran
Philip Brenner	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Ping Ping Toth	20,000	*	-	10,000	-	30,000	30,000	-	-
and Zoltan Toth
Ping Ping Toth	30,000	*	15,000	-	-	45,000	15,000	30,000	*
PowerOne	3,150,000	4%	325,000	625,000	832,500	4,932,500	3,032,500	1,900,000	2%
Capital Markets
Limited (5)(4)

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Quarry Capital	100,000	*	-	50,000	-	150,000	150,000	-	-
Corporation (4)
Radcliffe	500,000	*	-	250,000	-	750,000	750,000	-	-
Foundation (4)
Ramona	220,000	*	110,000	-	-	330,000	110,000	220,000	*
Vorberg
Randall Pow	60,000	*	30,000	-	-	90,000	30,000	60,000	*
Randy Chan	10,000	*	-	5,000	-	15,000	15,000	-	-
Randy Johnson	15,000	*	-	7,500	-	22,500	22,500	-	-
Randy L.	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Oswald
Rayna Lynnette	4,000	*	2,000	-	-	6,000	2,000	4,000	*
Elsdon
RBC Dexia	1,480,000	2%	-	740,000	-	2,220,000	2,220,000	-	-
Investor
Services ITF
Vertex One
Asset Mgmt Inc.
116506006 (4)
RBC Dominion	15,000	*	-	7,500	-	22,500	22,500	-	-
Securities Inc
ITF Craig
Bessie
Renita Narayan	15,000	*	-	7,500	-	22,500	22,500	-	-
(6)
Richard A.	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Brook
Richard J.	40,000	*	20,000	-	-	60,000	20,000	40,000	*
Sorensen
Rick Zeibots	290,050	*	-	145,025	-	435,075	435,075	-	-
Robert	20,000	*	-	10,000	-	30,000	30,000	-	-
Steinborn
Robert Douglas	70,000	*	10,000	25,000	-	105,000	85,000	20,000	*
Gerbrandt
Robert	320,000	*	-	160,000	-	480,000	480,000	-	-
Holtzclaw &
Darlene M
Holtzclaw
Robert Rushing	25,000	*	-	12,500	-	37,500	37,500	-	-
Robert	100,000	*	50,000	-	-	150,000	50,000	100,000	*
Steinborn
Roberto	10,000	*	-	5,000	-	15,000	15,000	-	-
Sgambaro
Roland M.	20,000	*	-	10,000	-	30,000	30,000	-	-
Labuan
Rolf Tevely	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Ron & Val	10,000	*	-	5,000	-	15,000	15,000	-	-
McDougall
Ron and Carole	10,000	*	-	5,000	-	15,000	15,000	-	-
MacLeod
Ron Child	10,000	*	-	5,000	-	15,000	15,000	-	-
Ron James	20,000	*	-	10,000	-	30,000	30,000	-	-
Rubuliak
Ron Johnston	12,500	*	-	6,250	-	18,750	18,750	-	-
Ron Perry	20,000	*	-	10,000	-	30,000	30,000	-	-
Ron Voogel	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Ronald Lee	200,000	*	-	100,000	-	300,000	300,000	-	-
Eisenberg

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Rosenbloom	15,000	*	-	7,500	-	22,500	22,500	-	-
Medicine
Professional
Corporation (4)
Roy Holdings,	80,000	*	-	40,000	-	120,000	120,000	-	-
LLC (4)
RSJN Holdings	150,000	*	50,000	25,000	-	225,000	125,000	100,000	*
Ltd. (4)
Rupprecht	20,000	*	-	10,000	-	30,000	30,000	-	-
Family Trust
(4)
Ryan Larsh	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Sam Magid	100,000	*	-	50,000	-	150,000	150,000	-	-
Sandra E.	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Fopma
Sandra	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Rupprecht
Sanjay Chand	40,000	*	12,500	7,500	-	60,000	35,000	25,000	*
Maharaj
Scott	20,000	*	-	10,000	-	30,000	30,000	-	-
Calderwood
Scott & Heather	10,000	*	-	5,000	-	15,000	15,000	-	-
Kyllo
Scott L. McNitt	15,000	*	-	7,500	-	22,500	22,500	-	-
Scott Wilson	90,000	*	-	45,000	-	135,000	135,000	-	-
Shane Koh	30,000	*	15,000	-	-	45,000	15,000	30,000	*
Shane Meyers	150,000	*	50,000	25,000	-	225,000	125,000	100,000	*
(6)
Shaun Kelbert	40,000	*	10,000	10,000	-	60,000	40,000	20,000	*
Shelley M.	20,000	*	-	10,000	-	30,000	30,000	-	-
Sorensen
Shelly Shaw	10,000	*	-	5,000	-	15,000	15,000	-	-
Shirley Lee	10,000	*	-	5,000	-	15,000	15,000	-	-
Stacy	11,000	*	5,500		-	16,500	5,500	11,000	*
Broadoway
Stefaniya	17,500	*	-	8,750	-	26,250	26,250	-	-
Danylchuk
Stephen	15,000	*	-	7,500	-	22,500	22,500	-	-
Krystofiak
Steven Palmer	500,000	*	250,000	-	-	750,000	250,000	500,000	*
Sturgeon	10,000	*	-	5,000	-	15,000	15,000	-	-
Holdings Corp.
Sukhbir Mann	100,000	*	-	50,000	-	150,000	150,000	-	-
Sunita Prasad	5,000	*	-	2,500	-	7,500	7,500	-	-
Susan Hamilton	15,000	*	-	7,500	-	22,500	22,500	-	-
Suzanne Liptak	30,000	*	10,000	5,000	-	45,000	25,000	20,000	*
Swank MLP	1,000,000	1%		500,000	-	1,500,000	1,500,000	-	*
Convergence
Fund (4)
Sweetwater	-	*	-	18,192	-	18,192	18,192	-	*
Capital Corp.
(4)
Tamara Ross	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Taras Pysyk	20,000	*	10,000	-	-	30,000	10,000	20,000	*
Tarbo	100,000	*	-	-	-	100,000	-	100,000	*
Resources Ltd.

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
TD Waterhouse	90,000	*	-	45,000	-	135,000	135,000	-	-
ITF Tom James
A/C 571344F
(6)
Teak-ky Min	50,000	*	-	25,000	-	75,000	75,000	-	-
Ted & Kim	50,000	*	-	25,000	-	75,000	75,000	-	-
Williams
TTEES
Williams
Family Trust
(4)
Terence Schorn	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Terrance	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Sigmund
Terrence G.	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Dingwell
Terrence J	30,000	*	-	15,000	-	45,000	45,000	-	-
Hankerson (6)
Terry Amisano	50,000	*	25,000	-	-	75,000	25,000	50,000	*
Terry T. Jarton	10,000	*	-	5,000	-	15,000	15,000	-	-
Thomas D.	100,000	*	-	50,000	-	150,000	150,000	-	-
Willis II
Thomas Della	250,000	*	-	125,000	-	375,000	375,000	-	-
Maestra
Thomas Martin	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Christopher
Tiger Capital	100,000	*	50,000	-	-	150,000	50,000	100,000	*
Corp. (4)
Tom Matthes	10,000	*	-	5,000	-	15,000	15,000	-	-
Tom Rupprecht	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Tony	10,000	*	-	5,000	-	15,000	15,000	-	-
Baldassarre
Tradewinds	77,000	*	-	38,500	-	115,500	115,500	-	-
Fund Ltd. (4)
Treshnish	944,000	1%	72,000	-	-	1,016,000	72,000	944,000	*
Investment, Inc.
(4)
Trevor	10,000	*	-	5,000	-	15,000	15,000	-	-
Perepolkin (6)
Trout	50,000	*	-	25,000	-	75,000	75,000	-	-
Exploration &
Mining Ltd. (4)
Tyler	10,000	*	5,000	-	-	15,000	5,000	10,000	*
Romanchuk
Vanderstraeten	15,000	*	-	7,500	-	22,500	22,500	-	*
Luc
Verdmont	-	*	-	49,000	-	49,000	49,000	-	*
Capital SA (4)
Veron F. Ross	180,000	*	-	90,000	-	270,000	270,000	-	*
Vicki Koh	5,000	*	-	2,500	-	7,500	7,500	-	*
Victor Dario	-	*	-	35,000	-	35,000	35,000	-	*
Vital Beliveau	10,000	*	-	5,000	-	15,000	15,000	-	*
Vivien Roe-	30,000	*	-	15,000	-	45,000	45,000	-	*
Perry
Waltraud	5,000	*	-	2,500	-	7,500	7,500	-	*
Wilson
Warren Manis	121,000	*	-	188,500	-	309,500	309,500	-	*

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Wei-Tek Tsai /	240,000	*	-	120,000	-	360,000	360,000	-	*
Enyan Deng
Will Harris	50,000	*	-	25,000	-	75,000	75,000	-	*
William Lee	12,000	*	-	6,000	-	18,000	18,000	-	*
Buse
Yeomans 1991	100,000	*	-	50,000	-	150,000	150,000	-	*
Living trust
Dated 08-06-96
Yong-Jong Kim	30,000	*	-	15,000	-	45,000	45,000	-	*
Bass Energy Inc	250,000	*	-	-	-	250,000	250,000	-	*
Nils P. Johnson,	250,000	*	-	-	-	250,000	250,000	-	*
Hr. Trustee of
the Kristen A.
Johnson IRV
Trust #1 U/A/D
12/16/05
Kathleen G.	2,000,000	3%	-	-	-	2,000,000	2,000,000	-	*
Johnson & Nils
P. Johnson, Jr.
Trustees of the
Kathleen G.
Johnson Family
Trust
John B. Byrnes	250,000	*	-	-	-	250,000	250,000	-	*
Nils P. Johnson,	250,000	*	-	-	-	250,000	250,000	-	*
Hr. Trustee of
the Thomas
Craig Johnson
IRV Trust
U/A/D 1/1/06
Nils P. Johnson,	250,000	*	-	-	-	250,000	250,000	-	*
Jr. Trustee of
the Erin
Kathleen
Johnson IRV
Trust U/A/D
Nils P. Johnson,	250,000	*	-	-	-	250,000	250,000	-	*
Jr. Trustee Nils
Peter Johnson
IRV Trust#1
U/A/D 12/16/05
Eric Johnson	500,000	*	-	-	-	500,000	500,000	-	*
Nils P. Johnson,	250,000	*	-	-	-	250,000	250,000	-	*
Jr. Trustee of
the Molly K.
Johnson IRV
Trust #1 U/A/D
12/16/05
Robert E.	250,000	*	-	-	-	250,000	250,000	-	*
Dickey, Trustee
of the Robert E.
Dickey
James S.	500,000	*	-	-	-	500,000	500,000	-	*
Fleischer and
Sarah P.
Fleishcer, Co-
Trustees of the
James S.
Fleisher Family
Trust No.1
Karkrash	-	*	-	-	-	-	-	-	*
Holdings Ltd.

		Percent-			Shares of
		age of			Common			Shares of
		Class		Shares of	Stock	Total Shares		Common
		Owned by	Shares of	Common	Underlying	(aggregate of		Stock
	Outstanding	Selling	Common	Stock	Other	Columns		Owned by
	Shares of	Share-	Stock	Underlying	Warrants,	A to D	Shares of	Selling	Percent-
	Common	holder	Underlying	Warrants	Options and	Beneficially	Common	Shareholder	age of
	Stock Owned	before	Warrants	from	other	Owned Prior	Stock	after	Class after
	by the Selling	Offering	from January	February	Exchange	to Offering	Offered	Offering	Offering
Name	Shareholders	Hereunder	2007(1)	2007(2)	Shares(3)	Hereunder)(5)	Hereunder	Hereunder	Hereunder
Beverly	93,333	*	-	-	-	93,333	93,333	-	*
Amisano
Scharfe	200,000	*	-	-	-	200,000	200,000	-	*
Holdings
Calneva	100,000	*	-	-	-	100,000	100,000	-	*
Financial
Carob	93,334	*	-	-	-	93,334	93,334	-	*
Management
Brian Hanson	10,000	*	-	-	-	10,000	10,000	-	*
Roy Brown	10,000	*	-	-	-	10,000	10,000	-	*
Ake Almgren	419,356	*	-	-	-	419,356	419,356	-	*
DK True	1,150,537	1%	-	-	4,437,500	5,588,037	1,150,537	4,437,500	5%
Energy
Development
Ltd. (4)(5)
Larry Hancock	43,010	*	-	-	-	43,010	43,010	-	*
James Haymour	123,657	*	-	-	-	123,657	123,657	-	*
Health Solutions	172,042	*	-	-	-	172,042	172,042	-	*
Holdings Inc.
(4)
John Ladd	247,312	*	-	-	-	247,312	247,312	-	*
LPL	96,775	*	-	-	-	96,775	96,775	-	*
Investments Inc.
Jonathan Lim	250,000	*	-	-	-	250,000	250,000	-	*
Hock
MK Tech	43,011	*	-	-	-	43,011	43,011	-	*
Solutions (4)
Anthony	26,882	*	-	-	-	26,882	26,882	-	*
Pirraglia
Raymond T.	1,064,515	1%	-	-	450,000	1,514,515	1,064,515	450,000	*
Pirraglia (5)
Robert A.	188,171	*	-	-	112,500	300,671	188,171	112,500	*
Pirraglia (5)
Robert A.	26,882	*	-	-	-	26,882	26,882	-	*
Pirraglia as
custodian for
Caitlin Pirraglia
under the
Nyutma
Robert A.	26,882	*	-	-	-	26,882	26,882	-	*
Pirraglia as
custodian for
Nicole Pirraglia
under the
Nyutma
Red Rock	204,301	*	-	-	-	204,301	204,301	-	*
Interests Ltd.
(4)
Janet Young	123,657	*	-	-	-	123,657	123,657	-	*
Stapleton	750,000	*	-	-	4,500,000	5,250,000	750,000	4,500,000	5%
Investments Inc.
(4)(7)
George T.	1,776,343	1%	-	-	1,000,000	2,776,343	43,010	2,733,333	3%
Stapleton, II
(7)(5)
TOTAL:	57,006,883	-	4,212,500	14,380,123	12,182,500	87,782,006	57,473,673	30,308,333	-

Notes:
*	Less than one percent.

(1) Includes the shares of our common stock issuable upon the exercise of common share purchase warrants issued in respect of a private placement of 8,425,000 units which closed on January 5, 2007. The units were sold at a purchase price of US$0.50 per unit. Each unit consists of one share of our common stock and one-half of one common share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock on or before 5:00 p.m. (Vancouver time) on July 5, 2008, at a price of US$1.00 per share. There are 4,212,500 warrants being registered.

(2) Includes the shares of our common stock issuable upon the exercise of common share purchase warrants issued in respect of a private placement of 27,448,550 units which closed on February 28, 2007. The units were sold at a purchase price of US$1.00 per unit. Each unit consists of one share of our common stock and one-half of one common share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock on or before 5:00 p.m. (Vancouver time) on August 28, 2008, at a price of US$1.30 per share. There are 14,380,123 warrants being registered, including 655,848 advisor finders warrants issued in respect both private placements.

(3) Other shares, options and warrants include:

-

PowerOne Capital Markets Limited was issued 180,000 unit rights whereby they can purchase 180,000 units at US$0.50 per unit (each unit consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.00 per share). There are 270,000 fully diluted shares of our common stock offered in respect of these warrants. PowerOne Capital Markets Limited was also Issued 375,000 Brokers warrants whereby they can purchase 375,000 units at US$1.00 per unit (each units consists of one share of our common stock and one-half of one common share purchase warrant exercisable at US$1.30 per share). There are 562,500 fully diluted shares of our common stock offered in respect of these warrants.

-	Annie McMath holds 100,000 common share purchase warrants exercisable at US$0.50 per share until January 5, 2009.

-	Dave Goodman holds 50,000 common share purchase warrants exercisable at US$0.50 per share until January 5, 2009.

-

Gerry Hampshire is the control person for HBK Resources Ltd. and he was an officer of our company, prior to his resignation effective December 10, 2007. Mr. Hampshire holds 600,000 common share stock options granted effective January 8, 2007 at an exercise price of US$0.50 per share exercisable for a period for four years, 150,000 of which vest six months from grant and the remainder in three equal tranches of 150,000 options each vesting on the first, second and third anniversary of the grant date. Mr. Hampshire also holds 1,200,000 incentive warrants (exercisable for common shares at US$0.10 per share for a period of six months after vesting) vest if the Endurance incentive warrant holders collectively bring a project of merit (i.e. a project with a potential economic value of at least US$10,000,000) to the directors of our company by December 20, 2007.

-	James Baglot holds 700,000 common share purchase warrants exercisable at US$0.50 until January 5, 2009.

-

DK True Energy Development Ltd., Raymond T. Pirraglia and Robert A. Pirraglia beneficially own 44,375, 4,500 and 1,125 class B exchange shares, respectively, of our subsidiary, MegaWest Energy (USA) Corp. that are exercisable into 4,437,500, 450,000 and 112,500 shares, respectively, of our common stock.

-

George T. Stapleton, II, a director and senior officer of our company, holds 1,000,000 common share stock options granted effective January 5, 2007 at an exercise price of US$0.50 per share exercisable for a period of four years that vested on grant date. Through Stapleton Investments Inc., Mr. Stapleton and family members beneficially own 45,000 class B exchange shares of our subsidiary, MegaWest Energy (USA) Corp. that are exercisable into 4,500,000 shares of our common stock. In addition, family members of Mr. Stapleton own 500,000 shares of our common stock.

(4) Voting and dispositive power for these entities is controlled by the following individuals:

Company Name	Controlled By:
Yeomans 1991 Living Trust Dated 08-06-96	Barbara Yeomans
0750412 B.C. Ltd.	John S. Brock
0753829 BC Ltd.	Angela Nault
1004387 Alberta Ltd.	Bob Baker
1091096 Ontario Inc.	Don Padgett
2034511 Ontario Inc.	Eugene Kandjian
2034512 Ontario Ltd.	Howard Hanick
558853 BC Ltd.	Dennis Burdett
578159 BC Ltd.	Lakhbir Singh
624659 Alberta Ltd.	Michael Geleta
6287 Holdings Inc.	Brian Roberts
633430 Alberta Ltd.	Gordon Funnell
9167-1685 Quebec Inc.	France Couture
Bank Sal. Oppenheim Jr.& Cie (Switzerland) Ltd.	U. Fricker
Bateman and Company Ltd.	Ryan Bateman
Ironshore Trust	Ryan Bateman

Company Name	Controlled By:
Blackmont Capital	Renee Claveau
Bolder Investments	Channing Buckland
Bolder Investments II LP.	Channing Buckland
Capital One Asset Management Ltd.	Pat DiCapo
Caufield Trust	Robert Gayton
Channing Investments Corp.	Channing Buckland
CMS Capital	Menachern Lipsker
Cushing MLP Opportunity Fund I LP	Jerry V. Swank
Swank MLP Convergence Fund	Jerry V. Swank
Denis Cook Enterprises Inc.	Denis Cooke
DKR Saturn Event Driven Holding Fund Ltd.	Ron Phillips
Eat-Me Foods Ltd.	Ross Bailey
F.T.S. Worldwide Corporation	Michael Marechal
Fairview Capital (1978) Ltd.	Michael Jensen, President
Firebird Global Master Fund, Ltd.	James Passin
Firebird Global Master Fund II, Ltd.	James Passin
Fundarica Investments	Shane Meyers
FX Inc.	Warren Manis
GBS Financial	Gerald Gloistein
GKM Holdings Ltd.	Graham Harris
Incorporated International Capital	David Franklin
Granite Associates	Tom James
Global Securities	Duncan Boggs
Pinetree Resource Partnership	Larry Goldberg
RSJN Holdings Ltd.	Harvey Harriott
Radsport Holdings Inc.	Thomas Reilling
HBK Resources Ltd.	Gerry Hampshire
Hudson Family Trust	Brian G. Hudson
ISGOM Investment and Marketing Company	David Pinkus
James Lockett Family Trust	James Lockett
Karkrash Holdings Ltd.	Terry Amisano
Kenneth & Stephanie Alton TTEE Alton Family Trust DTD	Stephanie and Kenneth Alton
KJV Investment Family Limited Partnership	Wei-Tek Tsai / Enyan Deng
Little Wing LP	Parker L. Quillen
Tradewinds Fund Ltd.	Parker L. Quillen
MB Pics Capital Corp.	Mike Marrandino
Pacific West Ventures Inc.	Mike Marrandino
Medallion Capital Corp.	Stafford Kelley
Monarch Capital Fund Ltd.	Thomas Van Poucke
Overdrive Enterprisers Ltd.	Patrick Trask
Paloduro Investments Inc.	Robert Cross
PowerOne Capital Markets Ltd.	Pat DiCapo
Quarry Capital Corporation	Doug Forster
Radcliffe Foundation	John Proust
Vertex One Asset Management Inc.	John Thiessen
Rosenbloom Medicine Professional Corporation	Andrea Rosenbloom
Roy Holdings, LLC	Craig D. Roy
Rupprecht Family Trust	Sandra Rupprecht
Sturgeon Holdings Corp.	Vaughn Sturgeon
Tango Corp. Inc.	John Derby
Tarbo Resources Ltd.	Terence Schorn
Ted & Kim Williams TTEES Williams Family Trust	Theodore and Kim Williams
Tiger Capital Corp.	Ian Goodall
Treshnish Investment Inc.	B. Korolnik
Trout Exploration & Mining Ltd.	Paul Davey
Health Solutions Holdings Inc.	Raymond Pirraglia
MK Tech Solutions Inc.	Myron Coleman
Red Rock Interests Ltd.	Steven Erikson
True Energy Development	David Kahn

Company Name	Controlled By:
LPL Investments Inc	Larry Hancock
Stapleton Investments Inc.	George T. Stapleton, II
Half Moon Foundation	Rudolf Hugi
Eymann Investment Corp.	John T. Eymann
Marrandino Holdings Inc.	Mike Marrandino
Pentour Capital Corp.	Joseph Galli
Sweetwater Capital Corp.	Bob Baker
Verdmont Capital	Malcolm Burke
Bass Energy Inc.	William Hlavin
Carob Management	Gregory Burnett

(5) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the warrants by reason of any stock spilt, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, the beneficial ownership of the common stock by the seeking stockholder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(6) None of the selling shareholders are "broker-dealers" within the meaning of the Securities Exchange Act of 1934. However, set out below are the names of individuals, who, by virtue of their employment with broker-dealers, are deemed to be affiliates of broker-dealers. In respect of each of these individuals, the Company confirms that each has indicated to the Company that he purchased the securities being offered for resale hereunder in the ordinary course of business and at the time of purchase, had no agreements or understandings, directly or indirectly, with any party to distribute the securities. As such, none of the affiliates will be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of these securities being offered for resale under the Form F-1/A. Furthermore, the Company confirms that none of the affiliates own more than one percent of our outstanding common stock before or after the offering hereunder.

Name of Affiliate	Broker Dealer/Affiliation
Renée Claveau	Canaccord Capital – Registered Broker
Gerard Gloisten	GBS Financial – Registered Broker
Thomas Relling	Haywood Securities – Registered Broker
John Frome	National Bank Financial – Registered Broker
Kevin Gould	National Bank Financial – Registered Representative
Shane Meyers of Fundarica Investments	Bolder Investments – Registered Broker
Shane Meyers	Bolder Investments – Registered Broker
Craig Bessie	RBC Dominion Securities – Investment Advisor
Channing Buckland	Channing Investments – Registered Broker
Renita Narayan	Bolder Investments – Registered Broker
Trevor Perepolkin	Canaccord Capital – Investment Advisor
Eric Negraeff	PI Financial – Investment Advisor
Terrence J. Hankerson	UBS Financial Services, Inc. – Affiliate
Patrick Whibley	PI Financial – Investment Advisor
Aeron T. Evans	Canaccord Capital – Registered Broker
Marcel Brichon	Northern Securities – Registered Investment Advisor
Ryan Bateman of Bateman and Company	Registered Broker in the Cayman Islands
Ryan Bateman of Ironshore Trust	Registered Broker in the Cayman Islands
Tom James	Granite Associates, Ltd. – Limited Market Dealer
James G. Taylor	Blackmont Capital – Investment Advisor
Mark Redcliffe	Blackmont Capital – Registered Investment Advisor
Anita Datt	Blackmont Capital – Affiliate
Kosta Tsoutsis	Investment Advisor
Dean Duke	Blackmont Capital – Registered Broker
Julie Catling	Blackmont Capital – Registered Broker

(7) The following are affiliates of our company:

-

Gerry Hampshire is the control person for HBK Resources Ltd. and he is an officer of our company. Mr. Hampshire holds 600,000 common share stock options granted effective January 8, 2007 at an exercise price of US$0.50 per share exercisable for a period for four years, 150,000 of which vest six months from grant and the remainder in three equal tranches of 150,000 options each vesting on the first, second and third anniversary of the grant date.

-

George T. Stapleton, II, a director and senior office of our company, holds 1,000,000 common share stock options granted effective January 5, 2007 at an exercise price of US$0.50 per share exercisable for a period of four years that vested on grant date. See "Share Ownership" in this prospectus for details on additional shares of our common stock and cash received from various acquisitions.

-	Laurie-Anne Thornton is the wife of R. William Thornton (a director and senior officer of our company).

-	Christine Sealock is the wife of David Sealock (an officer of our company).

-

Brian J. Evans, a director of our company, holds: 10,000 issued and outstanding shares in the common stock of our company; 5,000 shares of our common stock issuable upon the exercise of common share purchase warrants issued in respect of a private placement of 8,425,000 units which closed on January 5, 2007; and 500,000 common share stock options granted effective February 20, 2007 at an exercise price of US$1.00 per share exercisable for a period of four years that vested on grant date.

Dilution

With the exception of the common stock that is issuable upon the potential exercise of the share purchase warrants and the unit rights, the common stock to be sold by the selling shareholders is common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders, other than with respect to the common stock that is issuable upon the potential exercise of the share purchase warrants and the unit rights.

Expenses of the Issue

All expenses of the this prospectus and the registration statement of which this prospectus forms a part, including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Additional Information

Share Capital

Our authorized capital consists of an unlimited number of shares of common stock, without par value, and 100,000,000 shares of preferred stock, without par value.

Clark Wilson LLP, of 800-885 W Georgia Street, Vancouver, British Columbia, Canada, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

The following table identifies the number of issued and outstanding shares in capital as at December 20, 2007 and the number of shares of our common stock that could be issued if all of our dilutive securities were converted into shares.

December 20, 2007
Shares of common stock outstanding	78,216,320
Exchange shares	9,500,000(1)
Stock options	10,383,730(2)
Private placement share purchase warrants	18,592,623(3)
Incentive warrants	19,500,000(4)

December 20, 2007
Consulting warrants	6,000,000(5)
Unit rights	832,500(6)
Convertible promissory notes	7,204,000(7)
Acquisition warrants	250,000(8)
Total	150,479,173

Notes:
(1)

Represents 95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp., as part of the consideration given to acquire Trinity. Each class B exchange share is convertible into 100 shares of our common stock with up to 9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

(2)

Represents stock options to purchase shares of our common stock at prices from US$0.10 to US$2.25 per share, with expiry dates from March 15, 2008 through to March 15, 2012 and with various vesting terms.

(3)

Represents whole common share purchase warrants issued in connection with our private placement offerings. Each whole common share purchase warrant is exercisable into one share of our common stock at prices from US$1.00 to US$1.30 per share, with expiry dates from January 5, 2008 to February 28, 2008. On December 14, 2007, the expiry date of the share purchase warrants was extended six months, to July 5, 2008 and August 28, 2008, respectively.

(4)

Represents incentive warrants granted to three entities (Endurance Energy Consulting Ltd. (Endurance), a private company controlled by R. William Thornton, a director and the Chief Operating Officer of our company, Gladrock Energy LLC (Gladrock), a private company controlled by Dr. Gail Bloomer, a director of our company and 1187016 Alberta Ltd.) that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share until January 15, 2009 if the holder thereof delivers an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company by January 15, 2009. Gladrock has been credited with identifying the Kentucky Reserves acquisition and the warrants issued to Gladrock have vested. The Endurance warrant holders have been credited with identifying the Big Sky acquisition in Montana and the warrants issued to Endurance have vested.

(5)

Represents common share purchase warrants granted to various consultants. The warrants are exercisable into one share of our common stock at an exercise price of US$0.50 per share and expire on January 5, 2009.

(6)

Represents rights to buy an additional 180,000 units under the same terms as the January US$0.50 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.00 per share) and rights to buy a further 375,000 units under the same terms as the March US$1.00 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.30 per share). These rights, including the underlying common share purchase warrants, expire between January 5, 2008 and March 1, 2008.

(7)

Represents shares of our common stock that potentially could be issued from convertible promissory notes in the aggregate amount of US$1,700,000 with an interest rate of six percent per annum, which together maybe converted into shares of our common stock at US$0.25 per share until June 20, 2008.

(8)	Represents warrants granted as part consideration for the acquisition of the Big Sky project in Montana. Each warrant is exercisable into one common share at a price of US$2.50 until April 24, 2009.

Memorandum and Articles of Association

Our company was incorporated (incorporation number BC0600967) and currently exists under the laws of the Province of British Columbia, Canada. At a meeting of the shareholders of our company on October 29, 2007, the shareholders approved the continuance of our company from the Province of British Columbia to the Province of Alberta under the Business Corporations Act (Alberta). However, as of the date hereof, our directors have determined that it is not in our company's best interests to apply for a certificate of continuance to effect the continuance and our company does not intend to apply for such a certificate for the foreseeable future. Accordingly, until our company is continued to Alberta, our company will continue to be organized under the Business Corporations Act (British Columbia).

Set out below is a summary of various provisions of our articles and proposed by-laws (which by-laws were approved at a meeting of our shareholders on October 29, 2007, but are not yet in force) prescribed by the Business Corporations Act (British Columbia) and the Business Corporations Act (Alberta), respectively, in respect of: (a) objects and purposed: (b) directors; (c) authorized capital; (d) rights, preference and restrictions attached to our classes of shares; (e) shareholder meetings; and (f) limitation on rights of non-Canadians; (g) delay of change of control; and (h) reporting of share ownership.

Objects and Purposes

Neither our articles or proposed by-laws contain a description of our objects and purposes.

Directors

Pursuant to our articles at each annual general meeting of our company, all of our directors retire and the shareholders elect a new board of directors. Each director holds office until our next annual general meeting, or until his office is earlier vacated in accordance with our articles or with the provisions of the Business Corporations Act (British Columbia). A director appointed or elected to fill a vacancy on our board also holds office until our next annual general meeting. As is customary with by-laws prescribed by the Business Corporations Act (Alberta), the foregoing is not dealt with in the proposed by-laws, but is set out in the Business Corporations Act (Alberta).

Neither our articles or our proposed by-laws restrict a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested, vote compensation to themselves or any other members of their body in the absence of an independent quorum or exercise borrowing powers. Neither our articles or our proposed by-laws restrict the directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body. Our articles and our proposed by-laws provide that our directors may, without shareholder approval, borrow money upon the credit of our company, issue and sell bonds or debentures and provide guarantees. Neither our articles or our proposed by-laws set out a mandatory retirement age for our directors and our directors are not required to own securities of our company in order to serve as directors.

Authorized Capital

Our authorized capital consists of an unlimited number of shares of common stock, without par value, and 100,000,000 shares of common stock, without par value. Our preference stock may be issued in one or more series and our directors may fix the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series.

Rights, Preferences and Restrictions

Pursuant to our articles holders of our common stock are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, receive any dividend declared by our company’s board of directors and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, receive the remaining property of our company upon dissolution. Shares of our preference stock of each series rank on a parity with our share of preference stock of any other series and are entitled to a preference over shares of our common stock with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of our company. As is customary with bylaws prescribed by the Business Corporations Act (Alberta), the foregoing is not dealt with in the proposed by-laws, but is set out in the Business Corporations Act (Alberta).

The provisions in our articles attaching to our common stock and our preference stock may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than 2/3s of the outstanding shares of common stock and 2/3s of the shares of preference stock, respectively. As is customary with by-laws prescribed by the Business Corporations Act (Alberta), the foregoing is not dealt with in the proposed by-laws, but is set out in the Business Corporations Act (Alberta).

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to the company, including: the sale of all or substantially all of its assets, an merger or other arrangement or an alteration to the company’s authorized capital) that require the approval of 2/3s of the votes cast by shareholders (holding common stock) entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Shareholder Meetings

Our articles provide that an annual general of shareholders must be held at such time in each year not later than 15 months after the last preceding annual general and at such place as our board of directors may from time to time determine. The holders of not less than five percent of our issued shares that carry the right to vote at a meeting may requisition our directors to call a meeting of shareholders for the purposes stated in the requisition. The quorum for the transaction of business at a meeting of our shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5 percent of the issued shares entitled to be voted at the meeting. Only persons entitled to vote, our directors and auditors and others who, although not entitled to vote, are otherwise entitled or required to be present, are entitled to be present at a meeting of shareholders. As is customary with bylaws prescribed by the Business Corporations Act (Alberta), the foregoing is not dealt with in the proposed by-laws, but is set out in the Business Corporations Act (Alberta)

Limitations on Rights of Non-Canadians

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote our common stock under the laws of Canada, British Columbia or Alberta or in our charter documents. See "Exchange Controls" below in this prospectus for a discussion of the principal features of the Investment Canada Act for non-Canadian residents proposing to acquire our common stock.

Delay of Change of Control

With the exception of provisions in article 11.8 which limits the number of directors that can be appointed between meetings of shareholders and provisions in article 23.1 which give our board of directors the authority to issue blank cheque preferred stock, there are no provisions in either our articles or our proposed by-laws that would have the effect of delaying, deferring or preventing a change in control of our company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving our company.

Reporting of Share Ownership

Neither our articles or our proposed by-laws contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. Securities legislation in Canada, however, requires that we disclose in our annual general meeting proxy statement, holders who beneficially own more than 10 percent of our issued and outstanding shares, and United States Federal securities laws require the disclosure in our annual report on Form 20-F of holders who own more than five percent of our issued and outstanding shares.

Differences between the British Columbia and Alberta Business Corporations Acts

The following is a summary of the material differences between the British Columbia Business Corporations Act (the "BCBCA") and the Alberta Business Corporations Act (the "ABCA").

Directors

At least 1/4 of directors of a corporation incorporated under the ABCA must be resident Canadians. By contrast, there are no residency requirements for directors of a corporation organized under the BCBCA.

Under the ABCA, directors may be removed by ordinary resolution whereas under the BCBCA, directors may be removed by a special resolution or, if the articles of a corporation otherwise provide that a director may be removed by a resolution of the shareholders entitled to vote at general meetings passed by less than a special majority or may be removed by some other method, by the resolution or method specified.

Place of Meetings

The ABCA provides that meetings of shareholders must be held in Alberta, unless the by-laws provide otherwise. Under the BCBCA, meetings may be held outside British Columbia if the location is provided for in the articles, or the articles do not restrict the corporation from approving a location outside British Columbia and the location is approved by the resolution required by the articles for that purpose, if any, or otherwise by ordinary resolution, or the location of the meeting is approved in writing by the British Columbia Registrar of Companies before the meeting is held.

Ability to Set Necessary Levels of Shareholder Consent

The ABCA does not provide for flexibility on shareholder approvals, which are either ordinary resolutions passed by a majority of the votes cast or, where specified in the ABCA, special resolutions which must be passed by 2/3 of the votes cast. Under the BCBCA, a corporation, in its articles, can establish levels for various shareholder approvals (other than those prescribed by the BCBCA). The percentage of votes required for a special resolution can be specified in the articles and may be no less than 2/3 and no more than 3/4 of the votes cast.

Shareholders’ Proposals

A shareholder of a corporation incorporated under the ABCA who is entitled to vote may submit notice of a shareholder proposal. The BCBCA includes a more detailed regime for shareholder proposals than the ABCA. For example, a person submitting a proposal under the BCBCA must have been a registered owner or beneficial owner of one or more shares carrying the right to vote at general meetings and must have owned such shares for an uninterrupted period of at least two years before the date of signing the proposal. In addition, the proposal must be signed by shareholders who, together with the submitter, are registered or beneficial owners of: (a) at least 1% of the issued shares of the corporation that carry the right to vote at general meetings; or (b) shares with a fair market value exceeding an amount prescribed by regulation (currently $2,000).

Sale of Undertaking

Under the ABCA, the sale by a corporation of all or substantially all of its assets, outside the ordinary course of business, is permitted only if authorized by special resolution. Under the BCBCA, the sale, lease or disposition by a corporation of all or substantially all of its undertaking, outside the ordinary course of business, is permitted only if authorized by a special resolution. Unlike the ABCA, however, the BCBCA exempts disposition by way of security interest, certain limited leases and certain transactions involving affiliates.

Dissent Rights

The ABCA provides that shareholders who dissent to certain actions being taken by a corporation may exercise a right of dissent and require the corporation to purchase the shares held by such shareholders at the fair value of such shares. This dissent right is available where a corporation proposes to: (a) amend its articles to add, change or remove any provision restricting or constraining the issue or transfer of any class of shares; (b) amend its articles to add, change or remove any restrictions on business or businesses that the Company may carry on; (c) enter into certain statutory amalgamations; (d) continue out of the jurisdiction; and (e) sell, lease or exchange all or substantially all of its property.

The BCBCA provides a similar dissent remedy, although the procedure for exercising this remedy differs from that set forth in the ABCA and some of the circumstances in which the right to dissent arises are different.

Oppression Remedy

Under the ABCA, a shareholder, former shareholder, director, former director, officer or former officer and certain creditors of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, may apply to a court for an order the court thinks fit where, in respect of a corporation or any of its affiliates, any act or omission effects a result, or the business or affairs are or have been carried on or conducted in a manner, or the powers of the directors are or have been exercised in a manner, that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any securityholder, creditor, director or officer.

Under the BCBCA, the class of persons that can apply to court for an oppression remedy is narrower and only includes: (a) a shareholder (registered or beneficial); and (b) any person whom the court considers to be an appropriate person to make an application. A court will only allow an application on the grounds that the affairs of the corporation are being or have been conducted, or that the powers of the directors are being exercised, in a manner oppressive to one or more of the shareholders, including the applicant, or that some act of the corporation has been done or is threatened, or that some resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more shareholders, including the applicant. In response to such an application, the court may make such order as it considers appropriate, including an order to direct or prohibit any act proposed by the corporation.

Derivative Actions

Pursuant to Section 240 of the ABCA, a complainant may, with leave of the court, and after having made reasonable efforts to cause the directors of the corporation to prosecute a legal proceeding, prosecute such proceeding in the name of and on behalf of the corporation to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of such right, duty or obligation. For the purposes of the ABCA, a complainant includes: shareholder, directors, to former shareholders, former directors, officers, former officers, creditors, any affiliate of the foregoing, and any person who, in the discretion of the court, is a proper person to make an application to the court to bring a derivative action.

There is a similar right of a complainant, with leave of the court, and in the name and on behalf of the corporation, to defend a legal proceeding brought against the corporation.

The BCBCA contains similar provisions for derivative actions, but the right to bring a derivative action is limited to a smaller class of persons, namely: a shareholder (which term includes any person whom the court considers to be an appropriate person to make an application under Section 232 of the BCBCA) or director of a corporation.

Pursuant to Section 232 of the BCBCA, a shareholder (which term includes any person whom the court considers to be an appropriate person to make an application under Section 232 of the BCBCA) or director of a corporation may, with leave of the court, and after having made reasonable efforts to cause the directors of the corporation to prosecute a legal proceeding, prosecute such proceeding in the name of and on behalf of the corporation to enforce a right, duty or obligation owed to the corporation that could be enforced by the corporation itself or to obtain damages for any breach of such right, duty or obligation.

Proposed By-Laws

The material provisions of the proposed by-laws are set out below.

Shareholders

A shareholder or any other person entitled to attend a meeting of our shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other.

The chairman of any meeting of our shareholders will conduct the procedure thereat in all respects and his decision on any matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, will be conclusive and binding upon the shareholders

The chairman at any meeting of our shareholders may vote as a shareholder but will not have a second or casting vote in case of an equality of votes.

Directors

The Chairman of the Board or the President may at any time, and the Secretary of our company will, upon the request of a director, summon a meeting of the directors.

The directors may declare the quorum necessary for the transaction of business at their meetings, but until the directors determine otherwise, a majority of directors in office from time to time will constitute a quorum.

Officers

All officers of our company will hold office until their successors are chosen and, when necessary, qualified in their stead, subject always to removal by the board at any meeting called for that purpose. All officers will respectively perform such duties, in addition to those specified herein, as will, from time to time, be prescribed by the board.

The same person may hold more than one office, provided, however, that the offices of President and Vice-President will not be held by the same person.

Indemnification

Our company will indemnify a director or officer of our company, a former director or officer of our company, or a person who acts or acted at our company's request as a director or officer of a body corporate of which our company is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the Business Corporations Act (Alberta).

Except as otherwise required by the by-laws, our company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of our company) by reason of the fact that he is or was an employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee, agent of or participant in another partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgements, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of our company, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

The provisions for indemnification contained in the by-laws of our company will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will enure to the benefit of the heirs, executors and administrators of such a person.

To the extent permitted by law, no director or officer for the time being of our company will be liable for: (a) the acts or defaults of any other director or officer or employee; (b) any loss, damage or expense happening to our company through the insufficiency or deficiency of title to any property acquired by our company; (c) the insufficiency or deficiency of any security in or upon which any of the monies of our company will be placed or invested; (d) any loss or damage arising from the bankruptcy of any person, firm or corporation with whom or which any monies, securities or effects were deposited; (e) any loss of or any damage resulting from any dealings with any monies, securities or other assets belonging to our company; or (f) for any other loss, unless the same will happen by or through his failure to act honestly and in good faith with a view to the best interests of our company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

If any director or officer of our company is employed by or performs services for our company otherwise than as a director or officer of will be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for our company, the fact of his being a director or officer of our company will not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

General

In the event that these by-laws are adopted to become effective upon the issuance of a certificate of continuance of an Alberta corporation, then in such event, the directors may require any shareholder to surrender all certificates for shares of our company owned by such shareholder for the purpose of having such certificates cancelled and replaced with a new certificate or certificates.

If the articles provide that our company will have a lien on shares registered in the name of a shareholder indebted to our company, such lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, our company may refuse to register a transfer of the whole or any part of such shares.

Material Contracts

The following is a summary of the material provisions of the agreements referenced below and should be read together with the full text of such agreements.

On October 24, 2007, we entered into a purchase agreement whereby we purchased (in connection with MegaWest Energy Montana Corp.) a 40 percent working interest in oil and gas leases of approximately 33,000 undeveloped acres in Montana. As part of the agreement, we can earn an additional 20 percent working interest by carrying the vendor through the first US$3.0 million of work split over two prospects, after which the vendor will be responsible for its 40 percent working interest share of all cost, risk, expense and benefit related to the prospects. The remaining consideration we gave for the purchase was US$300,000 cash, 500,000 common shares and 250,000 common share purchase warrants (each of which are exercisable into common shares at a price of US$2.50 until April 24, 2009).

In July 2007, we entered into an executive employment agreement with George T. Stapleton, II, whereby we have agreed to employ Mr. Stapleton as our Chief Executive Officer effective January 1, 2007. Pursuant to the agreement, Mr. Stapleton will receive an annual salary of US$240,000. As part of the agreement we paid Mr. Stapleton a signing bonus in the amount of US$300,000, issued to Mr. Stapleton 1,000,000 fully vested common share stock options with an exercise price of US$0.50 per share exercisable until January 5, 2011 and issued to Mr. Stapleton 500,000 fully vested common share stock options with an exercise price of US$0.10 per share which were exercised on March 23, 2007.

In July 2007, we entered into an executive employment agreement with George Orr, whereby we have agreed to employ Mr. Orr as our Chief Financial Officer effective January 2, 2007. Pursuant to the agreement, Mr. Orr will receive an annual salary of $138,000. As part of the agreement we issued to Mr. Orr 1,000,000 fully vested common share stock options with an exercise price of US$0.50 per share exercisable until January 5, 2011.

In April 2007, we entered into a membership unit purchase agreement whereby we purchased (though our subsidiary, MegaWest Energy (USA) Corp). all of the issued and outstanding membership units of Trinity Sands Energy LLC in consideration for US$200,000 in cash and 95,000 exchange shares of MegaWest Energy (USA) Corp. and our release of Trinity of its obligations to us in respect of a promissory note (previously assumed by us) in the amount of US$1,200,000 granted by Trinity to Agosto Corporation Limited. Each exchange share may be exchanged for US$10 in cash or 100 shares of our common stock during the period January 1, 2008 to July 31, 2008.

In April 2007, we entered into a membership unit purchase agreement whereby we purchased (though MegaWest Energy (USA) Corp.) all of the issued and outstanding membership units of Kentucky Reserves, LLC in consideration for US$3,000,000 in cash and 5,000,000 shares of our common stock.

In April 2007, we entered into a membership unit purchase agreement whereby we purchased (though MegaWest Energy (USA) Corp.) all of the issued and outstanding membership units of Deerfield Energy LLC in consideration for US$800,000 in cash and 4,750,000 shares of our common stock. In connection with the purchase agreement, we entered into an escrow agreement whereby part of the consideration of the Deerfield Energy LLC acquisition was placed into escrow, to be released under certain conditions.

In March 2007, we entered into an asset purchase agreement whereby we purchased (though MegaWest Energy (USA) Corp.) all of the assets of Deerfield Energy Kansas Corp. in consideration for 250,000 shares of our common stock and our release of Deerfield Energy LLC (the parent of Deerfield Energy Kansas Corp.) of its obligations to us in respect of a promissory note (previously assumed by us) in the amount of US$500,000 granted by Deerfield Energy LLC to Agosto Corporation Limited in the amount of US$500,000.

In February 2007, we entered into an agreement with a consultant, Mercury Capital Inc., to provide advisory services to our company whereby we have agreed to issue to the consultant up to 750,000 shares of our common stock. At November 28, 2007, all 750,000 of the shares were issued.

In respect of a private placement that was completed on March 1, 2007, we entered into a form of private placement subscription agreement with various accredited investors whereby we issued 27,448,550 units, at a price of US$1.00 per unit, for aggregate proceeds of $32,115,870, each of which units consists of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of our common stock at an exercise price of US$1.30 per share for a period of one year.

In respect of a private placement that was completed on March 1, 2007, we entered into a rights agreement with PowerOne Capital Markets Limited (an accredited investor) pursuant to the terms of the PowerOne consulting agreement, whereby we issued rights to buy 375,000 units at a price of US$1.00 per unit, of which each unit consists of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of our common stock at an exercise price of US$1.30 per share for a period of one year.

In respect of a private placement that was completed on January 5, 2007, we entered into a form of private placement subscription agreement with various accredited investors whereby we issued 8,425,000 units, at a price of US$0.50 per unit, for aggregate proceeds of $4,992,234, each of which units consists of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of our common stock at an exercise price of US$1.00 per share for a period of one year.

In respect of a private placement that was completed on January 5, 2007, we entered into a rights agreement with PowerOne Capital Markets Limited (an accredited investor) pursuant to the terms of the PowerOne consulting agreement, whereby we issued rights to buy 180,000 units at a price of US$0.50 per unit, of which each unit consists of one share of our common stock and one-half of one common share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of our common stock at an exercise price of US$1.00 per share for a period of one year.

We entered into a corporate support agreement with Sweetwater Capital Corp. effective January 1, 2007 whereby Sweetwater Capital Corp. provides us with various administrative and consulting services for $15,000 per month, for an initial term of eighteen months.

Pursuant to a form of debt settlement and subscription agreement dated December 21, 2006, entered into with each of Karkrash Holdings Ltd., Carob Management Ltd., Brian Hanson, Roy Brown and Amisano Hanson, Chartered Accountants, we issued 600,000 shares of our common stock to the said subscribers in settlement of $165,700 of debt.

Pursuant to a consulting agreement with PowerOne Capital Markets Limited dated effective December 20, 2007, we agreed to retain PowerOne to perform capital raising activities. As compensation for services to be rendered, it was agreed that PowerOne would receive unit rights to acquire units on the same terms as the January 5, 2007 and March 1, 2007 private placements. The number of units rights was negotiated in an arms length manner between PowerOne and our company on the basis of PowerOne’s estimation of the then present value of the underlying common stock and our estimation of the services to be provided.

Pursuant to a form of warrant issuance agreement dated December 20, 2006, we granted 19,500,000 warrants Endurance Energy Consulting Ltd., Gladrock Energy LLC and 1187016 Alberta Ltd. that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share upon the occurrence of certain conditions. The conditions include that the warrants are exercisable if the holder thereof delivers an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company by January 15, 2009.

Pursuant to a letter of intent dated December 20, 2006, entered into with Trinity Sands Energy LLC and its unit holders in respect of our purchase of all of the issued and membership units of Trinity Sands Energy LLC, we entered into an assumption and loan conversion agreement with a private company, Agosto Corporation Limited dated December 20, 2006, as amended, whereby we assumed the repayment of a US$1,200,000 loan made by Agosto to Trinity Sands Energy LLC. In exchange for the assumption of Agosto loan, we issued a convertible promissory note to Agosto in the amount of US$1,200,000 with simple interest accruing at a rate of six percent per annum.

Pursuant to a letter of intent dated December 20, 2006, entered into with Deerfield Energy LLC in respect of our acquisition of all of the assets of Deerfield Energy LLC, we entered into an assumption and loan conversion agreement with Agosto Corporation Limited dated December 20, 2006, as amended, whereby we assumed the repayment of a US$500,000 loan made by Agosto to Deerfield Energy LLC. In exchange for the assumption of Agosto loan, we issued a convertible promissory note to Agosto in the amount of US$500,000 with simple interest accruing at a rate of six percent per annum.

In respect of a private placement that was completed December 18, 2006, we entered into a form of private placement subscription agreement with various accredited investors whereby we issued 23,500,000 shares of our common stock at US$0.10 per share for aggregate proceeds of $2,707,168.

Effective December 15, 2006, we entered into an executive employment agreement with R. William Thornton, whereby we have agreed to employ Mr. Thornton as our Chief Operating Officer as January 1, 2007. Pursuant to the agreement, Mr. Thornton will receive an annual salary of $250,000. Upon execution of the agreement we paid Mr. Thornton a signing bonus in the amount of US$250,000, issued to Mr. Thornton 1,000,000 common share stock options with an exercise price of US$0.50 per share exercisable until January 5, 2011 and issued to Mr. Thornton 500,000 common shares stock options with an exercise price of US$0.10 per share exercisable until December 21, 2011.

Exchange Controls

There are presently no governmental laws, decrees or regulations in Canada which restrict the export or import of capital, or which impose foreign exchange controls or affect the remittance of interest, dividends or other payments to non-resident holders of our common stock. However, any remittances of dividends to shareholders not resident in Canada are subject to withholding tax in Canada (see "Taxation" below in this prospectus).

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote our common stock under the laws of Canada, British Columbia or Alberta, or in our charter documents. The following summarizes the principal features of the Investment Canada Act for non-Canadian residents proposing to acquire our common stock

The Investment Canada Act governs the acquisition of Canadian businesses by non-Canadians. Under the Investment Canada Act, non-Canadian persons or entities acquiring "control" (as defined in the Investment Canada Act) of a corporation carrying on business in Canada are required to either notify, or file an application for review with, Industry Canada. Industry Canada may review any transaction which results in the direct or indirect acquisition of control of a Canadian business, where the gross value of corporate assets exceeds certain threshold levels (which are higher for investors from members of the World Trade Organization, including United States residents, or World Trade Organization member-controlled companies) or where the activity of the business is related to Canada’s cultural heritage or national identity. No change of voting control will be deemed to have occurred, for purposes of the Investment Canada Act, if less than one-third of the voting control of a Canadian corporation is acquired by an investor.

If an investment is reviewable under the Investment Canada Act, an application for review in the form prescribed is normally required to be filed with Industry Canada prior to the investment taking place, and the investment may not be implemented until the review has been completed and the Minister responsible for the Investment Canada Act is satisfied that the investment is likely to be of net benefit to Canada. If the Minister is not satisfied that the investment is likely to be of net benefit to Canada, the non-Canadian applicant must not implement the investment, or if the investment has been implemented, may be required to divest itself of control of the Canadian business that is the subject of the investment.

Certain transactions relating to our common stock would be exempt from the Investment Canada Act, including:

  the acquisition of our common stock by a person in the ordinary course of that person’s business as a trader or dealer in securities;

  the acquisition of control of our company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions of the Investment Canada Act; and

  the acquisition of control of our company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our company, through ownership of our common stock, remains unchanged.

Taxation

Material United States Federal Income Tax Consequences

The following is a general discussion of material United States federal income tax consequences that may apply to holders and prospective holders of shares of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury Department regulations promulgated thereunder, published Internal Revenue Service ("IRS") rulings and administrative pronouncements and court decisions of current applicability, any or all of which may materially and adversely change at any time, possibly on a retroactive basis. In addition, this discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law, whether by judicial, executive or legislative action, which, if effected, may be applied, possibly on a retroactive basis. Further, no opinion was requested by us, or has been provided by our counsel or independent registered public accounting firm, with respect to the United States income tax consequences described in the following discussion. Accordingly, we urge holders and prospective holders of shares of our common stock to consult with, and rely upon, their own tax advisors in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

As used in this section the term "U.S. Holder" denotes the beneficial owner of one or more shares of our common stock who is:

  an individual citizen or resident of the United States;

  a corporation, or entity taxable as a corporation, that is created or organized under the laws of the United States or of any political subdivision thereof or the District of Columbia;

  an estate whose income is taxable in the United States irrespective of source; or

  a trust if: (a) a court within the United States is able to exercise primary supervision over the administration of the trust; and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

This discussion does not address the tax consequences peculiar to, and the term U.S. Holder does not include, persons subject to special provisions of United States federal income tax law, such as tax-exempt organizations, qualified retirement plans, individual retirement accounts and other tax-deferred accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, persons or entities that have a functional currency other than the United States dollar, shareholders subject to the alternative minimum tax, shareholders who hold our common stock as part of a straddle, hedging or a conversion transaction, constructive sale or other arrangement involving more than one position, partners and other pass-through entities and persons holding an interest in such entities, and shareholders who acquired our common stock through the exercise of employee stock options or otherwise as compensation for services. This discussion is limited to U.S. Holders who own shares of our common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the consequences peculiar to persons or entities holding an interest in a shareholder or the consequences peculiar to a person of the ownership, exercise or disposition of any options, warrants or other rights to acquire shares of our common stock. If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Dividends

Though we do not anticipate paying any cash dividends in the foreseeable future, should U.S. Holders of shares of our common stock receive dividend distributions:

•

to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes, subject to any applicable foreign tax credit, and without a reduction for any Canadian income tax withheld from such distributions, such holders would generally be required to include, in their gross income for United States federal income tax purposes, an amount equal to the United States Dollar value of such distributions on the date of receipt (based on the exchange rate on such date).

•

to the extent such dividend distributions exceed our current or accumulated earnings and profits, as determined for United States federal income tax purposes, the amount of any distribution so received will: (a) first be applied to reduce a U.S. Holder’s adjusted basis in our common stock, and, as a return of basis, will not be subject to United States federal income tax; and (b) thereafter, any residual amount of such distribution will be treated as a gain from the sale or exchange of our common stock, which amount is taxable as a capital gain.

•

Any taxable dividends received on shares of our common stock by a U.S. Holder who is an individual, a trust or an estate (an "Individual Holder") will be treated as qualified dividend income, which is subject to tax at preferential rates through December 31, 2010, provided that:

•

we are a qualified foreign corporation—one eligible for the benefits of a comprehensive income tax treaty with the United States, which the United States Treasury Department has determined to be satisfactory for this purpose and which includes an exchange of information program—for which purposes the Canada-US Income Tax Convention (1980) qualifies;

•

we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or anticipate that we will be);

	•	the Individual Holder has held the common stock for more than 60 days during the 121- day period beginning 60 days prior to the date on which the common stock become ex- dividend; and

	•	the Individual Holder is not obligated to make related payments with respect to positions in substantially similar or related property.

Special rules may apply to any extraordinary dividend—a dividend equal to or in excess of 10% of a shareholder’s adjusted basis, or, under certain circumstances, the fair market value, of a share of common stock—requiring that such a distribution be treated as qualified dividend income. Any loss from the sale or exchange of shares of our common stock with respect to which an Individual Holder has received an extraordinary dividend treated as qualified dividend income will be deemed a long-term capital loss to the extent of such dividend. Taxable extraordinary dividends not treated as qualified dividend income will be taxed as ordinary income, rather than as capital gains.

Foreign Tax Credit

A U.S. Holder who pays, or has withheld from distributions, Canadian income tax with respect to the ownership of shares of our common stock may be entitled, at his election, to either a deduction or a tax credit for such foreign tax paid or withheld. Furthermore, a U.S. Holder that is a domestic corporation owning 10% or more of our voting stock may be eligible to claim a deemed paid foreign tax credit based on any underlying non-United States income taxes paid by us. The election to credit or deduct foreign taxes is made on a yearly basis and applies to all foreign income taxes paid by, or withheld from, the U.S. Holder during the year.

There are significant and complex limitations applicable to the foreign tax credit and as such we urge you to consult with, and rely upon, your own tax advisor regarding the availability of the foreign tax credit, the deemed paid foreign tax credit available to certain corporations and the application of limitations on the credit in light of your particular circumstances.

Sale, Exchange or other Disposition of Common Stock

Generally, a U.S. Holder will recognize a taxable gain or loss upon the sale, exchange or other disposition of shares of our common stock in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares. Subject to certain qualifications and limitations, such gain or loss will be treated as a long-term capital gain or loss if the U.S. Holder has held the common stock for more than one year at the time of the sale, exchange or other disposition. Preferential tax rates for long-term capital gains may apply to certain U.S. Holders who satisfy this minimum holding period. There are presently no preferential tax rates for long-term capital gains recognized by a corporation.

Special Rules

Special United States federal income tax rules apply to shareholders of passive foreign investment companies and controlled foreign corporations. The preceding discussions do not address the United States federal income tax consequences to a U.S. Holder in the event that we were treated as a passive foreign investment company or controlled foreign corporation. While our management does not believe that we are, or that we are likely to become, a passive foreign investment company or a controlled foreign corporation, the circumstances which would result in our becoming such are not entirely within our control and as such there always exists the possibility, however remote, that we may become a passive foreign investment company or controlled foreign corporation in the future.

Passive Foreign Investment Company

The status of being a passive foreign investment corporation (a "PFIC") depends upon the composition of a company’s income and assets and the market value of its assets and shares from time to time. There is no assurance that we will be considered, or not be considered a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which a U.S. Holder held shares, certain adverse tax consequences could apply to the U.S. Holder.

If we are treated as a PFIC for any taxable year, gains recognized by such U.S. Holder on a sale or other disposition of shares would be allocated ratably over the U.S. Holder’s holding period for the shares. The amount allocated to the taxable year of the sale or other exchange and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as applicable, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of shares in excess of 125% of the average of the annual distributions on shares received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available to U.S. Holders that may mitigate some of the adverse consequences resulting from PFIC status. However, regardless of whether such elections are made, dividends paid by a PFIC will not be "qualified dividend income" and will generally be taxed at the higher rates applicable to other items of ordinary income.

U.S. Holders and prospective holders should consult their own tax advisors regarding the potential application of the PFIC rules to their ownership of our common stock.

Controlled Foreign Corporation

A controlled foreign corporation is a foreign corporation of which more than 50% of the stock, by vote or value, is owned, directly, indirectly or constructively, by U.S. Holders each of whom, directly, indirectly or constructively, owns 10% or more of the total combined voting power of all classes of stock of the foreign corporation (each a "CFC Shareholder"). If we are a controlled foreign corporation, a CFC Shareholder would be treated as receiving current distributions of an allocable share of certain types of our income at the end of each year. Additionally, such a CFC Shareholder would recognize ordinary income to the extent of an allocable share of our earnings and profits, rather than capital gain, on the sale of his common stock. Our management does not believe that we are a controlled foreign corporation, because U.S. Holders who directly, indirectly or constructively own 10% or more of the total voting power of our outstanding common stock do not own more than 50% of shares of our common stock.

United States Federal Income Taxation of Non-U.S. Holders

For purposes of this discussion, a beneficial owner of our common stock that is not a U.S. Holder (other than a partnership or entity treated as a partnership for United States federal income tax purposes) is a "Non-U.S. Holder". If you are a partnership, or a partner in a partnership, holding shares of our common stock, we urge you to consult with, and rely upon, your own tax advisor in analyzing the potential United States federal, state, local and non-United States tax consequences associated with purchasing, owning and disposing of shares of our common stock.

Distributions on our Common Stock

Any distributions we pay to a Non-U.S. Holder will not be subject to United States federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a United States trade or business. If the Non-U.S. Holder is engaged in a United States trade or business, any distributions we pay will be subject to United States federal income tax at regular graduated rates if: (a) those distributions are treated as dividends or capital gains (as previously described with respect to U.S. Holders); (b) are effectively connected with the Non-U.S. Holder’s United States trade or business; and (c) if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. In addition, a branch profits tax may be imposed at a 30% rate, or at such lower rate under an applicable income tax treaty, on the effectively connected earnings of a Non-U.S. Holder that is a corporation.

Sale, Exchange or other Disposition of Common Stock

Non-U.S. Holders generally will not be subject to United States federal income tax on any gain recognized on the disposition of shares of our common stock unless the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. If the Non-U.S. Holder is engaged in a United States trade or business and a gain recognized on the disposition of shares of our common stock is effectively connected with that trade or business, and, if a tax treaty applies, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States, such gain will be subject to United States federal income tax at regular graduated rates and, if the Non-U.S. Holder is a corporation, a branch profits tax may be imposed at a 30% rate, or at such lower rate established under an applicable income tax treaty. A Non-U.S. Holder who is: (i) an individual; (ii) present in the United States for 183 days or more in a taxable year; and (iii) who meets certain other requirements will also be subject to United States federal income tax on capital gains recognized during such year, including such gains realized from a disposition of our stock.

Information Reporting and Backup Withholding Tax

Generally, dividend payments or other taxable distributions made within the United States will be subject to information reporting requirements and a United States backup withholding tax if a U.S Holder fails to provide an accurate taxpayer identification number certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on an IRS Form W-8BEN, W-8ECI or W-8IMY as applicable.

If a Non-U.S. Holder sells shares to or through the United States office of a United States or foreign broker, the payment of proceeds generally will be subject to information reporting requirements and a backup withholding tax unless the Non-U.S. Holder properly certifies its non-United States status under penalties of perjury or otherwise establishes an exemption and the payer or broker does not have actual knowledge or reason to know that the holder is a United States person. Information reporting requirements and backup withholding taxes generally will not apply to the payment of proceeds of the sale of common shares effected outside the United States by a foreign office of a broker. Information reporting requirements (but not backup tax withholding requirements) will apply, however, to the payment of the sale proceeds if the broker is a United States person or has certain other contacts with the United States.

Backup withholding is not an additional tax. Rather, a holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s United States federal income tax liability by timely filing a properly completed claim for refund with the IRS.

Material Canadian Federal Income Tax Consequences

The following summary is a general discussion of material Canadian federal income tax consequences that may apply to holders and prospective holders of shares of our common stock that are non-residents of Canada ("Non-Canadian Holders"). This discussion is based on the Income Tax Act (Canada), the regulations promulgated thereunder, all amendments thereto publicly proposed by or on behalf of the Minster of Finance (Canada) prior to the date hereof, the published administrative practices of the Canada Revenue Agency and on the current provisions Canada-United States Income Tax Convention (1980), as amended (the "Canada-US Treaty"), any or all of which may materially and adversely change at any time, possibly on a retroactive basis. In addition, this discussion does not consider the potential effects, adverse or beneficial, of any proposed changes in the governing tax law, whether by judicial, executive or legislative action, which, if effected, may be applied, possibly on a retroactive basis. No opinion was requested by us, or has been provided by our counsel or independent registered public accounting firm, with respect to the Canadian income tax consequences described in the following discussion. Accordingly, we urge holders and prospective holders of shares of our common stock to consult with, and rely upon, their own tax advisors in analyzing the potential Canadian federal, provincial, local and non-Canadian tax consequences associated with purchasing, owning and disposing of shares of our common stock.

As used in this section the term "Non-Canadian Holder" denoted the beneficial owner of one or more shares of our common stock who is:

  a non-resident of Canada;

  holds our common shares as capital property;

  deals with us at arm’s length; and

  does not use or hold our common shares in or in the course of carrying on business in Canada.

Dividends

Though we do not anticipate paying any cash dividends in the foreseeable future, should a Non-Canadian Holder of shares of our common stock receive dividend distributions, such holder will be subject to a Canadian withholding tax equal to 25%, subject to such lower rate as may be available under an applicable tax treaty, of the gross amount of any distributions paid or deemed to be paid.

In accordance with the Canada-US Treaty the rate of withholding tax applicable to distributions paid to a Non-Canadian Holder who is a resident of the United States is:

  to the extent such holder beneficially owns at least 10% of our voting stock, 5% of the gross amount of such distribution paid; or

  to the extent such holder beneficially owns less than 10% of our voting stock, 15% of the gross amount of such distribution paid.

We are required to withhold the applicable amount from each distribution paid and remit the withheld amount directly to the Receiver General for Canada for the account of the Non-Canadian Holder.

In accordance with the Canada-US Treaty, certain tax-exempt entities residing in the United States may be exempt from Canadian withholding taxes, including any withholding taxes levied in respect of dividends received on our common shares.

Sale, Exchange or other Disposition of Common Shares

A Non-Canadian Holder who disposes of shares of our common stock, including by deemed disposition upon death, will not be subject to Canadian federal income tax on any capital gain (or capital loss) thereby realized unless the common shares constitute "taxable Canadian property" as defined by the Income Tax Act (Canada) and no relief is afforded under any applicable tax treaty. Generally, our common shares will not constitute taxable Canadian property of a Non-Canadian Holder unless: (a) the common shares are held as capital property used in carrying on a business (other than an insurance business) in Canada; or (b) the Non-Canadian Holder or persons with whom the Non-Canadian Holder did not deal at arm’s-length alone or together held or held options to acquire, at any time within the five years preceding the disposition, 25% or more of the shares of any class of our capital stock.

A Non-Canadian Holder who is resident of the United States and realizes a capital gain on disposition of common shares that are taxable Canadian property will nevertheless, by virtue of the Canada-US Treaty, generally be exempt from Canadian tax thereon unless: (a) more than 50% of the value of the common shares are derived from, or forms an interest in, Canadian real estate, including Canadian mineral resource properties, (b) the common shares formed part of the business property of a permanent establishment that the Non-Canadian Holder has or had in Canada within the twelve months preceding disposition, or (c) the Non-Canadian: (i) was a resident of Canada at any time within the ten years immediately preceding the disposition and for a total of 120 months during the twenty years, preceding the disposition, and (ii) owned the common share when he ceased to be a resident of Canada.

A Non-Canadian Holder who is subject to Canadian tax in respect of a capital gain on disposition of common shares must include one-half of the capital gain in computing his taxable income earned in Canada. The Non-Canadian Holder may, subject to certain limitations, deduct one half of any capital loss arising on disposition of taxable Canadian property from taxable capital gains realized in the year of disposition in respect of taxable Canadian property and, to the extent not so deductible, from such taxable capital gains of any of the three preceding years or any subsequent year.

A Non-Canadian Holder whose common shares constitute taxable Canadian property and who is a resident of the United States and entitled to benefits under the Canada-US Treaty generally would be exempt from Canadian tax on any capital gain realized on a disposition of those shares in any event, provided such shares do not derive their value principally from Canadian real property (including Canadian resource properties). Our management is of the view that our common shares do not derive their value principally from Canadian real property. A Non-Canadian Holder claiming exemption under the Treaty will, however, have Canadian tax filing obligations with respect to a disposition of common shares.

Dividends and Paying Agents

There is no dividend restriction or any special procedure for non-resident holders to claim dividends. However, we have not declared dividends to our shareholders since our inception.

Statement by Experts

The financial statements of our company included in this prospectus have been audited by our current auditors KPMG LLP, whose business address is Suite 2700, Bow Valley Square II, 205 – 5th Avenue SW, Calgary, Alberta, Canada T2P 4B9, and our prior auditors, Morgan & Company, Chartered Accountants, whose business address is Suite 1488, 700 West Georgia Street, Vancouver, British Columbia, Canada V7Y 1A1, as stated in their reports appearing in this prospectus and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Documents on Display

Documents and agreements concerning our company referred to in this prospectus may be viewed by appointment during normal business hours at our registered and records office at Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1. Alternatively, investors may view the documents that we have filed with the SEC, including this prospectus (and the documents and agreements filed herewith) by way of a link to the SEC website found on our website (http://www.megawestenergy.com).

Subsidiary Information

As of the date of this prospectus, we have the following direct and indirectly owned subsidiaries incorporated in the United States:

Subsidiary	Acquisition Date	Ownership Percentage
MegaWest Energy (USA) Corp.	-(1)	99%(2)
MegaWest Energy Texas Corp. (formerly Trinity Sands Energy LLC)	April 25, 2007	100%
MegaWest Energy Kentucky Corp. (formerly Kentucky Reserves, LLC)	April 2, 2007	100%
MegaWest Energy Missouri Corp. (formerly Deerfield Energy LLC)	April 5, 2007	100%
MegaWest Energy Kansas Corp. (formerly Deerfield Energy Kansas Corp.)	April 5, 2007	100%
MegaWest Energy Montana Corp.	-(3)	100%

Notes:
(1)	Incorporated on January 9, 2007.
(2)	The remaining one percent ownership is held by the former unit holders of Trinity Sands Energy LLC through the exchange shares discussed in "History and Development" above in this prospectus.
(3)	Incorporated on October 3, 2007.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

All of our company’s debt is fixed as to interest rates and we have sufficient working capital to meet and or extinguish our debt obligations.

Foreign Currency Exchange Rate Risk

Our company is exposed to foreign currency fluctuations as its has cash and cash equivalents, accounts payable and convertible notes denominated in U.S. dollars at April 30, 2007 as follows:

	US$	CDN$
Cash and cash equivalents	$26,081,690	$341,096
Accounts payable	$563,756	$692,622
Convertible notes	$1,736,329	-

Financing Risk

As our projects are in the exploration stage and we do not have profitable oil and gas operations, existing working capital will be used to fund operations and our capital program. The ultimate development of our oil and gas projects, if proven commercial, will require additional funding. Additional capital will be required in the form of equity, debt and or joint venture farmouts. In addition to cash on hand, we have 18,627,623 common share purchase warrants outstanding that could generate up to $22.9 million (US$23.7 million) in cash during the 2008 fiscal year.

Commodity Price Risk

Our company is not currently not party to any commodity future contracts, and as a result current oil production is sold at spot prices.

Stock Market Risk

Our common stock is currently quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. There is currently a limited market for our common stock and we can provide no assurance to investors that a liquid market will develop. If a market for our common stock does not develop, our shareholders may not be able to resell the shares of our common shares that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment and changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, the OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange, our shareholders may have difficulty reselling their shares.

Securities class-action litigation has often been instituted following periods of volatility in the market price of a company’s securities. Such litigation, if instituted against our company, could result in substantial costs for our company and a diversion of management’s attention and resources.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than US$5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of US$5,000,000 or individuals with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the share that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Description Of Securities Other than Equity Securities

Debt Securities

Not Applicable.

Warrants and Rights

December 20, 2007
Exchange shares	9,500,000(1)
Stock options	10,383,730(2)
Private placement share purchase warrants	18,592,623(3)
Incentive warrants	19,500,000(4)
Consulting warrants	6,000,000(5)
Unit rights	832,500(6)
Convertible promissory notes	7,204,000(7)
Purchase warrants	250,000()

Notes:
(1)

Represents 95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp., as part of the consideration given to acquire Trinity. Each class B exchange share is convertible into 100 shares of our common stock with up to 9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

(2)

Represents stock options to purchase shares of our common stock at prices from US$0.10 to US$2.25 per share, with expiry dates from March 15, 2008 through to March 15, 2012 and with various vesting terms.

(3)

Represents whole common share purchase warrants issued in connection with our private placement offerings. Each whole common share purchase warrant is exercisable into one share of our common stock at prices from US$1.00 to US$1.30 per share, with expiry dates from January 5, 2008 to February 28, 2008. On December 14, 2007, the expiry date of the share purchase warrants was extended six months, to July 5, 2008 and August 28, 2008, respectively.

(4)

Represents incentive warrants granted to three entities (Endurance Energy Consulting Ltd. (Endurance), a private company controlled by R. William Thornton, a director and the Chief Operating Officer of our company, Gladrock Energy LLC (Gladrock), a private company controlled by Dr. Gail Bloomer, a director of our company and 1187016 Alberta Ltd.) that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share until January 15, 2009 if the holder thereof delivers an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company by January 15, 2009. Gladrock has been credited with identifying the Kentucky Reserves acquisition and the warrants issued to Gladrock have vested. The Endurance warrant holders have been credited with identifying the Big Sky acquisition in Montana and the warrants issued to Endurance have vested.

(5)

Represents common share purchase warrants granted to various consultants. The warrants are exercisable into one share of our common stock at an exercise price of US$0.50 per share and expire on January 5, 2009.

(6)

Represents rights to buy an additional 180,000 units under the same terms as the January US$0.50 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.00 per share) and rights to buy a further 375,000 units under the same terms as the March US$1.00 private placement (each unit includes one share of our common stock and one half-common share purchase warrant exercisable at US$1.30 per share). These rights, including the underlying common share purchase warrants, expire between January 5, 2008 and March 1, 2008.

(7)

Represents shares of our common stock that potentially could be issued from convertible promissory notes in the aggregate amount of US$1,700,000 with an interest rate of six percent per annum, which together maybe converted into shares of our common stock at US$0.25 per share until June 20, 2008.

(8)	Represents warrants granted as part consideration for the acquisition of the Big Sky project in Montana. Each warrant is exercisable into one common share at a price of US$2.50 until April 24, 2009.

Other Securities

Not Applicable.

American Depositary Shares

Not Applicable.

Financial Statements

We have included two sets of annual financial statements to satisfy the Form F-1 requirements for audited financial statements to be included in a registration statement. The financial statements for the year ended April 30, 2007 and 2006 are those that were filed by our company to comply with Canadian regulatory reporting requirements. These financial statements reflect our company’s change in focus to an oil and gas company, completely new management and a new auditor who reported on the year ended April 30, 2007 financial statements. The financial statements as at April 30, 2006 and prior are not representative of our company’s current operations and were included in the Form F-1 to provide the required auditor’s report on the 2006 and 2005 comparative consolidated financial statements as required in this registration statement.

Financial Statements filed as part of this prospectus:

Interim Consolidated Financial Statements of MegaWest Energy Corp.

-	Consolidated Balance Sheets at October 31, 2007 and April 30, 2007

-	Consolidated Statements of Operations and Deficit for the three and six month periods ended October 31, 2007 and 2006

-	Consolidated Statements of Cash Flows for the three and six month periods ended October 31, 2007 and 2006

-	Consolidated Statement of Shareholder’s Equity (Deficiency in Assets) for the six months ended October 31, 2007 and the years ended April 30, 2007, 2006 and 2005

-	Notes to Interim Consolidated Financial Statements October 31, 2007

Schedule of Reconciliation between Canadian and U.S. GAAP as at and for the three and six months ended October 31, 2007 and 2006

Consolidated Financial Statements of MegaWest Energy Corp.

-	Report of Independent Registered Public Accounting Firm dated July 25, 2007 (except for Notes 19 and 20, which are dated December 28, 2007), together with Comments by Auditor for U.S. Readers in Canada – U.S. Reporting Conflict

-	Consolidated Balance Sheets at April 30, 2007 and 2006

-	Consolidated Statements of Operations and Deficit for the years ended April 30, 2007, 2006 and 2005

-	Consolidated Statements of Cash Flows for the years ended April 30, 2007, 2006 and 2005

-	Consolidated Statement of Shareholder’s Equity (Deficiency in Assets) for the years ended April 30, 2007, 2006 and 2005

-	Notes to Consolidated Financial Statements April 30, 2007 (including a restatement of Note 19, Additional Disclosures Required under U.S. GAAP)

Financial Statements of MegaWest Energy Corp. (formerly Brockton Capital Corp.)

-	Auditors Report dated August 25, 2006, together with Comments by Auditor for U.S. Readers in Canada – U.S. Reporting Difference

-	Balance Sheets at April 30, 2006 and 2005

-	Statements of Operations for the years ended April 30, 2006, 2005 and 2004 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Statements of Cash Flows for the years ended April 30, 2006, 2005 and 2004 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Statement of Shareholder’s Equity (Deficiency) for the period February 8, 2000 (Date of Incorporation) to April 30, 2006

-	Notes to the Financial Statements April 30, 2006, 2005 and 2004

an Exploration Stage Company

Interim Consolidated Financial Statements

October 31, 2007

MegaWest Energy Corp (an exploration stage company)
Consolidated Balance Sheets
(Unaudited)

	October 31,	April 30,
(in Canadian dollars)	2007	2007

Assets
Current assets
Cash and cash equivalents	$16,678,241	$29,328,951
Accounts receivable and prepaid expenses	426,477	125,590
	17,104,718	29,454,541

Marketable securities (note 2)	787,627	1,851,960
Restricted cash (note 3)	-	341,250
Oil and gas assets (note 4)	39,049,038	20,756,355
Capital assets (note 5)	225,904	128,741

	$57,167,287	$52,532,847

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$1,910,000	$1,301,640

Convertible promissory notes (note 6)	1,678,373	1,867,387
Exchange shares (note 7)	906,965	1,061,055
Asset retirement obligations	155,180	154,244
	4,650,518	4,384,326

Shareholders' Equity
Share capital (note 8)	47,426,313	41,168,088
Warrants (note 8)	3,729,000	3,729,000
Equity portion of convertible promissory notes (note 6)	120,566	120,566
Equity portion of exchange shares (note 7)	8,599,442	8,599,442
Contributed surplus	22,970,037	13,338,629
Accumulated deficit from prior operations	(562,633)	(562,633)
Accumulated deficit during the exploration stage	(28,701,623)	(18,244,571)
Accumulated other comprehensive loss	(1,064,333)	-
	52,516,769	48,148,521
Future operations (note 1)
Commitments (notes 4, 7, and 11)
Subsequent events (note 8(b))
	$57,167,287	$52,532,847

See accompanying notes to interim consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

					From Exploration
					Stage Inception on
					November 1, 2006
	Three months		Six months ended		through October 31,
	ended October 31		October 31		2007
(in Canadian dollars)	2007	2006	2007	2006

Interest income	$239,691	$1	$530,567	$1	$793,691

Expenses
General and administrative
Salaries and benefits	595,614	-	1,246,103	-	2,417,988
Professional fees	210,722	28,667	418,410	45,963	708,399
Investor relations	203,944	-	301,451	-	301,451
Office operations and rent	167,533	5,628	414,261	11,157	696,413
Capitalized general and
administrative costs	(303,721)	-	(540,421)	-	(717,021)
Stock-based compensation
related to stock options	268,720	-	719,280	-	2,582,728
Stock-based compensation
related to warrants	-	-	-	-	1,600,800
Stock-based compensation
related to shares issued for
services	132,300	-	271,000	-	705,900
Capitalized stock-based
compensation costs	(99,007)	-	(182,907)	-	(182,907)
	1,176,105	34,295	2,647,177	57,120	8,113,751
Foreign exchange loss	1,223,238	-	2,352,669	-	3,901,509
Accretion on promissory notes	43,974	-	90,108	-	161,378
Depreciation and asset retirement
accretion	27,250	-	49,260	-	61,633
	2,470,567	34,295	5,139,214	57,120	12,238,271

Net loss	$(2,230,876)	$(34,294)	$(4,608,647)	$(57,119)	(11,444,580)

Unrealized loss recorded on
marketable securities (note 2)	(412,413)	-	(1,306,373)	-	(1,306,373)

Comprehensive loss	$(2,643,289)	$-	$(5,915,020)	$-	$(12,750,953)

Net loss per share
Basic and diluted	$(0.03)	$(0.01)	$(0.06)	$(0.01)	$(0.20)

Weighted average shares
outstanding
Basic and diluted	74,198,278	6,337,500	73,369,474	6,337,500	56,029,733

See accompanying notes to interim consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Shareholders' Equity (Deficiency in Assets)
(Unaudited)

	Share Capital							Deficit
								accumulated
						Equity	Accumulated	since November	Accumulated
						Portion of	Deficit from	1, 2006 during	Other	Shareholder's
				Exchange	Contributed	Convertible	Prior	Exploration	Comprehensive	Equity (Deficiency
(in Canadian dollars)	Shares	Amount	Warrants	Shares	Surplus	Debt	Operations	Stage	Income (Loss)	in Assets)

Balance, April 30, 2005	6,337,500	$207,342	$-	$-	$168,750	$-	$(282,569)	$-	$-	$93,523
Net loss for the year	-	-	-	-	-	-	(222,945)	-	-	(222,945)
Balance, April 30, 2006	6,337,500	207,342	-	-	168,750	-	(505,514)	-	-	(129,422)

Shares issued on:
Shares issued on private placements	59,373,550	34,203,821	3,729,000	-	368,400	-	-	-	-	38,301,221
Shares issued for properties	5,250,000	6,062,825	-	8,599,442	-	-	-	(11,408,638)	-	3,253,629
Shares issued for services	375,000	434,900	-	-	-	-	-	-	-	434,900
Shares issued on debt settlement	600,000	165,700	-	-	-	-	-	-	-	165,700
Shares issued on option exercise	500,000	93,500	-	-	(35,000)	-	-	-	-	58,500
Stock based compensation	-	-	-	-	1,863,448	-	-	-	-	1,863,448
Consulting warrants	-	-	-	-	1,600,800	-	-	-	-	1,600,800
Incentive warrants	-	-	-	-	9,372,231	-	-	-	-	9,372,231
Issue convertible promissory notes	-	-	-	-	-	120,566	-	-	-	120,566
Net loss for the year	-	-	-	-	-	-	(57,119)	(6,835,933)	-	(6,893,052)
Balance, April 30, 2007	72,436,050	41,168,088	3,729,000	8,599,442	13,338,629	120,566	(562,633)	(18,244,571)	-	48,148,521
Adjustment on adoption of
accounting standard (note 1)	-	-	-	-	-	-	-	-	242,040	242,040
Shares issued for services (note 8)	250,000	271,000	-	-	-	-	-	-	-	271,000
Shares issued for properties (note 4)	500,000	486,250	-	-	-	-	-	-	-	486,250
Shares released from escrow (note 3)	4,750,000	5,500,975	-	-	-	-	-	(5,848,405)	-	(347,430)
Stock based compensation (note 9)	-	-	-	-	719,280	-	-	-	-	719,280
Incentive warrants (note 4(e))	-	-	-	-	8,810,850	-	-	-	-	8,810,850
Acquisition warrants (note 4(e))	-	-	-	-	45,707	-	-	-	-	45,707
Incentive warrants (note 8(b))	-	-	-	-	55,571	-	-	-	-	55,571
Net loss	-	-	-	-	-	-	-	(4,608,647)	-	(4,608,647)
Comprehensive loss on marketable
securities (note 2)	-	-	-	-	-	-	-	-	(1,306,373)	(1,306,373)
Balance, October 31, 2007	77,936,050	$47,426,313	$3,729,000	$8,599,442	$22,970,037	$120,566	$(562,633)	$(28,701,623)	$(1,064,333)	$52,516,769

See accompanying notes to consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Cash Flows
(Unaudited)

					From Exploration
					Stage Inception on
					November 1, 2006
	Three months ended		Six months ended		through October 31,
	October 31		October 31		2007
(in Canadian dollars)	2007	2006	2007	2006

Operating activities
Net loss	$(2,230,876)	$(34,294)	$(4,608,647)	$(57,119)	$(11,444,580)
Items not involving cash
Stock-based compensation	302,013	-	807,373	-	4,706,521
Unrealized foreign exchange loss	1,246,364	-	2,514,690	-	4,121,007
Accretion on promissory notes	43,974	-	90,108	-	161,378
Depreciation and asset retirement
accretion	27,250	-	49,260	-	61,633
Change in non-cash working capital	(404,802)	25,377	(739,390)	50,791	89,605
	(1,016,077)	(8,917)	(1,886,606)	(6,328)	(2,304,436)
Financing activities
Proceeds from private placements	-	-	-	-	38,301,221
Proceeds from stock option exercises	-	-	-	-	58,500
Notes payable	-	-	-	-	(40,000)
	-	-	-	-	38,319,721
Investing activities
Expenditures on oil and gas assets	(6,817,476)	-	(8,713,252)	-	(9,419,013)
Expenditures on capital assets	(92,769)	-	(120,460)	-	(251,574)
Acquisitions net of cash acquired :
Deerfield Kansas	-	-	-	-	(6,438)
Kentucky Reserves	-	-	-	-	(3,488,794)
Deerfield Missouri	-	-	-	-	(666,359)
Trinity Sands Energy	-	-	-	-	(82,769)
Marketable securities	-	-	-	-	(1,851,960)
Restricted cash	-	-	-	-	(341,250)
Change in non-cash working capital
related to capital assets	1,252,840	-	1,047,440	-	1,389,232
	(5,657,405)	-	(7,786,272)	-	(14,718,925)

Change in cash and cash equivalents	(6,673,482)	(8,917)	(9,672,878)	(6,328)	21,296,360

Exchange rate fluctuations on cash and
cash equivalents	(1,591,327)	-	(2,977,832)	-	(4,625,932)

Cash and cash equivalents, beginning of
period	24,943,050	16,730	29,328,951	14,141	7,813
Cash and cash equivalents, end of
period	$16,678,241	$7,813	$16,678,241	$7,813	$16,678,241

Non-Cash investing activities
Common shares issued for properties	$5,987,225	$-	$5,987,225	$-	$12,050,050
Exchange shares issued for properties	$-	$-	$-	$-	$9,660,497
Warrants granted for properties	$45,707	$-	$45,707	$-	$45,707
Incentive warrants vested on property
acquisition	$8,810,850	$-	$8,810,850	$-	$18,183,081
Kentucky warrant extension	$55,571	$-	$55,571	$-	$55,571
Capitalized stock-based compensation	$99,007	$-	$182,907	$-	$182,907

Non-Cash financing activities
Common shares issued for services	$132,300	$-	$271,000	$-	$705,900
Common shares issued to settle debt	$-	$-	$-	$-	$165,700

See accompanying notes to interim consolidated financial statements.

These interim consolidated financial statements of MegaWest Energy Corp ("MegaWest" or the "Company") have been prepared by management in accordance with accounting principles generally accepted in Canada following the same accounting policies as the consolidated financial statements for the year ended April 30, 2007, except as described in note 1. These interim consolidated financial statements reflect all normal recurring adjustments that are, in the opinion of management, necessary to present fairly the financial position and the results of operations for the reported periods. These interim consolidated financial statements do not include all disclosures required in annual financial statements and should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended April 30, 2007.

These interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada. The impact of material differences between Canadian and United States GAAP on the interim consolidated financial statements are disclosed in note 12.

1.	Basis of Presentation

	(a)	Exploration Stage and Future Operations:

MegaWest operates a number of heavy oil exploration projects in the United States. Since November 2006 to date, MegaWest is an exploration stage company. To date, activities on the oil and gas projects included analysis and evaluation of technical data, preparation of exploration drilling and preliminary geological models, conceptual engineering of thermal pilot projects, exploration drilling and securing the required capital and financing to complete the fiscal 2008 budgeted work program.

MegaWest currently anticipates spending its existing funds during the remainder of the fiscal year to acquire, explore and appraise new and existing oil and gas projects. The Company will need additional funds to continue operations and fund the ultimate development of the Company's oil and gas projects, if proven commercial. Additional capital will be in the form of equity, debt, joint venture farmouts or some combination thereof. The Company's future operations are dependent upon its ability to obtain additional financing and ultimately achieve profitable operations. The outcome of these matters cannot be predicted with certainty at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to secure additional funding or obtain profitable operations.

	(b)	Adoption of New Accounting Standards:

On May 1, 2007, the Company adopted new Canadian accounting standards regarding other comprehensive income, financial instruments and hedge accounting as prescribed by the Canadian Institute of Chartered Accountants ("CICA") handbook.

		(i)	Section 1530 Comprehensive Income ("S.1530") and Section 3251 Equity ("S.3251"):

S. 1530 requires presentation of certain gains and losses outside of net income, such as unrealized gains or losses related to hedges or other derivative instruments. Other comprehensive income represents items such as the change in equity arising from unrealized gains and losses from financial instruments designated as available-for-sale and changes in fair market value of derivatives designated as hedges, and is presented as a separate component of shareholders’ equity on the balance sheet. S.3251 established standards for the presentation of equity and changes in equity during the period.

		(ii)	Section 3855 Financial Instruments – Recognition and Measurements ("S.3855") and Section 3861 Financial Instruments – Disclosure and Presentation ("S.3861"):

S. 3855 establishes standards for recognizing and measuring financial assets and financial liabilities and non- financial derivatives as required to be disclosed under S.3861. Financial instruments are required to be classified in one of five ways: (i) held for trading, (ii) held to maturity, (iii) loans and receivables (iv) available-for-sale, or (v) other financial liabilities.

At May 1, 2007 the Company’s financial instruments include cash and cash equivalents, accounts receivable, marketable securities, accounts payable and accrued liabilities and convertible promissory notes. Cash and cash equivalents and accounts receivable are considered held to maturity and are recorded at amortized cost. Marketable securities are considered available-for-sale and are recorded at fair value, with the changes in fair value recorded in comprehensive income. On adoption, a $242,040 adjustment was made to the marketable securities to record them at fair value. Convertible promissory notes are considered other financial liabilities and are recorded at amortized cost.

(iii)	Section 3865 Hedges ("S.3865"):

S.3865 establishes standards for how and when hedge accounting may be applied. The Company does not currently participate in any hedging activities.

The Company also adopted Section 1506 Accounting Changes, the only impact of which is to provide disclosure of when an entity has not applied a new source of GAAP that has been issued but is not yet effective. This is the case with Sections 3862 Financial Instrument Disclosures and 3863 Financial Instruments Presentation, which are required to be adopted for fiscal years beginning on or after October 1, 2007. The Company will adopt these standards on May 1, 2008 and it is expected the only effect on the Company will be incremental disclosures regarding the significance of financial instruments for the entity’s financial position and performance; and the nature, extent and management of risks arising from financial instruments to which the entity is exposed.

(c)	Principles of Consolidation:

These financial statements include the accounts of MegaWest and the following subsidiaries. All intercompany balances and transactions have been eliminated.

MegaWest Energy USA Corp
MegaWest Energy Texas Corp (formerly Trinity Sands Energy LLC)
MegaWest Energy Kentucky Corp (formerly Kentucky Reserves LLC)
MegaWest Energy Missouri Corp (formerly Deerfield Energy LLC)
MegaWest Energy Kansas Corp (formerly Deerfield Energy Kansas Corp.)
MegaWest Energy Montana Corp

2.	Marketable Securities:

The Company acquired 7,500,000 common shares of Energy Finders Inc. ("Energy Finders"), who is our joint venture partner on the Trinity Sands project, for $1,851,960 (U.S. $1,650,000) representing approximately nine percent of its issued and outstanding share capital. The Company does not have any representation on the Energy Finders board of directors. As a result, the Company does not believe it exerts influence over Energy Finders. The quoted market price of Energy Finder's shares on October 31, 2007 was U.S. $0.11 per share, converting to an approximate market value of $787,627 (U.S. $825,000). As these shares are considered available-for-sale, the market value adjustment has been recorded as a comprehensive loss for the period.

3.	Deerfield Energy LLC Acquisition and Restricted Cash:

In connection with the Deerfield Energy LLC ("Deerfield Missouri") acquisition on April 5, 2007, part of the consideration given was contingent upon meeting the terms of an escrow agreement. Pursuant to this agreement, shares and cash were held in escrow until either the modification of certain development agreements into oil and gas leases was completed or until 4,000 acres of replacement acreage had been leased. To fulfill the escrow requirements, the Company engaged in a leasing program in Missouri and in October 2007, surpassed the 4,000 acre threshold of replacement acreage. As a result, the US$300,000 cash and 4,750,000 shares of common stock held in escrow were released. Of the cash held in escrow, US$100,000 plus interest was paid to the Company for reimbursement of costs associated with leasing the replacement acreage.

Upon satisfying the escrow terms, the remaining consideration of $5,848,405 attributable to the acquisition has been recorded as a deficit adjustment, with a corresponding credit to cash in trust and share capital. The acquisition cost was recorded as a deficit adjustment since the transaction was between related parties, as at the acquisition date the President and Chief Executive Officer of MegaWest was also the Chief Operating Officer and a unitholder of Deerfield Missouri (held 15.85% of the issued and outstanding units). The value of the common shares issued was based on the cash consideration received for recent private placements of shares around the acquisition date.

4.	Oil & Gas Assets:

To October 31, 2007, the Company’s projects are in the exploration stage and have not reached commercial production levels. Accordingly, no provision for depletion expense has been made and all oil sales have been capitalized against project costs.

For the three and six month periods ended October 31, 2007, capitalized general and administrative costs include $99,007 and $182,907 respectively, of stock-based compensation.

The following table summarizes the property, plant and equipment costs by project.

	Chetopa (a)	Deerfield (b)	Kentucky (c)	Trinity (d)	Big Sky (e)	Other (f)	Total
Oil & Gas Assets
Balance, April 30, 2007	$861,901	$91,281	$18,773,383	$1,021,297	$-	$8,493	$20,756,355
Additions	1,706,867	1,403,137	2,013,482	2,729,517	22,163	203,382	8,078,548
Pre-commercial net oil sales	(199,720)	-	-	-	-	-	(199,720)
Acquisitions	-	-	-	-	9,690,527	-	9,690,527
Capitalized stock-based
compensation	31,185	41,773	49,065	60,517	367	-	182,907
Capitalized general and
administrative costs	90,495	122,975	145,346	180,478	1,127	-	540,421

Balance, October 31, 2007	$2,490,728	$1,659,166	$20,981,276	$3,991,809	$9,714,184	$211,875	$39,049,038

(a)	Chetopa Project, Kansas

The Chetopa project is an unproved heavy oil project located two miles south of Chetopa, Kansas. The assets include certain oil and gas facilities, equipment, wells and a 100 percent interest in two oil and gas leases covering 392 unproved acres.

During the six months ended October 31, 2007, the Company continued to operate in a pre-commercial stage, as the Company is still commissioning the project facilities. To October 31, 2007, $199,720 of net oil sales have been credited against the project’s cost pool. Once the facilities have been commissioned, oil sales will be recorded as revenues.

As part of the project, MegaWest is obligated to pay a net revenue interest up to a maximum of U.S. $750,000 on net revenues generated from the Chetopa project. The net revenue interest becomes payable after the Company recovers 100 percent of its capital and operating costs, and will be paid quarterly from 25 percent of the project’s net revenues. As at October 31, 2007 no net revenue interest has been paid as the Company has not recovered its capital and operating costs.

(b)	Deerfield Project, Missouri

The Deerfield Missouri project includes a 100 percent interest in approximately 8,300 unproved acres of oil and gas leases in Missouri.

(c)	Kentucky Reserves Project, Kentucky

The Kentucky Reserves project includes a 62.5 percent working interest in the shallow rights and an additional 37.5 percent working interest in the deep rights, in certain oil and gas leases totaling approximately 35,000 unproved acres in Kentucky.

As part of the acquisition of Kentucky Reserves, the Company is obligated to spend U.S. $15,000,000 on the project by October 2009. In the event the Company does not complete this work program, the Company is obligated to pay 37.5 percent of the unspent balance to its joint venture partner. To October 31, 2007 the Company has spent approximately $2.0 million of this commitment.

(d)	Trinity Sands Project, Texas

Currently, MegaWest’s interest in the project consists of, approximately, 34,000 unproved acres in Edwards County, Texas. Pursuant to earn-in agreements the Company may earn up to a 66.67 percent working interest in all leased acreage. Included in the total acreage are 20,600 acres in which the Company has already earned a 50 percent working interest and another 13,400 acres in which the Company has already earned a 12.5 percent working interest.

(e)	Big Sky Project, Montana

On October 24, 2007 the Company completed the acquisition of a 40 percent working interest in two prospects in Montana totaling approximately 34,000 unproved acres in Montana. MegaWest will earn an addition 20 percent working interest in each prospect by carrying its working interest partner through the first U.S.$3.0 million of work. In addition, MegaWest and its working interest partner have established a regional Area of Mutual Interest ("AMI") covering approximately 1,000,000 acres that shall remain active for the next two years. The interest in the AMI shall be divided 65 percent to MegaWest and 35 percent to its partner. MegaWest shall pay for the lease acquisition, initial geological and geophysical activity, drilling and completing of all wells, if any, comprising an agreed upon initial work program for each new prospect within the AMI and shall receive 100 percent payout of all such costs and expenses incurred for each such prospect prior to its partner receiving its respective share. The cost of the acquisition was $9,690,527 and consisted of:

Cash (U.S.$300,000)	$309,034
Common shares (500,000)	486,250
Warrants (250,000 exercisable at U.S.$2.50)	45,707
Incentive warrants (10,000,000)	8,810,850
Expenses	38,686
Total acquisition cost	$9,690,527

The amounts assigned to the common shares and warrants were based on their fair values on their issue dates. The fair value of common shares was based on the cash consideration received for the most recent private placements of shares. The fair value of the warrants was estimated at $0.18 (U.S.$0.19) per warrant using the Black-Scholes option pricing model assuming a volatility of 89 percent, risk free interest rate of 3.83 percent and term of 1.5 years. The incentive warrants were issued in December 2006 to provide additional prospects for the Company and the acquisition triggered the vesting of 10,000,000 incentive warrants. The fair value of the incentive warrants was estimated at $0.88 (U.S.$ 0.91) per warrant using the Black-Scholes option pricing model assuming a volatility of 89 percent, risk free interest rate of 3.83 percent and term of 1.3 years.

(f)	Other

Other costs consist primarily of deposits paid on steam generators and related equipment.

5.	Capital Assets:

Capital assets consist of office equipment, furniture and leasehold improvements.

		Accumulated	Net book
	Cost	Depreciation	Value
Balance, April 30, 2007	$131,113	$2,372	$128,741
Additions	120,461	23,298	97,163
Balance, October 31, 2007	$251,574	$25,670	$225,904

6.	Convertible Promissory Notes:

In December 2006, MegaWest assumed two convertible promissory notes totaling $1,952,335 (U.S. $1,700,000) in conjunction with the acquisitions of its Trinity and Kansas projects. As part of the assumption, the Company agreed to the following terms: interest accrues at six percent and the outstanding interest and principal are convertible into MegaWest common shares at U.S. $0.25 per share until June 20, 2008. The fair value of the conversion feature at the date of assumption was estimated to be $120,566 and has been classified as equity.

The Company has recorded $43,974 of accretion expense for the three month period ended October 31, 2007 (six months ended October 31, 2007 - $90,108).

7.	Exchange Shares:

As part of the consideration given to acquire Trinity in April 2007, MegaWest issued 95,000 class B shares of its subsidiary, MegaWest USA. Each class B exchange share is convertible into 100 MegaWest shares with up to 9,500,000 common shares of MegaWest to be issued. The holders of these MegaWest USA shares have the right to exchange, or can receive a cash payment of U.S. $950,000 (U.S. $10.00 per exchange share) until July 31, 2008, after which the Company can implement a forced exchange of the shares. The cash redemption value of the exchange shares of $906,965 (U.S. $950,000) has been recorded as a liability. The fair value of the conversion feature, estimated at the time of issue, of $8,599,442 has been classified as equity.

8.	Share Capital and Warrants:

	(a)	Share Capital:

The authorized capital of the Company consists of unlimited common shares without par value and 100,000,000 preferred shares without par value.

In addition to the shares issued for the Montana Big Sky acquisition (note 4(e)) and the Deerfield Energy escrow share release (note 3), the Company issued 125,000 shares to a consultant for advisory services during the three months ended October 31, 2007 (six months ended October 31, 2007 – 250,000 shares). The value of the common shares issued to the consultant was U.S. $1.00 per share and was based on the cash consideration received for the most recent private placements of the Company’s shares. Subsequent to October 31, 2007 the remaining 125,000 shares under the contract were issued.

	(b)	Warrants:

The following table summarizes the warrants outstanding as of October 31, 2007:

		Warrants Outstanding		Warrants Vested
		Weighted Ave.	Weighted Ave.		Weighted Ave.
Warrant Type	Number	Remaining Life	Exercise Price	Number	Exercise Price
Incentive (i)	19,500,000	1.2 years	U.S. $0.10	19,000,000	U.S. $0.10
Consulting (ii)	6,000,000	1.2 years	U.S. $0.50	6,000,000	U.S. $0.50
Private Placement (iii)	4,212,500	0.2 years	U.S. $1.00	4,212,500	U.S. $1.00
Private Placement (iv)	14,380,123	0.3 years	U.S. $1.30	14,380,123	U.S. $1.30
Purchase (v)	250,000	1.5 years	U.S. $2.50	250,000	U.S. $2.50
	44,342,623	0.8 years	U.S. $0.64	43,842,623	U.S. $0.65

(i)

The incentive warrants were issued in an effort to secure additional non-conventional oil and gas prospects. The warrants allow the holders to purchase common shares from the Company at an exercise price of U.S. $0.10 per share until January 15, 2009. 9,000,000 warrants vested on the Kentucky Reserves acquisition, and 10,000,000 warrants vested on the Montana Big Sky acquisition. The remaining 500,000 warrants can vest if the holder brings a project of merit to the Company’s board of directors that has an economic value of at least U.S. $1.00 per share.

On September 18, 2007, the Company extended the expiry date of the incentive warrants to January 15, 2009. As a result, the Company recorded an additional $56,000 for the Kentucky acquisition.

(ii)

The consulting warrants were issued to various investor relations and other contractors. The consulting warrants vest on grant date, expire on January 5, 2009 and have an exercise price of U.S. $0.50 per share.

(iii)

The private placement warrants were issued in conjunction with the private placement completed in January 2007. The warrants expire on January 5, 2008. On December 14, 2007 the Company extended the term of these warrants to July 5, 2008.

(iv)

The private placement warrants were issued in conjunction with the private placement completed in March 2007. The warrants expire on March 1, 2008. On December 14, 2007 the Company extended the term of these warrants to August 28, 2008.

(v)	The purchase warrants were issued in conjunction with the Montana asset purchase in October 2007. The warrants expire on April 24, 2009.

(c)	Unit Rights:

At October 31, 2007, the Company had 180,000 unit rights outstanding that were issued in connection with the January 2007 private placement. Each unit can be purchased for U.S. $0.50 and consists of one common share and one-half common share purchase warrant exercisable at U.S. $1.00 per share.

In addition, the Company had 375,000 unit rights outstanding that were issued in connection with the February 2007 private placement. Each unit can be purchased for U.S. $1.00 and consists of one common share and one-half common share purchase warrant exercisable at U.S. $1.30 per share.

9.	Stock Options:

The Company has two stock option plans, one intended for Canadian employees (the "2004 plan") and one for U.S. employees (the "2007 plan"). The number of shares reserved for issuance in aggregate under both plans limited to 20 percent of the issued and outstanding common shares of the Company. The exercise price, term and vesting schedule of stock options granted are set by the board of directors at the time of grant. Each stock option is exercisable into one common share.

The following table summarizes the changes in stock options outstanding during the six months ended October 31, 2007:

	Number of	Weighted Avg.
	Options	Exercise Price
Outstanding, April 30, 2007	9,669,000	U.S. $0.62
Granted	670,000	$2.00
Forfeitures	(80,000)	$1.00
Outstanding, October 31, 2007	10,259,000	U.S. $0.71

The following table summarizes information about the options outstanding and exercisable at October 31, 2007:

		Options Outstanding		Options Vested
		Weighted Ave.	Weighted Ave.		Weighted Ave.
Exercise Price	Options	Remaining Life	Exercise Price	Options	Exercise Price
U.S.$0.10	1,250,000	4.1 years	U.S. $ 0.10	1,250,000	U.S. $ 0.10
U.S.$0.50	5,705,000	3.3 years	$0.50	4,051,250	$0.50
U.S.$1.00	2,384,000	3.5 years	$1.00	1,211,000	$1.00
U.S.$1.80 - $2.25	920,000	3.9 years	$2.00	335,000	$2.05
	10,259,000	3.7 years	U.S. $0.71	6,847,250	U.S. $0.60

For the three months ended October 31, 2007, the Company recorded $268,720 (2006 – nil) of stock-based compensation expense related to stock options with a corresponding increase in contributed surplus, of which $99,007 was capitalized. The fair value of the options granted for the three months ended October 31, 2007 was estimated to be $0.44 (U.S. $0.46) per option and was determined using the Black-Scholes option pricing model with the following assumptions: expected volatility of 78 percent, risk-free interest rate of 4.28 percent and expected lives of four years.

For the six months ended October 31, 2007, the Company recorded $719,280 (2006 – nil) of stock-based compensation expense related to stock options with a corresponding increase in contributed surplus, of which $182,907 was capitalized. The fair value of the options granted for the six months ended October 31, 2007 was estimated to be $0.48 (U.S. $0.48) per option and was determined using the Black-Scholes option pricing model with the following assumptions: expected volatility of 83 percent, risk-free interest rate of 4.51 percent and expected lives of four years.

10.	Related Party Transactions:

The Company incurred the following related party transactions in the three and six month periods ended October 31. These transactions were measured at the exchange amount, which is the amount agreed upon by the transacting parties.

(a)

The Chief Financial Officer ("CFO") is affiliated with a company that provides the Company with ongoing investor relations services. For the three and six month periods ended October 31, 2007 the Company paid $45,000 and $99,600 respectively, for these services (2006 – nil).

(b)

Pursuant to employment contracts, the Company paid $142,802 and $314,127 respectively, in salaries and benefits to the Chief Executive Officer ("CEO"), Chief Operating Officer ("COO") and CFO for the three and six month periods ended October 31, 2007 (2006 – nil).

(c)	The Company incurred $9,500 and $15,500 respectively, in general and administrative costs to entities controlled by former directors in the three and six month periods ended October 31, 2006.

11.	Commitments and Contractual Obligations:

In addition to the commitments and contractual obligations disclosed elsewhere in these financial statements, the Company has the following commitments and obligations:

(a)	Office and Equipment Leases:

Remainder of fiscal 2008	$42,933
2009	241,620
2010	241,620
2011	241,620
2012	237,836
Thereafter	420,836
Total	$1,426,465

(b)	Severance Obligations:

Pursuant to employment agreements with the Company’s CEO, COO and CFO, the Company is obligated to pay up to approximately $700,000 under certain events around employment termination.

Schedule of Reconciliation between Canadian and US GAAP as at and for the three and six months ended October 31, 2007 and 2006

The consolidated financial statements have been prepared in accordance with GAAP as applied in Canada. For the six months ended October 31, 2007, Canadian GAAP conforms in all material respects with U.S. GAAP except for certain matters, detailed in the following.

(a)	Consolidated Balance Sheets:

Assets as at October 31, 2007 (Unaudited)
Oil and Gas
Assets
Canadian GAAP:	$39,049,038
Adjustments for:
Measuring oil and gas assets at exchange amounts for related
party acquisitions (ii)	17,257,043
Oil and gas assets on acquisitions (iii)	43,828,484
Additional capitalized stock-based compensation (vi)	526,578
U.S. GAAP	$100,661,143

Assets as at April 30, 2007
	Marketable	Oil and Gas
	Securities	Assets
Canadian GAAP:	$1,851,960	$20,756,355
Adjustments for:
Measuring oil and gas assets at exchange amounts for related
party acquisitions (ii)	-	11,408,638
Oil and gas assets on acquisitions (iii)	-	33,719,103
Marketable securities to fair value (iv)	242,040	-
U.S. GAAP	$2,094,000	$65,884,096

Liabilities and Equity as at October 31, 2007 (Unaudited)

								Accumulated
		Equity			(Temporary)			Retained
		portion of		Liability	Equity			Earnings
	Convertible	convertible		Portion of	Portion of			(Deficit) during
	promissory	promissory	Contributed	Exchange	Exchange			Exploration
	notes	notes	surplus	Shares	shares	Share capital	Warrants	Stage

Canadian GAAP:	$1,678,373	$120,566	$22,970,037	$906,965	$8,599,442	$47,426,313	$3,729,000	$(28,701,623)

Adjustments for:

Re-class convertible note (v)	120,566	(120,566)	-	-	-	-	-	-

Interest expense on
convertible note (v)	(64,975)	-	-	-	-	-	-	-

Stock-compensation
transactions (vi)	-	-	12,039,493	-	-	810,672	-	-

Value of warrants on private
placements (vii)	-	-	1,604,600	-	-	(10,657,600)	9,053,000	-

Property acquisitions (iii)	-	-	21,283,456	-	11,515,824	11,029,204	-	-

Re-class deficit adjustment
on related party
acquisitions (ii)	-	-	-	-	-	-	-	17,257,043

Re-class liability portion of
exchange shares (viii)	-	-	-	(906,965)	906,965	-	-	-

Re-measure of exchange
shares (viii)	-	-	-	-	(20,115,266)	-	-	20,115,266

Transfer on stock option
exercise (ix)	-	-	(430,000)	-	-	430,000	-	-

Net loss adjustments for
year ended April 30, 2007	-	-	-	-	-	-	-	(11,219,710)

Net loss adjustments for six
months ended October 31,
2007	-	-	-	-	-	-	-	(1,512,822)

U.S. GAAP	$1,733,964	$-	$57,467,586	$-	$906,965	$49,038,589	$12,782,000	$(4,061,846)

Canadian GAAP conforms to US GAAP at October 31, 2006.

Liabilities and Equity as at April 30, 2007

								Accumulated
		Equity			(Temporary)			Retained
		portion of		Liability	Equity			Earnings	Accumulated
	Convertible	convertible		Portion of	Portion of			(Deficit) during	Other
	promissory	promissory	Contributed	Exchange	Exchange	Share		Exploration	Comprehensive
	notes	notes	surplus	Shares	shares	capital	Warrants	Stage	Income

Canadian GAAP:	$1,867,387	$120,566	$13,338,629	$1,061,055	$8,599,442	$41,168,088	$3,729,000	$(18,244,571)	$-
Adjustments for:
Re-class convertible
note (v)	120,566	(120,566)	-	-	-	-	-	-	-
Interest expense on
convertible note (v)	(28,695)	-	-	-	-	-	-	-	-

Stock-compensation
transactions (vi)	-	-	12,039,493	-	-	810,672	-	-	-
Value of warrants on
private placements
(vii)	-	-	1,604,600	-	-	(10,657,600)	9,053,000	-	-
Property acquisitions
(iii)	-	-	14,027,175	-	11,515,824	8,176,104	-	-	-
Re-class deficit
adjustment on
related party
acquisitions (ii)	-	-	-	-	-	-	-	11,408,638	-
Re-class liability
portion of
exchange shares
(viii)	-	-	-	(1,061,055)	1,061,055	-	-	-	-
Re-measure of
exchange shares
(viii)	-	-	-	-	(20,115,266)	-	-	20,115,266	-
Transfer on stock
option exercise (ix)	-	-	(430,000)	-	-	430,000	-	-	-
Net loss	-	-	-	-	-	-	-	(11,219,710)	-
Comprehensive
income (iv)	-	-	-	-	-	-	-	-	242,040

U.S. GAAP	$1,959,258	$-	$39,191,417	$-	$1,061,055	$39,713,984	$12,782,000	$2,059,623	$242,040

(i)

There are certain differences between the full cost method of accounting for oil and gas assets as applied in Canada and in the U.S. The principal difference is in the method of performing ceiling test evaluations under the full cost method. Canadian GAAP requires the ceiling test evaluation to use estimates of future oil and gas prices and costs plus the value of unproved properties on an undiscounted basis. To calculate the amount of impairment, the future net cash flows of a cost center's proved and probable reserves are discounted using a risk- free interest rate.

In the ceiling test evaluation for U.S. GAAP purposes, under Regulation S-X, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value at 10 percent per annum plus the value of unproved properties is compared to the carrying value of oil and gas assets. There is no GAAP difference related to this matter for the six months ended October 31, 2007 and the year end April 30, 2007.

(ii)

There is a difference in the measurement basis used to record related party transactions under Canadian GAAP compared to U.S. GAAP when the transacting entities are not under common control. Under Canadian GAAP, related party transactions are recorded at their carrying amounts unless independent evidence exists to support the exchange amount. Since independent evidence did not exist for the exchange amounts of the related party acquisitions of Trinity, Deerfield Missouri and the assets of Deerfield Kansas, they were recorded at their carrying amounts. Under U.S. GAAP, only related party transactions between transacting entities under common control are recorded at their carrying amount. Since common control did not exist between MegaWest and Trinity, Deerfield Missouri and Deerfield Kansas, these acquisitions were recorded at their exchange amounts. As a result, the difference between the carrying amount and exchange amount of $11,408,638 at April 30, 2007 and $17,257,043 at October 31, 2007 is re-classified from deficit under Canadian GAAP to oil and gas assets under U.S. GAAP.

(iii)

There is a difference in determining the fair value of shares issued for certain stock-based transactions under Canadian GAAP compared to U.S. GAAP if the market for the Company's shares is not active and liquid. Under Canadian GAAP, if the market for the Company's shares is not active and liquid, fair value is established using valuation techniques that include recent arm's length market transactions. Under U.S. GAAP, regulatory interpretation requires the use of quoted market prices as fair value.

As a result of this GAAP difference, the amount recorded for oil and gas asset acquisitions is higher under U.S. GAAP when the consideration given includes common shares or warrants. The following adjustments were made to the acquisitions below:

Kentucky Reserves	$21,820,050
Trinity Sands	11,515,824
Assets of Chetopa Kansas	383,229
April 30, 2007	33,719,103
Deerfield Missouri	2,493,275
Montana	7,616,106
October 31, 2007	$43,828,484

(iv)

For the year ended April 30, 2007 there was a difference in the carrying amounts of marketable securities under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, marketable securities were recorded at the lower of cost or market value, and were not re-measured unless an impairment of carrying amount has occurred. Under U.S. GAAP, marketable securities available for sale are recorded and re-measured at each balance sheet date at their fair value. At April 30, 2007 under U.S. GAAP the Company recorded a $242,040 unrealized gain on marketable securities as a component of other comprehensive income. On May 1, 2007, after the adoption of new Canadian accounting standards for financial instruments, this GAAP difference no longer exists.

(v)

There is a difference in the treatment of convertible promissory notes under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the equity component of the note is valued using an option pricing model and classified as shareholders' equity. The residual amount is classified as a liability and interest is recorded, to bring the liability to its future value at maturity using the effective interest rate method.

Under U.S. GAAP, the convertible promissory notes are classified as liability, and interest is accrued at the contractual rate. This results in the re-classification of the equity portion to liability, and a reduction in interest expense.

(vi)

The fair value of the Company's stock compensation transactions was estimated using the Black-Scholes options pricing model. One of the assumptions used in the Black-Scholes model is the market price of the underlying share on the grant date. As a result of the GAAP difference on the fair value of the Company's shares described in (iii), the stock compensation transactions have a different fair value input under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the fair value of the Company's shares was based on recent arm's length transactions, including recent private placements. Under U.S. GAAP, the quoted OTC exchange price is used. This results in higher stock-based compensation expense under U.S.GAAP of $522,160 and $1,388,480, before capitalized portions of $207,450 and $526,578 for the three and six month periods ended October 31, 2007, respectively. For the year ended April 30, 2007, stock-based compensation was $10,651,013 higher with a corresponding increase to contributed surplus as a result of this difference.

For the three and six month periods ended October 31, 2007, the amounts recorded to share capital for shares issued for services is higher under U.S. GAAP by $92,610 and $213,280, respectively. In addition, the amount recorded to share capital for shares issued to settle debt in December 2006 resulted in a GAAP difference of $597,392.

(vii)

The value ascribed to the share purchase warrants issued in connection with the unit private placements is adjusted under U.S. GAAP, as the OTC exchange quoted price is used for the market price input in the option pricing model. This results in an adjustment of $9.1 million from share capital to warrants and $1.6 million from share capital to contributed surplus for the stock-based issue costs.

(viii)

There is a difference in the classification and remeasurement of exchange shares under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the exchange shares are split between the equity and liability components. The equity component of the exchange shares is valued using an option pricing model and classified as shareholders' equity. The residual amount is classified as a liability at its fair value.

Under U.S. GAAP, the exchange shares components are not separated, rather, they are accounted for as temporary equity. The exchange shares are measured at fair value on issuance and for each reporting period, the exchange shares are remeasured to their redemption value, and the resulting difference is recognized as an adjustment to retained earnings (deficit).

(ix)

As a result of the higher stock compensation cost as described in (vi), when stock options and warrants are exercised, there will be an adjustment under U.S. GAAP related to the transfer from contributed surplus to share capital. During the year, 500,000 options were exercised resulting in an additional $430,000 transferred to share capital from contributed surplus.

(x)	At October 31, 2007, accounts payable and accrued liabilities consisted of trade payables of $1,283,333 (April 30, 2007 - $246,978) and operational accruals of $626,667 (April 30, 2007 - $613,185).

(b)	Consolidated Statement of Operations:

The application of U.S. GAAP has the effects on the following consolidated statement of operations for the periods ended October 31, 2007:

	Three Months Ended October 31 (Unaudited)
	2007		2006
		Net Loss		Net Loss
	Net Loss	per Share	Net Loss	per Share
Canadian GAAP Loss:	$(2,230,876)	$(0.03)	$(34,294)	$(0.01)
Adjustments for:
Reduced interest expense on convertible
promissory notes (v)	17,707	-	-	-
Stock-based compensation expense on
stock options (vi)	(522,160)	(0.01)	-	-
Less capitalized stock-based
compensation expense	207,450	-	-	-
Stock-based compensation on shares
issued for services (viii)	(92,610)	-	-	-
U.S. GAAP Loss	$(2,620,489)	$(0.04)	$(34,294)	$(0.01)

	Six Months Ended October 31 (Unaudited)
	2007		2006
		Net Loss		Net Loss
	Net Loss	per Share	Net Loss	per Share
Canadian GAAP Loss:	$(4,608,647)	$(0.06)	$(57,119)	$(0.01)
Adjustments for:
Reduced interest expense on convertible
promissory notes (v)	36,280	-	-	-
Stock-based compensation expense on
stock options (vi)	(1,388,480)	(0.02)	-	-
Less capitalized stock-based
compensation expense	526,578	-	-	-
Stock-based compensation on shares
issued for services (viii)	(213,280)	-	-	-
U.S. GAAP Loss	$(5,647,549)	$(0.08)	$(57,119)	$(0.01)

(c)	Recent Developments in US GAAP:

In June 2006, the FASB issued FASB Interpretation No.48, "Accounting of Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109" ("FIN 48"). The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The evaluation of a tax position in accordance with this interpretation is a two-step process. Under the recognition step an enterprise determines whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. Under the measurement step a tax position that meets the more more-likely- than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial, in the period this interpretation is adopted. Management does not believe the requirements of this interpretation will have a material impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155 "Accounting for certain Hybrid Financial Instruments – an amendment of FASB statements No. 133 and 140" (SFAS no.155"). SFAS No. 155 resolves issues surrounding the application of the bifurcation requirements to beneficial interest in securitized financial assets. In general, this statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No.155 is effective for all financial instruments acquired or issued after the beginning of entity's first fiscal year that begins after September 15, 2006 and is not expected to have a material impact on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; however, for some entities the application of this statement will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although early adoption is permitted. Management is in the process of reviewing the requirements of this recent statement.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). Under SFAS 159, entities are provided with an option to report selected financial assets and liabilities at fair value. The standard permits an entity to elect the fair value option on an instrument-by-instrument basis; and once the election is made, it is irrevocable. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. In addition, SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The effective date of SFAS 159 is for fiscal years beginning after November 15, 2007. Management is in the process of reviewing the requirements of this recent statement.

In December 2007, the FASB issued SFAS 141R, "Business Combinations" and SFAS 160, "NonControlling Interests in Consolidated Financial Statements". The new statements require most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at "full fair value" and require noncontrolling interests to be reported as a component of equity, which changes the accounting or transactions with noncontrolling interest holders. The new statements are a joint project with the IASB. Both statements are effective for periods beginning on or after December 15, 2008. Management is in the process of reviewing the requirements of this recent statement.

(formerly Brockton Capital Corp.)

an Exploration Stage Company

Consolidated Financial Statements

April 30, 2007 and 2006

REPORT OF MANAGEMENT

To the Shareholders of
MegaWest Energy Corp. (formerly Brockton Capital Corp)

Management is responsible for the preparation of the financial statements and for the consistency of all other financial and operating data presented in this report. To prepare these financial statements, management selects appropriate accounting policies and uses its judgment and best estimates to report events and transactions as they occur. Management has determined such amounts on a reasonable basis in order to ensure that the financial statements are presented fairly, in all material respects.

Management maintains a system of internal controls to ensure, on a reasonable and cost effective basis, that the Company's assets are safeguarded and to facilitate the preparation of relevant, reliable and timely financial information. Management has the responsibility for preparation and fair presentation of the accompanying financial statements, including the financial process that give rise to such consolidated financial statements. This responsibility includes selecting appropriate accounting principles and making objective judgments and estimates in accordance with Canadian generally accepted accounting principle and providing a reconciliation to generally accepted accounting principles in the United States.

It is the responsibility of the audit committee and the board of directors to review the financial statements with management prior to their approval of the financial statements for publication. In addition, the audit committee meets regularly with management and the external auditor to review accounting policies, financial reporting and internal controls. The audit committee is comprised of three financially literate directors, of which two are independent. The audit committee is responsible for the compensation of the external auditor and pre-approves their retention for the appointment and any such fees related to non-audit services.

External auditors have examined the financial statements. Their report is attached to the consolidated financial statements that follow. The audit committee has reviewed these statements with management and the auditors and has reported to the board of directors, who have approved these financial statements.

December 28, 2007

/s/ George T. Stapleton, II	/s/ George Orr

George T. Stapleton, II	George Orr
Chief Executive Officer,	Chief Financial Officer and
President	Director
and Director

REPORT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
To the Board of Directors of
MegaWest Energy Corp. (formerly Brockton Capital Corp)

We have audited the accompanying consolidated balance sheet of MegaWest Energy Corp. as of April 30, 2007 and the consolidated statements of operations, shareholders' equity (deficiency in assets) and cash flows for the year ended April 30, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as of April 30, 2007 and the result of its operations and cash flows for the year ended April 30, 2007 in accordance with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from United States generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 19 to the consolidated financial statements.

Our previous report dated July 25, 2007 to the board of directors has been withdrawn and note 19 to the consolidated financial statements for the year ended April 30, 2007 has been restated.

The financial statements as at April 30, 2006 and for the years ended April 30, 2006 and 2005 were audited by another auditor who expressed an opinion without reservation on those statements in their report dated August 25, 2006.

/s/ KPMG LLP

KPMG LLP
Calgary, Canada
July 25, 2007 (except for notes 19 and 20 which are dated December 28, 2007)

COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS ON CANADA –
UNITED STATES OF AMERICA REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our reports to the board of directors and shareholders dated July 25, 2007 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

Further, in the United States, reporting standards for auditors require the addition of an explanatory paragraph when there is the correction of an error in previously issued financial statements, such as the change described in Note 19 to the consolidated financial statements. Our report to the board of directors dated July 25, 2007 (except for notes 19 and 20 which are dated December 28, 2007) is expressed in accordance with Canadian reporting standards which do not require a reference to such corrections in the auditors' report when the change is properly accounted for and adequately disclosed in the consolidated financial statements.

/s/ KPMG LLP

KPMG LLP
Calgary, Canada
July 25, 2007 (except for notes 19 and 20, which are dated December 28, 2007)

MegaWest Energy Corp (an exploration stage company)
Consolidated Balance Sheets
April 30

(in Canadian dollars)	2007	2006

Assets
Current assets
Cash and cash equivalents	$29,328,951	$14,141
Accounts receivable and prepaid expenses	125,590	7,298
Inventory (note 3)	-	1
	29,454,541	21,440

Marketable securities (note 4)	1,851,960	-
Restricted cash (note 5)	341,250	-
Property, plant and equipment (note 6)	20,885,096	-
Rights (note 3)	-	10,000
	$52,532,847	$31,440

Liabilities and Shareholders' Equity (Deficiency in Assets)
Current liabilities
Accounts payable and accrued liabilities	$1,301,640	$120,862
Notes payable (note 7)	-	40,000
	1,301,640	160,862

Exchange shares (note 8)	1,061,055	-
Convertible promissory notes (note 7)	1,867,387	-
Asset retirement obligations (note 9)	154,244	-

Shareholders' Equity (Deficiency in Assets)
Share capital	41,168,088	207,342
Warrants	3,729,000	-
Equity portion of exchange shares (note 8)	8,599,442	-
Contributed surplus	13,338,629	168,750
Equity portion of convertible promissory notes (note 7)	120,566	-
Accumulated deficit from prior operations	(562,633)	(505,514)
Accumulated deficit during exploration stage	(18,244,571)	-
	48,148,521	(129,422)
Future operations (note 1)
Commitments (notes 2 and 8) and contractual obligations (note 16)
Subsequent events (note 20)
	$52,532,847	$31,440

See accompanying notes to consolidated financial statements.

Approved by the Board:

/s/ George T. Stapleton, II	/s/ Brad Kitchen
George T. Stapleton II, Director	Brad Kitchen, Director

(in Canadian dollars)	2007	2006	2005

Interest income	$263,125	$-	$2,261

Expenses
General and administrative (note 18)	5,523,694	104,601	57,292
Foreign exchange loss	1,548,840	-	-
Accretion on promissory notes	71,270	-	-
Depreciation and write-downs (note 3)	12,373	118,344	6,000
	7,156,177	222,945	63,292

Net loss for the year	$(6,893,052)	$(222,945)	$(61,031)

Net Loss per share (note 12)
Basic and diluted	$(0.31)	$(0.04)	$(0.01)

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Operations
Years ended April 30

See accompanying notes to consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Shareholders' Equity (Deficiency in Assets)
Years ended April 30

	Share Capital
								Accumulated	Shareholder's
							Accumulated	Deficit from	Equity
				Exchange	Contributed	Equity Portion of	Deficit during	Prior	(Deficiency in
(in Canadian dollars)	Shares	Amount	Warrants	Shares	Surplus	Convertible Debt	Exploration Stage	Operations	Assets)

Balance, April 30, 2004	4,087,500	$371,592	$-	$-	$-	$-	$-	$(221,538)	$150,054
Cancel escrow shares	(2,250,000)	(168,750)	-		168,750	-	-		-
Private placement	4,500,000	4,500	-	-	-	-	-		4,500
Net loss for the year	-	-	-	-	-	-	-	(61,031)	(61,031)
Balance, April 30, 2005	6,337,500	207,342	-	-	168,750	-	-	(282,569)	93,523

Net loss for the year	-	-	-	-	-	-	-	(222,945)	(222,945)
Balance, April 30, 2006	6,337,500	207,342	-	-	168,750	-	-	(505,514)	(129,422)

Shares issued on:
Private placements (note 10(a) and (d))	59,373,550	34,203,821	3,729,000	-	368,400	-	-	-	38,301,221
Acquisitions (notes 2 and 8)	5,250,000	6,062,825	-	8,599,442	-	-	(11,408,638)	-	3,253,629
Services (note 10(b))	375,000	434,900	-	-	-	-	-	-	434,900
Debt settlement (note 10(c))	600,000	165,700	-	-	-	-	-	-	165,700
Exercise of stock options (note 11)	500,000	93,500	-	-	(35,000)	-	-	-	58,500
Stock based compensation (note 11)	-	-	-	-	1,863,448	-	-	-	1,863,448
Consulting warrants (note 10(d))	-	-	-	-	1,600,800	-	-	-	1,600,800
Incentive warrants (note 10(d))	-	-	-	-	9,372,231	-	-	-	9,372,231
Issue convertible promissory notes (note 7)	-	-	-	-	-	120,566	-	-	120,566
Net loss for the year	-	-	-	-	-	-	(6,835,933)	(57,119)	(6,893,052)

Balance, April 30, 2007	72,436,050	$41,168,088	$3,729,000	$8,599,442	$13,338,629	$120,566	$(18,244,571)	$(562,633)	$48,148,521

See accompanying notes to consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Consolidated Statements of Cash Flows
Years ended April 30

(in Canadian dollars)	2007	2006	2005

Operating activities
Net loss for the year	$(6,893,052)	$(222,945)	$(61,031)
Items not involving cash
Stock-based compensation (note 18)	3,899,148	-	-
Unrealized foreign exchange loss	1,606,317	-	-
Accretion on promissory notes	71,270	-	-
Depreciation and write-downs (note 3)	12,373	118,344	6,000
Change in non-cash working capital	879,786	72,877	5,838
	(424,158)	(31,724)	(49,193)
Financing activities
Proceeds from private placements (note 10)	38,301,221	-	4,500
Proceeds from stock option exercises	58,500	-	-
Notes payable (note 7)	(40,000)	40,000	-
	38,319,721	40,000	4,500
Investing activities
Expenditures on capital assets	(836,875)	-	-
Acquisitions net of cash acquired (note 2):
Deerfield Kansas	(6,438)	-	-
Kentucky Reserves	(3,488,794)	-	-
Deerfield Missouri	(666,359)	-	-
Trinity Sands Energy	(82,769)	-	-
Marketable securities (note 3)	(1,851,960)	-	-
Restricted cash (note 5)	(341,250)	-	-
Change in non-cash working capital related
to capital assets	341,792	-	-
	(6,932,653)	-	-

Change in cash and cash equivalents	30,962,910	8,276	(44,693)

Exchange rate fluctuations on change in cash and
cash equivalents	(1,648,100)	-	-

Cash and cash equivalents, beginning of year	14,141	5,865	50,558

Cash and cash equivalents, end of year	$29,328,951	$14,141	$5,865

See accompanying notes to consolidated financial statements.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

MegaWest Energy Corp ("MegaWest") was incorporated on February 8, 2000 in the name of Brockton Capital Corp. under the Company Act in the province of British Columbia, Canada. On February 27, 2007 the Company changed its name to MegaWest Energy Corp. The primary business activity of MegaWest and its subsidiaries (collectively the "Company") is the acquisition, exploration and potential development of oil and gas properties in North America.

Prior to December 2006, MegaWest was a technology company whose business plan was to acquire the rights to market, sell and distribute a product line of consumer electronic technology products in Canada.

1.	Significant Accounting Policies:

	(a)	Future Operations and Basis of Presentation:

These financial statements have been prepared on a going concern basis. The Company incurred a net loss of $6.9 million for the year ended April 30, 2007, as at April 30, 2007 had an accumulated deficit of $18.8 million and positive working capital of $28.2 million. The Company has a U.S. $15 million work commitment on its Kentucky property, which if not met by October 2009, will require the Company to pay a penalty of 37.5 percent on the unspent balance, which was U.S. $14.9 million at April 30, 2007. The Company currently anticipates spending its existing funds in the upcoming fiscal year to acquire, explore and appraise new and existing oil and gas projects.

The Company’s oil and gas projects are currently in the exploration stage, and to date activities on the oil and gas projects included analysis and evaluation of technical data, preparation of exploration drilling and preliminary geological models, conceptual engineering of thermal pilot projects, exploration drilling and securing the required capital and financing to complete the 2008 fiscal work program.

The ultimate development of the Company's oil and gas projects, if proven commercial, will require additional funding. The Company's future operations are dependent upon its ability to obtain additional financing and ultimately achieve profitable operations. The outcome of these matters cannot be predicted with certainty at this time. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to secure additional funding or obtain profitable operations.

These consolidated financial statements have been prepared using generally accepted accounting principles ("GAAP") in Canada. The impact of material differences between Canadian and U.S. GAAP on the consolidated financial statements is disclosed in note 19.

	(b)	Principles of Consolidation:

These financial statements include the accounts of MegaWest and its subsidiaries from their respective acquisition dates (note 2). All intercompany balances and transactions have been eliminated.

Ownership
Subsidiary	Acquisition Date	Percentage
MegaWest Energy Corp USA	(i)	99%(i)
MegaWest Energy Texas Corp (formerly Trinity Sands Energy LLC)	April 25, 2007	100%
MegaWest Energy Kentucky Corp (formerly Kentucky Reserves LLC)	April 2, 2007	100%
MegaWest Energy Missouri Corp (formerly Deerfield Energy LLC)	April 5, 2007	100%
MegaWest Energy Kansas Corp (formerly Deerfield Energy Kansas Corp.)	April 5, 2007	100%

(i)	incorporated January 9, 2007 (note 8)

(c)	Use of Estimates and Measurement Uncertainty:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts and other disclosures in these consolidated financial statements. Actual results may differ from those estimates.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

In particular, the amounts recorded for the value of oil and gas assets are subject to a ceiling test. By their nature, these ceiling test estimates are subject to measurement uncertainty and the impact on the financial statements of future periods could be material.

(d)	Cash and Cash Equivalents:

Cash and cash equivalents consist of highly liquid investments with terms to maturity, at the date of issue, not exceeding 90 days.

(e)	Marketable Securities:

Marketable securities are recorded at the lower of cost or market value.

(f)	Oil and Gas Operations:

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to exploration and development of oil and gas reserves are capitalized. Such costs are capitalized on a country-by-country basis, which to date there is one cost centre, being the United States.

These capitalized costs will be depleted using the unit-of-production method based on estimated gross proved oil and gas reserves as determined by independent reservoir engineers. Oil and gas reserves and production will be converted into equivalent units based upon relative energy content.

Costs of acquiring and evaluating unproved properties are initially excluded from the depletion calculations. These unevaluated properties are assessed periodically to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of impairment is added to the costs subject to depletion calculations.

In applying the full cost method, the Company calculates a ceiling test whereby the carrying value of oil and gas assets is compared quarterly to the sum of undiscounted future cash flows expected to result from proved reserves and the lower of cost and market of unproved properties. Cash flows are based on third party quoted forward prices, adjusted for transportation and quality differentials. Should the ceiling test result in an excess of carrying value, the Company would then measure the amount of impairment by comparing the carrying amounts of oil and gas assets to an amount equal to the estimated net present value of future cash flows from proved plus probable reserves and the market value of unproved properties. A risk free interest rate would be used to arrive at the net present value of future cash flows. The carrying value of oil and gas assets in excess of the discounted future cash flows would be recorded as a permanent impairment.

Proceeds from the sale of oil and gas assets are applied against capitalized costs, with no gain or loss recognized, unless a sale would alter the rate of depletion and depreciation by more than 20 per cent.

Office furniture and equipment are stated at cost. Depreciation is provided on a declining balance method over the estimated useful lives of the respective assets, at rates ranging from 20 – 30 percent per year.

(g)	Asset Retirement Obligations:

The Company recognizes a liability for the estimated fair value of site restoration and abandonment costs when the obligations are legally incurred and the fair value can be reasonably estimated. The fair value of the obligations is based on the estimated cash flow required to settle the obligations discounted using the Company's credit adjusted risk-free interest rate. The obligation is recorded as a liability with a corresponding increase in the carrying amount of the oil and gas assets. The capitalized amount will be depleted on a unit-of-production method. The liability is increased each period, or accretes, due to the passage of time and a corresponding amount is recorded in the statement of operations as an operating expense. Revisions to the estimated fair value would result in an adjustment to the liability and the capitalized amount in oil and gas assets.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(h)	Convertible Promissory Notes:

Convertible promissory notes were recorded at the amount of proceeds received less the amount attributed to the conversion feature which is included as part of shareholders' equity. The liability component is accreted to the face value of the promissory note at maturity on an effective yield basis. The accretion is charged to the statement of operations as interest expense.

(i)	Foreign Currency Translation:

The Company's subsidiaries are considered financially and operationally integrated. The Canadian dollar is the Company's functional currency. As a result, monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate in effect at the balance sheet date and non-monetary assets and liabilities at the exchange rates in effect at the time of the transactions. Revenues and expenses are translated to Canadian dollars at rates approximating exchange rates in effect at the time of the transactions. Exchange gains and losses resulting from the period-end translation of monetary assets and liabilities denominated in foreign currencies are recorded in the statement of operations.

(j)	Oil and Gas Revenue:

After an oil and gas project becomes commercial, sales of crude oil and natural gas will be recognized in the period in which the product is delivered to the customer. Oil and gas revenue represents the Company's share and is recorded net of royalty payments to governments and other mineral interest owners.

(k)	Stock-Based Compensation:

The Company accounts for all stock options, consulting and incentive warrants granted using the fair value method. Under this method, compensation expense is measured at fair value on the grant date using the Black-Scholes option pricing model and recognized over the vesting period with a corresponding credit to contributed surplus. Compensation expense is adjusted for the estimated amount of forfeitures at the time compensation expense is recognized.

Consideration received upon the exercise of stock options and warrants together with the amount of non-cash compensation expense recognized in contributed surplus is recorded as share capital.

(l)	Income Taxes:

The Company uses the asset and liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year and future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which these differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(m)	Per Share Amounts:

Basic per share amounts are computed by dividing the earnings or loss by the weighted average shares outstanding during the reporting period. Diluted amounts for options and warrants are computed using the treasury stock method. The treasury stock method assumes that proceeds received from the exercise of in-the-money stock and purchase warrants are used to repurchase shares at the average market price for the period. The difference between the number of shares that could have been purchased at market prices in the period and the number of in-the-money options and warrants is added to the weighted average shares outstanding. Dilutive amounts for convertible promissory notes are determined by adding the maximum number of shares that could be converted on the balance sheet date to the weighted average shares outstanding.

(n)	Comparative Figures:

Certain comparative figures have been reclassified to conform to the current year's presentation.

(o)	Impact of New Canadian GAAP Accounting Standards:

In December 2006, the Canadian institute of Chartered Accountants ("CICA") approved Section 1535 "Capital Disclosure" ("S.1535"), Section 3862 "Financial Instruments – Disclosures" ("S.3862") and Section 3863 "Financial Instruments – Presentation" ("S.3863"). S.1535 established standards for disclosing information about capital and how it is managed. The objective of S.3862 is to require entities to provide disclosures that enable users to evaluate both the significance of financial instruments for the entity's financial position and performance; and the nature and extent of risk arising from financial instruments to which the entity is exposed during the period and at the balance sheet date, and how the entity manages those risks. The purpose of S.3863 is to enhance financial statement users' understanding of the significance of financial instruments to an entity's financial position, performance and cash flows. These sections apply to interim and annual financial statements relation to fiscal years beginning on or after October 1, 2007. Management is in the process of reviewing the requirements of these recent sections.

In July 2006, the CICA approved Section 1506 "Accounting Changes". The objective of this section is to prescribe the criteria for changing accounting policies, together with the accounting treatment and disclosure of change in accounting policies, changes in accounting estimates and correction of errors. This section is intended to enhance the relevance and reliability of an entity's financial statements and the comparability of those financial statements over time and with financial statements of other entities. This section applies to interim and annual financial statements relating to fiscal years beginning on or after January 1, 2007.

In January 2005, the CICA approved Section 1530 "Comprehensive Income" ("S.1530"), Section 3855 "Financial Instruments – Recognition and Measurements" ("S.3855") and Section 3865 "Hedges" ("S.3865") to harmonize financial instruments and hedge accounting with International Financial Reporting Standards and introduce the concept of comprehensive income. S.1530 requires presentation of certain gains and losses outside of net income, such as unrealized gains or losses related to hedges or other derivative instruments. S.3855 establishes standards for recognizing and measuring financial assets and financial liabilities and non-financial derivatives as required to be disclosed under Section 3861 "Financial Instruments Disclosure and Presentation". S.3865 establishes standards for how and when hedge accounting may be applied. These sections apply to interim and annual financial statements relating to fiscal years beginning on or after October 1, 2006. Management is in the process of reviewing the requirements of these recent sections.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

2.	Acquisitions:

The Company completed the following acquisitions. The operations of each entity are included in the consolidated financial statements from the closing date.

	(a)	Assets of Deerfield Energy Kansas LLC ("Deerfield Kansas"):

On March 26, 2007 MegaWest acquired the net assets of Deerfield Kansas in exchange for 250,000 common shares of MegaWest and the prior assumption of a $591,250 (U.S. $500,000) note payable to a third party. The value of the common shares issued was based on the cash consideration received for recent private placements of shares around the closing date. Deerfield Kansas is an exploration stage oil and gas company that owned certain oil and gas equipment and held 100 percent working interest in 392 unproved acres of oil and gas leases in Kansas.

	(b)	Kentucky Reserves LLC ("Kentucky Reserves"):

On April 2, 2007 MegaWest acquired 100 percent of the membership units of Kentucky Reserves in exchange for $3,412,500 (U.S. $3,000,000) cash and 5,000,000 common shares of the Company. The value of the common shares issued was based on the cash consideration received for recent private placements of shares around the closing date. Kentucky Reserves is an exploration stage oil and gas company that owned a 62.5 percent working interest in the shallow tar sands rights plus an additional 37.5 percent interest in the deep rights of 27,009 unproved acres of oil and gas leases in Kentucky.

Included in the cost of acquisition is $9,372,231 million for 9,000,000 incentive warrants which vested on the acquisition of Kentucky Reserves (see note 10(d)). The fair value of the warrants was estimated to be $1.04 (U.S. $0.90) per warrant and was determined using the Black-Scholes pricing model with the following assumptions: expected volatility 80 percent, risk-free interest rate of 5.10 percent and expected term of 0.5 years.

	(c)	Deerfield Energy LLC ("Deerfield Missouri"):

On April 5, 2007 MegaWest acquired 100 percent of the membership units of Deerfield Missouri in exchange for $926,480 (U.S. $800,000) cash, plus a $144,700 (U.S. $125,000) change in control fee recorded as acquisition expenses, and 4,750,000 common shares of the Company. Of the total consideration, $575,050 (U.S. $500,000) cash and the change in control fee was paid on the closing date, the remaining consideration is contingent upon meeting the terms of an escrow agreement. Pursuant to this agreement, the shares and cash can be released on a pro-rata basis based on either the modification of certain development agreements into oil and gas leases or until 4,000 acres of replacement acreage have been leased.

The value of the common shares issued was based on the cash consideration received for recent private placements of shares around the closing date. Deerfield Missouri is an exploration stage oil and gas company party to oil development agreements on 7,620 unproved acres and also holds all of the issued and outstanding units of Deerfield Kansas.

	(d)	Trinity Sands Energy LLC ("Trinity"):

On April 25, 2007 MegaWest acquired 100 percent of the membership units of Trinity in exchange for $227,500 (U.S. $200,000) cash, the prior assumption of a $1,361,085 (U.S. $1,200,000) note payable to a third party and 95,000 shares of a MegaWest subsidiary exchangeable into 9,500,000 common shares of the Company (see note 8). The value of the common shares issued was based on the cash consideration received for recent private placements of shares around the closing date. Trinity is an exploration stage oil and gas company that had a 50 percent working interest in 14,948 unproved acres of oil and gas leases in Texas, and is party to an earn-in agreement whereby its working interest may be increased to 66.67 and can earn a 66.67 percent working interest in an additional 13,385 unproved acres of oil and gas leases.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

The following table summarizes the estimated net assets acquired and liabilities assumed and the consideration given as of the date of each respective acquisition date.

	Deerfield	Kentucky	Deerfield
	Kansas	Reserves	Missouri	Trinity	Totals
				April 25,
Closing Date	March 26, 2007	April 2, 2007	April 5, 2007	2007

Net Assets Acquired:
Cash	$-	$3,521	$75,330	$166,750	$245,601
Oil and gas assets	440,042	18,633,054	47,012	930,014	20,050,122
Working capital	(13,667)	-	7,058	-	(6,609)
Asset retirement obligations	(160,376)	-	-	-	(160,376)
	$265,999	$18,636,575	$129,400	$1,096,764	$20,128,738
Consideration Given:
Shares
Common shares	250,000	5,000,000	-	-	5,250,000
Exchange shares (note 8)	-	-	-	95,000	95,000
Incentive warrants	-	9,000,000	-	-	9,000,000

Value of common shares	$290,325	$5,772,500	$-	$-	$6,062,825
Value of exchange shares	-	-	-	9,660,497	9,660,497
Value of incentive warrants	-	9,372,231	-	-	9,372,231
Cash	-	3,412,500	579,050	227,500	4,219,050
Note payable assumed	591,250	-	-	1,361,085	1,952,335
Expenses	6,438	79,344	162,638	22,018	270,438
	888,013	18,636,575	741,688	11,271,100	31,537,376
Deficit adjustment on related party
acquisitions (i)	(622,014)	-	(612,288)	(10,174,336)	(11,408,638)

	$265,999	$18,636,575	$129,400	$1,096,764	$20,128,738
Contingent Consideration:
Shares
Number	-	-	4,750,000	-	4,750,000
Value	$-	$-	$5,500,975	$-	$5,500,975
Cash	-	-	347,430	-	347,430
	$-	$-	$5,848,405	$-	$5,848,405

(i)

The acquisitions of the assets of Deerfield Energy Kansas Corp., Deerfield Missouri and Trinity are considered related party transactions, since at the respective acquisition dates the president and chief executive officer of the Company, was also the president and a unitholder of Trinity (47.37% of issued and outstanding units) and the president and unitholder of Deerfield Missouri (15.86% of the issued and outstanding units), which is also the parent company of Deerfield Kansas.

As a result, the president and chief executive officer of the Company, or a private company controlled by him, received i) 39,650 of the common shares issued for the assets of Deerfield Kansas, ii) U.S.$204,300 cash from Deerfield Missouri, including a change in control fee, and is entitled to receive, pending escrow release, an additional U.S.$47,580 and 753,350 common shares and iii) 45,000 class B exchange shares of our subsidiary, MegaWest USA convertible into 4,500,000 common shares and US$94,737 cash of the consideration issued to Trinity.

3.	Inventory and Rights:

While operating as a technology products distribution company, the Company wrote-off its inventory and costs associated with its rights under a distributor agreement during the years ended April 30, 2007, 2006 and 2005.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

4.	Marketable Securities:

The Company acquired 7,500,000 common shares of Energy Finders Inc. ("Energy Finders") for $1,851,960 (U.S. $1,650,000) representing approximately nine percent of its issued and outstanding share capital. The Company does not have any representation on the Energy Finders board of directors. As a result, the Company does not believe it exerts influence over Energy Finders. The quoted market price of Energy Finder's shares on April 30, 2007 was U.S. $0.25 per share, converting to an approximate market value of $2,094,000.

5.	Restricted Cash:

The Company deposited $341,250 (U.S. $300,000) in trust pursuant to an escrow agreement entered into as part of the Deerfield Missouri acquisition (see Note 2(c)).

6.	Property, Plant and Equipment:

		Accumulated
April 30, 2007	Cost	Depreciation	Net Book Value

Oil and gas assets – unproven	$20,756,355	$-	$20,756,355
Office furniture and equipment	131,113	2,372	128,741
	$20,887,468	$2,372	$20,885,096

At April 30, 2007, all of the costs associated with oil and gas assets are excluded from depletion calculations.

During the quarter the Company capitalized $176,600 of general and administrative expenses.

7.	Convertible Promissory Notes and Note Payable:

In December 2006, MegaWest assumed two convertible promissory notes totaling $1,952,335 (U.S. $1,700,000) in conjunction with proposed acquisitions (see note 2). As part of the assumption, the Company agreed to the following terms: interest accrues at six percent and the outstanding interest and principal are convertible into MegaWest common shares at U.S. $0.25 per share until June 20, 2008. The fair value of the conversion feature at the date of assumption was estimated to be $120,566 and has been classified as equity. The fair value was estimated at $0.02 (U.S. $0.02) per share using the Black-Scholes option pricing model assuming a volatility of 80 percent, risk free interest rate of 4.90 percent and expected term of eighteen months.

In 2006 the Company issued $40,000 of notes payable to shareholders, including $14,000 to former directors and $2,500 to a current director. The notes payable were repaid in cash during the year ended April 30, 2007.

8.	Exchange Shares:

As part of the consideration given to acquire Trinity (see note 2(d)), MegaWest issued 95,000 class B shares of its subsidiary, MegaWest USA. Each class B exchange share is convertible into 100 MegaWest shares with up to 9,500,000 common shares of MegaWest to be issued. The holders of these MegaWest USA shares have the right to exchange, or can receive a cash payment of U.S. $950,000 (U.S. $10.00 per exchange share) until July 31, 2008, after which the Company can implement a forced exchange of the shares. The cash redemption value of the exchange shares of $1,061,055 (U.S. $950,000) has been recorded as a liability. The estimated fair value of the conversion feature of $8,599,442 has been classified as equity. The fair value was estimated at $1.02 (U.S. $0.91) per exchange share using the Black-Scholes option pricing model assuming a volatility of 80 percent, risk free interest rate of 5.09 percent and expected term of fifteen months.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

9.	Asset Retirement Obligations:

As at April 30, 2007 the Company had an asset retirement obligation for the equipment and wells acquired as part of the Deerfield Kansas asset purchase (note 2). The present value of this obligation has been projected using estimates of the future costs and the timing of abandonment. At April 30, 2007 the Company estimated the present value of its asset retirement obligations to be $154,244 based on a future undiscounted liability of $260,000. These costs are expected to be incurred within two to ten years. A credit-adjusted risk-free discount rate of ten per cent and an inflation rate of two per cent were used to calculate the present value.

10.	Share Capital and Warrants:

The authorized capital of the Company consists of unlimited common shares without par value and 100,000,000 preferred shares without par value.

(a) Shares Issued on Private Placements:

During the year ended April 30, 2007 the Company closed three private placements, summarized as follows:

		Units / Shares
Closing Date	Offering Price	Issued	Proceeds
December, 2006 (i)	U.S. $0.10	23,500,000	$2,707,168
January and February 2007 (ii)	U.S. $0.50	8,425,000	4,992,234
March, 2007 (iii)	U.S. $1.00	27,448,550	32,115,870
Issue costs (iv)		-	(1,882,451)
		59,373,550	37,932,821
Value ascribed to U.S. $1.30 private placement warrants (iii)			3,446,000
Value ascribed to U.S. $1.00 private placement warrants (ii)			283,000
Net amount recorded to share capital from private placements			$34,203,821

(i)	The December U.S. $0.10 private placement consisted of common shares only.

(ii)

Units of the U.S. $0.50 private placement included one common share and one half share purchase warrant. One whole share purchase warrant entitles the holder to acquire one share for U.S. $1.00. The amount classified to warrants was based on the fair value of the share purchase warrants which was estimated at $0.07 (U.S. $0.06) per warrant, using the Black-Scholes option pricing model assuming a volatility of 80 percent, risk free interest rate of 5.10 percent and expected term of one year.

In connection with placement, the Company granted a consultant rights to purchase 180,000 units under the same terms as the private placement for a period of one year from the date of the placement. The value of these units, recorded as issue costs, was estimated to be $0.22 (U.S. $0.19) per unit, being the sum of the estimated fair value of one share plus one half share purchase warrant. The fair value was estimated using the Black-Scholes option pricing model.

(iii)

Units of the U.S. $1.00 private placement included one common share and one half share purchase warrant. One whole share purchase warrant entitles the holder to acquire one share for U.S. $1.30. The amount classified as warrants was based on the fair value of the share purchase warrants, which was estimated at $0.28 (U.S. $0.24) per warrant using the Black-Scholes option pricing model assuming a volatility of 80 percent, risk free interest rate of 4.95 percent and expected term of one year.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

In connection with the placement, the Company granted a consultant rights to purchase 375,000 units under the same terms as the private placement for a period of one year from the date of the placement. The value of these units, recorded as issue costs, was estimated to be $0.53 (U.S. $0.45) per unit, being the sum of the estimated fair value of one share plus one half share purchase warrant. The fair value was estimated using the Black-Scholes option pricing model.

(iv)

Included in issue costs of the private placements is $1,514,051 of fees paid in cash, $190,000 representing the fair value of 690,848 share purchase warrants issued and $178,400 representing the fair value of 555,000 units issued in connection with the financing.

(b)	Shares Issued for Services:

In March 2007, the Company entered into an agreement with a consultant to provide advisory services. The consideration for the advisory services is 750,000 common shares of the Company, of which 375,000 were issued as at April 30, 2007. The value of the common shares issued of U.S. $1.00 was based on the cash consideration received for recent private placements of shares around the closing date. The remainder is issuable in 125,000 share tranches on May 15, 2007, August 15, 2007 and November 15, 2007, respectively.

(c)	Shares Issued to Settle Debt:

In December 2006, the Company agreed to issue 600,000 common shares to settle accounts payable of $165,700, which included amounts payable to former directors and officers of the Company.

(d)	Warrants:

Warrants were granted during the year and remain outstanding as of April 30, 2007:

		Warrants Outstanding		Warrants Vested
		Weighted Ave.	Weighted Ave.		Weighted Ave.
Warrant Type	Number	Remaining Life	Exercise Price	Number	Exercise Price
Incentive (i)	19,500,000	0.6 years	U.S. $ 0.10	9,000,000	U.S. $ 0.10
Consulting (ii)	6,000,000	1.7 years	U.S. $ 0.50	6,000,000	U.S. $ 0.50
Private Placement (iii)	18,627,623	0.8 years	U.S. $ 1.23	18,627,623	U.S. $ 1.23
	44,127,623	0.9 years	U.S. $0.63	33,627,623	U.S. $0.80

(i)

The Incentive warrants were issued in an effort to secure additional non-conventional oil and gas prospects. The warrants allow the holders to purchase common shares from the Company at an exercise price of U.S. $0.10 per share, subject to the holder of the warrants bringing to the Company a project that has, at the reasonable opinion of the board of directors, a minimum specified potential value to the Company of at least U.S. $1.00 per warrant. Upon acceptance by the board of directors of a project, the warrant holder will have six months to exercise the warrants. If the holders of the warrants have not delivered a project that is acceptable to the board of directors within one year from the date of issuance then the warrants will expire. The recipients of 19,000,000 incentive warrants are two private companies, one is controlled by a current director and the other is controlled by a current senior officer and director of the Company.

In April 2007, 9,000,000 incentive warrants vested on the closing of the Kentucky Reserves acquisition and $9.4 million was recorded as part of the cost of acquisition.

Compensation costs will be recorded for the remaining 10,500,000 incentive warrants if and when the holders introduce a project to the Company of sufficient value.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(ii)

The consulting warrants were issued to various investor relations and other contractors. The consulting warrants vest on grant date, have a term of two years and an exercise price of U.S. $0.50 per share. For the year ended April 30, 2007, the Company recorded $1,600,800 million of stock based compensation expense with a corresponding increase in contributed surplus for these warrants. The fair value of the warrants granted was estimated to be $0.27 (U.S. $0.23) per warrant and was determined using the Black-Scholes pricing model with the following assumptions: expected volatility 80 percent, risk-free interest rate of 4.75 percent and expected term of two years.

(iii)

The private placement warrants were issued in conjunction with the US$0.50 and U.S. $1.00 private placements. The Company calculated the fair value of these warrants using the Black-Scholes pricing model on the date of grant. The fair value of the warrants issued has been accounted for as reduction to share capital with a corresponding increase in the amount of warrants.

11.	Stock Options:

The 2004 stock option plan (the "2004 Plan") allows for an amount of options equaling 10 percent of the outstanding common shares to be reserved for grant. During 2005 and 2006 years no options were issued. During the year ended April 30, 2007, 302,500 previously granted stock options under the 2004 Plan expired unexercised.

On February 19, 2007, the 2007 Stock Option Plan ("2007 plan") was approved at a special general meeting of shareholders. The 2007 Plan specifies that the number of common shares reserved for issuance under the plan is 20 percent of the issued and outstanding common shares less the number of options granted under the 2004 Plan. The term and vesting schedule of the stock options granted is set by the board of directors at the time of grant.

The following table summarizes the changes in stock options outstanding during the years ended April 30, 2007 and 2006:

	Number of	Weighted Avg.
	Options	Exercise Price
Outstanding, April 30, 2005 and 2006	302,500	U.S. $0.15
Granted	10,169,000	0.59
Exercised	(500,000)	0.10
Expired	(302,500)	0.15
Outstanding, April 30, 2007	9,669,000	U.S. $0.62

The following table summarizes information about the options outstanding and exercisable at April 30, 2007:

	Options Outstanding		Options Vested
	Weighted Ave.	Weighted Ave.		Weighted Ave.
Options	Remaining Life	Exercise Price	Options	Exercise Price
1,250,000	4.7 years	U.S. $ 0.10	1,250,000	U.S. $ 0.10
5,705,000	3.8 years	$0.50	3,500,000	$0.50
2,464,000	3.9 years	$1.00	750,000	$1.00
250,000	4.9 years	$2.00	41,665	$2.00
9,669,000	4.0 years	U.S. $0.62	5,541,665	U.S. $0.49

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

For the year ended April 30, 2007, the Company recorded $1,863,448 million of stock-based compensation expense related to stock options with a corresponding increase in contributed surplus. The fair value of the options granted for the year ended April 30, 2007 was estimated to be $0.41 (U.S. $0.35) per option and was determined using the Black-Scholes option pricing model with the following assumptions: expected volatility of 80 percent, risk-free interest rate of 5.04 percent and expected lives of four years.

12.	Per Share Amounts:

The loss per share is based on the weighted average shares outstanding for the year. The weighted average shares outstanding for the year ended April 30, 2007 was 22,102,129 (2006 – 6,337,500). There is no change between the basic and diluted per share amounts since the effect of stock options, warrants and convertible promissory notes would be anti-dilutive.

13.	Income taxes:

Income tax expense differs from the amount that would be computed by applying the Canadian federal and provincial statutory income tax rates to the loss for the year as follows:

	2007	2006	2005

Loss for the year	$(6,893,052)	$(222,945)	$(61,031)

Statutory tax rate	34.5%	37.6%	37.6%

Expected income tax recovery	(2,378,103)	(83,827)	(22,948)
Increase (decrease) resulting from:
Non-deductible stock-based compensation	1,345,200	-	-
Change in valuation allowance and other	1,032,903	83,827	22,948
	$-	$-	$-

The components of the April 30 net future income tax asset and liability, after applying corporate income tax rates, are as follows:

	2007	2006
Net future income tax asset:
Capital assets	$3,994,000	$-
Operating losses	636,000	164,452
Share issue costs	436,700	-
Unrealized foreign exchange loss	464,000	-
Marketing rights	-	(11,007)
	5,530,700	153,445
Less: valuation allowance	(5,530,700)	(153,445)
	$-	$-

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

The Company has accumulated operating losses totaling $2,193,166 which expire over the following years:

2008	$2,748
2009	48,867
2010	60,060
2011	157,207
2012	74,847
Thereafter	1,849,437
Totals	$2,193,166

14.	Related Party Transactions:

The Company incurred the following related party transactions in the year ended April 30, 2007. These transactions were measured at the exchange amount, which is the amount agreed upon by the transacting parties.

	(a)	During the nine months ended January 31, 2007, the Company incurred $87,608 (2006 - $26,797; 2005 - $23,926) in general and administrative costs to entities controlled by former directors.

	(b)	During the year, the Company incurred $5,463 in consulting fees to a current director of the Company.

(c)

The Chief Financial Officer ("CFO") is affiliated with a company that assisted MegaWest in completing the share issue private placements and that provides the Company with ongoing investor relations services. For the year ended April 30, 2007 the Company paid $75,000 for these services.

	(d)	At April 30, 2006, accounts payable and accrued liabilities includes $34,078 (2005 - $17,340) to a partnership controlled by two directors of the Company.

	(e)	During the year ended April 30, 2005, former directors and officers were issued 1,250,000 shares at $0.001 per share pursuant to a private placement.

Refer to acquisitions (note 2) and share capital (note 10(b) and (d)) for additional related party transactions.

15.	Financial Instruments:

The Company is exposed to foreign currency fluctuations as it has cash, short-term deposits and accounts payable denominated in U.S. dollars. In addition, a significant portion of the Company's operating activities are conducted in U.S. dollars. There are no exchange rate contracts in place.

The fair value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities approximate their carrying values due to their short terms to maturity.

At April 30, 2007, the fair values of the convertible promissory notes and exchange shares were estimated to be $5,924,000 and $9,660,000, respectively. The fair value was determined using the Black-Scholes option pricing model at April 30, 2007.

16.	Commitments and Contractual Obligations:

	(a)	Contractual Obligations:

As part of the acquisition of Kentucky Reserves (see note 2), the Company is obligated to spend U.S. $15,000,000 on the project by October 2009. In the event the Company does not complete this work program, the Company is obligated to pay 37.5 percent of the unspent balance to its joint venture partner.

As part of the Deerfield Kansas acquisition, MegaWest is obligated to pay Central Production Company Inc. ("CPC") a net revenue interest up to a maximum of U.S. $750,000 on net revenues generated from the Chetopa project. The net revenue interest becomes payable after the Company recovers 100 percent of its capital and operating costs, and will be paid quarterly from 25 percent of the project's net revenues.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(b)	Office and Equipment Leases:

The Company is committed to office and equipment leases over the next five fiscal years as follows:

2008	$239,438
2009	241,620
2010	241,620
2011	241,620
2012	237,836
Thereafter	420,836
Total	$1,622,970

Included in the above commitments are costs associated with an office lease entered into subsequent to April 30, 2007.

(c)	Severance Obligations:

Pursuant to employment agreements with three senior officers, the Company is obligated to pay $688,000 under certain events around employment termination.

(d)

The Company pledged a $30,000 guaranteed investment certificate as collateral against a letter of credit issued by the Company for the start up of its oil and gas operations in Kansas. Subsequent to April 30, 2007 the restrictions were removed and the letter of credit was cancelled.

17.	Supplemental Cash Flow Information:

The following non-cash transactions were excluded from the statement of cash flows:

	(a)	Year ended April 30, 2007:

		(i)	The Company issued 600,000 shares to settle outstanding debts ($165,700) and 375,000 shares for consulting services ($434,900).

		(ii)	The shares and debt assumed as part of the consideration given for the acquisitions (note 2) is non-cash.

	(b)	Year ended April 30, 2005:

		(i)	The Company cancelled and returned to treasury 2,250,000 common shares previously issued at $0.075 per share ($168,750). The amount paid for these shares has been recorded as contributed surplus.

		(ii)	The Company acquired rights in exchange for notes and accrued interest receivable of $123,610.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

18.	General and Administrative Expenses:

General and administrative expenses for the years ended April 30 consisted of:

	2007	2006	2005

Stock-based compensation:
Stock options	$1,863,448	$-	$-
Consulting warrants	1,600,800	-	-
Shares issued for services	434,900	-	-
	3,899,148	-	-
Salaries and benefits	1,171,885	-	-
Professional fees	332,218	83,720	36,874
Office and operations	297,043	20,881	20,418
Capitalized portion	(176,600)	-	-
	$5,523,694	$104,601	$57,292

19.	Additional Disclosures Required under U.S. Generally Accepted Accounting Principles (Re-stated):

The consolidated financial statements have been prepared in accordance with GAAP as applied in Canada. For the years ended April 30, 2007, Canadian GAAP conforms in all material respects with U.S. GAAP except for certain matters, detailed in the following. For the years ended April 30, 3006 and 2005, Canadian GAAP conforms in all material respects with U.S. GAAP.

The Company had recorded the net assets acquired from related parties and measured and classified the exchange shares issued on an acquisition in the same manner in the consolidated financial statements prepared in accordance with Canadian GAAP and U.S. GAAP. In the financial statements prepared in accordance with U.S. GAAP, the net assets acquired from the related parties should have been recorded at the exchange amount and the exchange shares issued on an acquisition should have been reflected as temporary equity. The effect on the consolidated financial statements prepared in accordance with U.S. GAAP for the restatement of the net assets acquired from the related parties and the exchange shares issued on an acquisition are included in the following tables summarizing the effects of the application of U.S. GAAP on the consolidated balance sheet items as at April 30, 2007.

	(a)	Consolidated Balance Sheets:

The application of U.S. GAAP has the effects on the following consolidated balance sheet items as at April 30, 2007:

	Marketable	Property, Plant
Assets	Securities	and Equipment
Canadian GAAP:	$1,851,960	$20,885,096
Adjustments for:
Oil and gas assets on acquisition of Kentucky (iii)	-	21,820,050
Marketable securities to fair value (iv)	242,040	-
U.S. GAAP, previously reported	$2,094,000	$42,705,146
Measuring oil and gas assets at exchange
amounts for related party acquisitions (ii)	-	11,408,638
Oil and gas assets on acquisition of Trinity (iii)	-	11,515,824
Oil and gas assets on acquisition of Kansas (iii)	-	383,229
U.S. GAAP, re-stated	$2,094,000	$66,012,837

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

								Accumulated
		Equity			Equity			Retained
		portion of		Liability	(Temporary)			Earnings	Accumulated
	Convertible	convertible		Portion of	Portion of			(Deficit) during	Other
Liabilities and	promissory	promissory	Contributed	Exchange	Exchange	Share		Exploration	Comprehensive
Equity	notes	notes	surplus	Shares	shares	capital	Warrants	Stage	Income

Canadian GAAP:	$1,867,387	$120,566	$13,338,629	$1,061,055	$8,599,442	$41,168,088	$3,729,000	$(18,244,571)	$-
Adjustments for:
Re-class convertible
note (v)	120,566	(120,566)	-	-	-	-	-	-	-

Interest expense on
convertible note (v)	(28,695)	-	-	-	-	-	-	-	-

Stock-compensation
transactions (vi)	-	-	10,651,013	-	-	597,392	-	-	-
Value of warrants on
private placements
(vii)	-	-	1,604,600	-	-	(10,657,600)	9,053,000	-	-

Kentucky acquisition
(iii)	-	-	14,027,175	-	-	7,792,875	-	-	-
Re-class deficit
adjustment on
related party
acquisitions (vii)	-	-	-	-	-	(11,408,638)	-	11,408,638	-

Trinity acquisition
(iii)	-	-	-	-	11,515,824		-	-	-

Kansas acquisition
(iii)	-	-	-	-	-	383,229	-	-	-

Transfer on stock
option exercise (ix)	-	-	(430,000)	-	-	430,000	-	-	-

Net loss	-	-	-	-	-	-	-	(11,219,710)	-

Comprehensive
income (iv)	-	-	-	-	-	-	-	-	242,040

U.S. GAAP, previously
reported	$1,959,258	$-	$39,191,417	$1,061,055	$20,115,266	$28,305,346	$12,782,000	$(18,055,643)	$242,040
Re-class deficit
adjustment on
related party
acquisitions (ii)	-	-	-	-	-	11,408,638	-	-	-
Re-class liability
portion of
exchange shares
(viii)	-	-	-	(1,061,055)	1,061,055	-	-	-	-
Re-measure of
exchange shares
(viii)	-	-	-	-	(20,115,266)	-	-	20,115,266	-

U.S. GAAP, re-stated	$1,959,258	$-	$39,191,417	$-	$1,061,055	$39,713,984	$12,782,000	$2,059,623	$242,040

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(i)

There are certain differences between the full cost method of accounting for oil and gas assets as applied in Canada and in the U.S. The principal difference is in the method of performing ceiling test evaluations under the full cost method. Canadian GAAP requires the ceiling test evaluation to use estimates of future oil and gas prices and costs plus the value of unproved properties on an undiscounted basis. To calculate the amount of impairment, the future net cash flows of a cost center's proved and probable reserves are discounted using a risk- free interest rate.

In the ceiling test evaluation for U.S. GAAP purposes, under Regulation S-X, future net cash flows from proved reserves using period-end, non-escalated prices and costs, are discounted to present value at 10 percent per annum plus the value of unproved properties is compared to the carrying value of oil and gas assets. There is no GAAP difference related to this matter for the year ended April 30, 2007.

(ii)

There is a difference in the measurement basis used to record related party transactions under Canadian GAAP compared to U.S. GAAP when the transacting entities are not under common control. Under Canadian GAAP, related party transactions are recorded at their carrying amounts unless independent evidence exists to support the exchange amount. Since independent evidence did not exist for the exchange amounts of the related party acquisitions of Trinity, Deerfield Missouri and the assets of Deerfield Kansas, they were recorded at their carrying amounts. Under U.S. GAAP, only related party transactions between transacting entities under common control are recorded at their carrying amount. Since common control did not exist between MegaWest and Trinity, Deerfield Missouri and Deerfield Kansas, these acquisitions were recorded at their exchange amounts. As a result, the difference between the carrying amount and exchange amount of $11,408,638 is re- classified from deficit under Canadian GAAP to oil and gas assets under U.S. GAAP.

(iii)

There is a difference in determining the fair value of shares issued for certain stock-based transactions under Canadian GAAP compared to U.S. GAAP if the market for the Company's shares is not active and liquid. Under Canadian GAAP, if the market for the Company's shares is not active and liquid, fair value is established using valuation techniques that include recent arm's length market transactions. Under U.S. GAAP, regulatory interpretation requires the use of quoted market prices as fair value. As a result, the amount recorded for the Kentucky, Trinity and Deerfield Kansas oil and gas assets is higher under U.S. GAAP.

(iv)

There is a difference in the carrying amounts of marketable securities under Canadian GAAP compared to U.S. GAAP. Currently under Canadian GAAP, marketable securities are recorded at the lower of cost or market value, and are not re-measured unless an impairment of carrying amount has occurred. Under U.S. GAAP, marketable securities available for sale are recorded and re-measured at each balance sheet date at their fair value. At April 30, 2007 under U.S. GAAP the Company recorded a $242,040 unrealized gain on marketable securities as a component of other comprehensive income.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(v)

There is a difference in the treatment of convertible promissory notes under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the equity component of the note is valued using an option pricing model and classified as shareholders' equity. The residual amount is classified as a liability and interest is recorded, to bring the liability to its future value at maturity using the effective interest rate method.

Under U.S. GAAP, the convertible promissory notes are classified as liability, and interest is accrued at the contractual rate. This results in the re-classification of the equity portion to liability, and a reduction in interest expense.

(vi)

The fair value of the Company's stock compensation transactions was estimated using the Black-Scholes options pricing model. One of the assumptions used in the Black-Scholes model is the market price of the underlying share on the grant date. As a result of the GAAP difference on the fair value of the Company's shares described in (iii), the stock compensation transactions have a different fair value input under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the fair value of the Company's shares was based on recent arm's length transactions, including recent private placements. Under U.S. GAAP, the quoted OTC exchange price is used.

This results in the GAAP differences for the following stock-based transactions for the year ended April 30, 2007:

	Canadian		GAAP
	GAAP	U.S. GAAP	Adjustment

Compensation cost on stock options	$1,863,448	$7,712,061	$5,848,613
Compensation cost on consulting warrants	1,600,800	6,403,200	4,802,400
Adjustment to contributed surplus	3,464,248	14,115,261	10,651,013

Shares issued to settle debt	-	597,392	597,392

Adjustment to net loss	$3,464,248	$14,712,653	$11,248,405

(vii)

The value ascribed to the share purchase warrants issued in connection with the unit private placements is adjusted under U.S. GAAP, as the OTC exchange quoted price is used for the market price input in the option pricing model. This results in an adjustment of $9.1 million from share capital to warrants and $1.6 million from share capital to contributed surplus for the stock-based issue costs.

(viii)

There is a difference in the classification and remeasurement of exchange shares under Canadian GAAP compared to U.S. GAAP. Under Canadian GAAP, the exchange shares are split between the equity and liability components. The equity component of the exchange shares is valued using an option pricing model and classified as shareholders' equity. The residual amount is classified as a liability at its fair value.

Under U.S. GAAP, the exchange shares components are not separated, rather they are accounted for as temporary equity. The exchange shares are measured at fair value on issuance and for each reporting period, the exchange shares are remeasured to their redemption value, and the resulting difference is recognized as an adjustment to retained earnings (deficit).

(ix)

As a result of the higher stock compensation cost as described in (vi), when stock options and warrants are exercised, there will be an adjustment under U.S. GAAP related to the transfer from contributed surplus to share capital. During the year, 500,000 options were exercised resulting in an additional $430,000 transferred to share capital from contributed surplus.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(x)

At April 30, 2007, accounts payable and accrued liabilities consisted of trade payables of $246,978 (2006 - $120,862), salary and bonus accrual of $401,029 (2006 - $nil), operational accruals of $615,185 (2006 - $nil) and sales tax accruals of $38,448 (2006 - $nil).

(b)	Consolidated Statement of Operations:

The application of U.S. GAAP has the effects on the following consolidated statement of operations for the year ended April 30, 2007:

	Net Loss	Net Loss per Share
Canadian GAAP Loss:	$(6,893,052)	$(0.31)
Adjustments for:
Reduced interest expense on convertible promissory
notes (v)	28,695	0.01
Stock-based compensation expense (vi)	(11,248,405)	(0.51)
U.S. GAAP Loss	$(18,112,762)	$(0.81)
Adjustment affecting comprehensive income under U.S.
GAAP:
Unrealized gain on marketable securities (iv)	242,040
U.S. GAAP Comprehensive Loss	$(17,870,722)

There were no differences between Canadian GAAP and U.S. GAAP during fiscal 2006 and 2005.

(c)	Recent Developments in US GAAP:

In June 2006, the FASB issued FASB Interpretation No.48, "Accounting of Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109" ("FIN 48"). The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The evaluation of a tax position in accordance with this interpretation is a two-step process. Under the recognition step an enterprise determines whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. Under the measurement step a tax position that meets the more more-likely- than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. FIN 48 effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial, in the period this interpretation is adopted. Management does not believe the requirements of this interpretation will have a material impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155 "Accounting for certain Hybrid Financial Instruments – an amendment of FASB statements No. 133 and 140" (SFAS no.155"). SFAS No. 155 resolves issues surrounding the application of the bifurcation requirements to beneficial interest in securitized financial assets. In general, this statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. SFAS No.155 is effective for all financial instruments acquired or issued after the beginning of entity's first fiscal year that begins after September 15, 2006 and is not expected to have a material impact on the Company's financial statements.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; however, for some entities the application of this statement will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, although early adoption is permitted. Management is in the process of reviewing the requirements of this recent statement.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). Under SFAS 159, entities are provided with an option to report selected financial assets and liabilities at fair value. The standard permits an entity to elect the fair value option on an instrument-by-instrument basis; and once the election is made, it is irrevocable. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. In addition, SFAS 159 establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The effective date of SFAS 159 is for fiscal years beginning after November 15, 2007. Management is in the process of reviewing the requirements of this recent statement.

20.	Subsequent events:

(a)	Escrow release of common shares related to Deerfield Energy LLC acquisition:

In connection with the Deerfield Missouri acquisition, part of the consideration given was contingent upon meeting the terms of an escrow agreement. Pursuant to this agreement, the shares and cash held in escrow could be released on a pro- rata basis based on either the modification of certain development agreements into oil and gas leases or until 4,000 acres of replacement acreage have been leased. To fulfill the escrow requirements, the Company engaged in a leasing program in Missouri and in October 2007, surpassed the 4,000 acre threshold of replacement acreage. As a result, the US$300,000 cash and 4,750,000 shares of common stock held in escrow were released. Of the cash held in escrow, US$100,000 plus interest was paid to the Company for reimbursement of costs associated with leasing the replacement acreage. These amounts were considered contingent consideration at the time of acquisition on April 5, 2007, and as a result have been recorded as property, plant and equipment.

(b)	Acquisition of Montana Big Sky Project:

On October 24, 2007, the Company acquired a 40 percent working interest in oil and gas leases covering 33,000 undeveloped acres of land in Montana for consideration of US$300,000 cash and 500,000 units, of which each unit consists of one share of common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of common stock at an exercise price of US$2.50 per share until April 24, 2009). Pursuant to earn-in agreements, MegaWest can earn an additional 20 percent working interest in the lands by completing US$2.5 million of work that includes additional leasing, seismic, geological studies, test wells and pilot project development and implementation. In addition, MegaWest and the vendors have established a regional area of mutual interest (AMI) covering approximately 1,000,000 acres that will remain active for the next two years. The interest in the AMI will be divided 65 percent to MegaWest and 35 percent to the vendors. MegaWest will pay for 100 percent of the lease acquisition, initial geological and geophysical activity, drilling and completing of all wells, if any, comprising an agreed upon initial work program for each new prospect within the AMI and will receive 100 percent payout of all such costs and expenses incurred for each such prospect prior to vendor receiving its respective share.

MegaWest Energy Corp (an exploration stage company)
Notes to the Consolidated Financial Statements
For the years ended April 30, 2007, 2006 and 2005
(in Canadian dollars unless otherwise indicated)

(c)	Extension of Warrants:

On September 18, 2007, the Company extended the term of 19,500,000 incentive warrants to January 15, 2009. The incremental value attributed to the term extension will be recorded as an adjustment to oil and gas assets and contributed surplus.

On December 14, 2007, the Company extended the term of 18,592,623 private placement warrants six months. As a result of this extension, 4,212,500 warrants at $1.00 and 14,380,123 warrants at $1.30 will now expire on July 5, 2008 and August 28, 2008 respectively.

BROCKTON CAPITAL CORP.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

April 30, 2006 and 2005

(Stated in Canadian Dollars)

AUDITORS’ REPORT

To the Shareholders,
Brockton Capital Corp.
(A Development Stage Company)

We have audited the balance sheets of Brockton Capital Corp. (A Development Stage Company) as at April 30, 2006 and 2005 and the statements of operations and cash flows for each of the years in the three year period ended April 30, 2006 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006 and the statement of shareholders’ equity (deficiency) for the period February 8, 2000 (Date of Incorporation) to April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2006 and 2005 and the results of its operations and its cash flows for each of the years in the three year period ended April 30, 2006 and for the period February 8, 2000 (Date of Incorporation) to April 30, 2006, in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada	/s/ Morgan & Company
August 25, 2006	Chartered Accountants

COMMENTS BY AUDITOR FOR US. READERS ON CANADA-
U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Our report to the shareholders, dated August 25, 2006, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements or a reference to such a change in accounting principles in the auditor’s report when the change is property accounted for and adequately disclosed in the financial statements.

Vancouver, Canada	/s/ Morgan & Company
August 25, 2006	Chartered Accountants

BROCKTON CAPITAL CORP.
(A Development Stage Company)
BALANCE SHEETS

April 30, 2006 and 2005
(Stated in Canadian Dollars)

	2006	2005

ASSETS

Current
Cash and cash equivalents	$14,141	$5,865
GST receivable	7,298	2,903
Inventory – Notes 2 and 3	1	4,735

	21,440	13,503

Rights – Notes 3 and 8	10,000	123,610

	$31,440	$137,113

LIABILITIES

Current
Accounts payable and accrued liabilities – Note 6	$120,862	$43,590
Notes payable – Note 4	40,000	-

	160,862	43,590

SHAREHOLDERS’ EQUITY (DEFICIENCY)

Share Capital – Notes 5 and 6	207,342	207,342
Contributed surplus – Note 8	168,750	168,750
Deficit accumulated during the development stage	(505,514)	(282,569)

	(129,422)	93,523

	$31,440	$137,113
Nature and Continuance of Operations – Note 1
Commitments – Notes 3, 4 and 5
Subsequent Event – Note 3

APPROVED BY THE DIRECTORS:

/s/ Terry Amisano	Director	/s/ Kevin Hanson	Director
Terry Amisano		Kevin Hanson

SEE ACCOMPANYING NOTES

BROCKTON CAPITAL CORP.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
for the years ended April 30, 2006, 2005 and 2004
and for the period from February 8, 2000 (Date of Incorporation) to April 30, 2006
(Stated in Canadian Dollars)

				February 8, 2000
				(Date of
				Incorporation) to
	Years ended April 30,			April 30,
	2006	2005	2004	2006

Administrative Expenses
Accounting, audit and legal – Note 6	$14,599	$24,406	$37,820	$120,953
Consulting fees	61,200	2,383	1,826	74,069
Equipment rental – Note 6	6,000	6,000	6,000	28,000
Filing fees	7,525	5,357	3,188	19,911
General and administrative	-	169	2,974	3,899
Interest and bank charges	2,056	768	422	4,110
Investor relations	-	625	6,339	6,964
Marketing	-	-	-	1,170
Office rent – Note 6	9,000	9,000	9,000	42,000
Office supplies – Note 6	3,284	3,000	3,000	14,462
Promotion	541	1,481	1,677	4,708
Transfer agent fees	396	4,103	9,861	23,228
Travel	-	-	1,729	8,171

Loss before other items	(104,601)	(57,292)	(83,836)	(351,645)

Other items:
Other income	-	-	961	961
Interest income	-	2,261	11,513	41,641
Write-off of deferred investment expenses	-	-	(72,127)	(72,127)
Write-down of inventory to net realizable value	(4,734)	(6,000)	-	(10,734)
Write-down of rights – Note 3	(113,610)	-	-	(113,610)

Net loss for the year	$(222,945)	$(61,031)	$(143,489)	$(505,514)

Basic and diluted loss per share	$(0.04)	$(0.01)	$(0.08)

Weighted average number of shares outstanding	6,337,500	5,018,322	1,837,500

SEE ACCOMPANYING NOTES

BROCKTON CAPITAL CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for the years ended April 30, 2006, 2005 and 2004
and for the period from February 8, 2000 (Date of Incorporation) to April 30, 2006
(Stated in Canadian Dollars)

				February 8,
				2000 (Date of
				Incorporation)
				to
	Years ended April 30,			April 30,
	2006	2005	2004	2006

Operating Activities
Net loss for the period	$(222,945)	$(61,031)	$(143,489)	$(505,514)
Add (deduct) items not involving cash:
Interest accrual on notes receivable	-	(1,946)	-	(1,946)
Write-off of deferred investment expenses	-	-	72,127	72,127
Write-down of inventory to net realizable value	4,734	6,000	-	10,734
Write-down of rights	113,610	-	-	113,610
Changes in non-cash working capital items related to
operations:
GST and interest receivable	(4,395)	1,424	3,050	(7,298)
Inventory	-	(10,735)	-	(10,735)
Prepaid expenses	-	-	9,700	-
Accounts payable and accrued liabilities	77,272	17,095	6,114	120,862

Cash used in operating activities	(31,724)	(49,193)	(52,498)	(208,160)

Investing Activities
Notes and accrued interest receivable	-	-	(49,414)	(121,664)
Deferred investment expenses	-	-	(34,679)	(72,127)

Cash used in investing activities	-	-	(84,093)	(193,791)

Financing Activities
Proceeds from shares issued	-	4,500	-	448,875
Share issue costs	-	-	-	(72,783)
Notes payable	40,000	-	-	40,000

Cash provided by financing activities	40,000	4,500	-	416,092

Increase in cash and cash equivalents during the	8,276	(44,693)	(136,591)	14,141
period

Cash and cash equivalents at the beginning of the	5,865	50,558	187,149	-
period

Cash and cash equivalents at the end of the period	$14,141	$5,865	$50,558	$14,141

     …/cont’d

SEE ACCOMPANYING NOTES

BROCKTON CAPITAL CORP.	Continued
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for the years ended April 30, 2006, 2005 and 2004
and for the period from February 8, 2000 (Date of Incorporation) to April 30, 2006
(Stated in Canadian Dollars)

				February 8, 2000
				(Date of
				Incorporation) to
	Years ended April 30,			April 30,
	2006	2005	2004	2006

Cash and cash equivalents consist of:
Cash	$14,141	$5,865	$10,558	$14,141
Term deposits	-	-	40,000	-

	$14,141	$5,865	$50,558	$14,141

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-	$-

Income taxes	$-	$-	$-	$-

Non-cash Transactions – Note 8

SEE ACCOMPANYING NOTES

BROCKTON CAPITAL CORP.
(A Development Stage Company)
STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
for the period from February 8, 2000 (Date of Incorporation) to April 30, 2005
(Stated in Canadian Dollars)

				Retained
				Earnings
				(Deficit)
				Accumulated
	Common Stock			During the
	Number of		Contributed	Development
	Shares	Amount	Surplus	Stage	Total

Balance, February 8, 2000	-	$-	$-	$-	$-
(Date of Incorporation)

Net income for the period	-	-	-	737	737

Balance, April 30, 2000	-	-	-	737	737
Cash received from escrow share	2,250,000	168,750	-	-	168,750
issuances at $0.075 per share
Net income for the year	-	-	-	1,297	1,297

Balance, April 30, 2001	2,250,000	168,750	-	2,034	170,784
Cash received from share
issuances at $0.15 per share	1,837,500	275,625	-	-	275,625
Less share issue costs	-	(72,783)	-	-	(72,783)
Net loss for the year	-	-	-	(34,310)	(34,310)

Balance, April 30, 2002	4,087,500	371,592	-	(32,276)	339,316
Net loss for the year	-	-	-	(45,773)	(45,773)

Balance, April 30, 2003	4,087,500	371,592	-	(78,049)	293,543
Net loss for the year	-	-	-	(143,489)	(143,489)

Balance, April 30, 2004	4,087,500	371,592	-	(221,538)	150,054
Cancel escrow shares	(2,250,000)	(168,750)	168,750	-	-
Cash received from share	4,500,000	4,500	-	-	4,500
issuance at $0.001 per share
Net loss for the year	-	-	-	(61,031)	(61,031)

Balance, April 30, 2005	6,337,500	207,342	168,750	(282,569)	93,523
Net loss for the year	-	-	-	(222,945)	(222,945)

Balance, April 30, 2006	6,337,500	$207,342	$168,750	$(505,514)	$(129,422)

SEE ACCOMPANYING NOTES

BROCKTON CAPITAL CORP.
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars)

Note 1	Nature and Continuance of Operations

The Company is in the development stage and during the year ended April 30, 2005, entered into a distributor agreement with Cyberhand Technologies Inc. ("Cyberhand") to acquire the right to market, sell and distribute in Canada the full product line of Cyberhand.

These financial statements have been prepared on a going concern basis. The Company has a working capital deficiency of $139,422, has yet to achieve profitable operations and has accumulated a deficit of $505,514 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common shares. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

At April 30, 2004, the Company’s shares were listed on the TSX Venture Exchange ("TSX") and the Company was classified as a Capital Pool Company as defined in the TSX policy 2.4. Effective June 16, 2004, the Company was delisted from trading on the TSX-V at the request of the Company and effective March 28, 2005, the Company’s common shares commenced trading on the Over-The-Counter Bulletin Board in the United States of America.

The Company was incorporated under the Company Act of the Province of British Columbia on February 8, 2000.

Note 2	Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada and are stated in Canadian dollars. These financial statements conform in all respects with GAAP in the United States of America. Because a precise determination of many assets and liabilities is depended on the future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement. Actual results could differ from these estimates.

These financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of significant accounting policies summarized below:

Brockton Capital Corp.
(A Development Stage Company)
Notes to the Financial Statement
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars) – Page 2

Note 2	Significant Accounting Policies – (cont’d)

a)	Cash and Cash Equivalents

Cash and cash equivalents consist of all highly liquid investments that are readily convertible to cash and have maturities of three months or less when purchased.

b)	Inventory

Inventory is recorded at the lower of cost and net realizable value. Cost is determined using the first in first out method. Inventory consists of finished goods.

c)	Loss Per Share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of shares outstanding during the year. Diluted loss per share reflect the potential dilution that could occur if potentially dilutive securities were exercised or converted to common stock. The dilutive effect of options and warrants and their equivalent is computed by application of the treasury stock method and the effect of convertible securities by the "if converted" method. Fully diluted amounts are not presented when the effect of the computations are anti-dilutive due to the losses incurred. Accordingly, there is no difference in the amounts presented for basic and diluted loss per share.

d)	Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and cash equivalents and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Notes payable also approximate fair value. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

e)	Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are determined based on differences between tax and accounting basis of assets and liabilities. The future tax assets or liabilities are calculated using the tax rates for the periods in which the differences are expected to be settled. Future tax assets are recognized to the extent that they are considered more likely than not to be realized.

f)	Rights

Intangible assets with indefinite lives are not amortized but are subject to an annual impairment test. Other intangible assets are amortized over their estimated useful lives and are also tested for impairment annually. Impairment write-downs will be charged to operations.

Brockton Capital Corp.
(A Development Stage Company)
Notes to the Financial Statement
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars) – Page 3

Note 2	Significant Accounting Policies – (cont’d)

g)	Stock-based Compensation

The fair value of all share purchase options granted is expensed over their vesting period with a corresponding increase to contributed surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in contributed surplus, is recorded as an increase to share capital.

The Company uses the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate and, therefore, the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s share purchase options.

Note 3	Rights – Note 8

By a distributor agreement dated July 5, 2004, the Company acquired the non-exclusive right to market, sell and distribute in Canada the full product line of Cyberhand Technologies Inc. ("Cyberhand"). Consideration paid was the assignment of the principal and accrued interest of $123,610 due from Cyberhand on promissory notes receivable. Under the terms of the agreement and amendment dated July 5, 2006, the Company agreed to purchase a minimum of 15,000 units on or before July 5, 2007, and upon completion of this minimum order, to purchase 50,000 units per month or forfeit its rights acquired under the July 5, 2004 agreement. As required by the agreement, the Company purchased an initial stocking order of 200 units at a cost of $10,735, which was written down to its net realizable value of $4,735 during the year ended April 30, 2005 and to $1 during the year ended April 30, 2006. During the year ended April 30, 2006, the Company wrote down the rights to $10,000 to recognize the possible impairment of the asset primarily due to the lack of sales of the product.

Note 4	Notes Payable

The notes payable are due on demand, bear interest at 10% per annum and are unsecured. Included in notes payable are notes due to directors of the Company ($9,500) and a Company controlled by a director of the Company ($7,000).

Note 5	Share Capital

a)	Authorized:

100,000,000 common shares without par value 100,000,000 preferred shares without par value

Brockton Capital Corp.
(A Development Stage Company)
Notes to the Financial Statement
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars) – Page 4

Note 5	Share Capital – (cont’d)

b)	Commitments:

Stock-based Compensation Plan

The Company has granted directors and officers common share purchase options. Options are granted with an exercise price equal to the market price of the Company’s stock on the date of the grant, however, the Company was not publicly listed at the date of the grant and the options were priced equal to the offering price on the Company’s Initial Public Offering. Unless otherwise stated, share purchase options vest when granted. Details of share purchase options for the year ended April 30, 2006 and 2005 are as follows:

	April 30, 2006		April 30, 2005
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Shares	Price	Shares	Price

Options outstanding and exercisable	302,500	$0.15	302,500	$0.15
at beginning and end of year

At April 30, 2006, directors and officers of the Company held 302,500 common share purchase options. Each option entitles the holder to purchase one share for each option held at $0.15 per share. These options expire on August 28, 2006.

Note 6	Related Party Transactions – Notes 4 and 5

The Company incurred the following expenses charged by a partnership controlled by two directors of the Company:

	Years ended April 30,
	2006	2005	2004

Accounting fees	$8,797	$5,926	$16,109
Equipment rental	6,000	6,000	6,000
Office rent	9,000	9,000	9,000
Office supplies	3,000	3,000	3,000

	$26,797	$23,926	$34,109

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

At April 30, 2006, accounts payable and accrued liabilities includes $34,078 (2005: $17,340) to a partnership controlled by two directors of the Company.

Brockton Capital Corp.
(A Development Stage Company)
Notes to the Financial Statement
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars) – Page 5

Note 6	Related Party Transactions – Notes 4 and 5 – (cont’d)

During the year ended April 30, 2005, directors and officers were issued 1,250,000 shares at $0.001 per share pursuant to a private placement.

Note 7	Corporation Income Tax Losses

At April 30, 2006, the Company has accumulated eligible capital costs of $92,708 and non-capital losses totaling $462,695, which are available to reduce taxable income in future taxation years. The non-capital losses expire as follows:

2007	$420
2008	2,748
2009	48,867
2010	60,060
2014	157,207
2015	74,847
2016	118,546

$462,695

Significant components of the Company’s future tax assets and liabilities, after applying enacted corporate income tax rates are as follows:

	2006	2005

Future income tax assets
Net tax losses carried forward	$164,812	$120,452
Marketing rights	(11,007)	(10,816)

	153,805	109,636
Less: valuation allowance	(153,805)	(109,636)

	$-	$-

The Company recorded a valuation allowance against its future income tax assets based on the extent to which it is more-likely-than-not that sufficient taxable income will not be realized during the carry forward periods to utilize all the future tax assets.

Note 8	Non-cash Transactions

Investing and financing activities that do not have an impact on current cash flows are excluded from the statement of cash flows. The following transactions have been excluded:

Brockton Capital Corp.
(A Development Stage Company)
Notes to the Financial Statement
April 30, 2006, 2005 and 2004
(Stated in Canadian Dollars) – Page 6

Note 8	Non-cash Transactions – (cont’d)

During the year ended April 30, 2005;

a)	the Company cancelled and returned to treasury 2,250,000 common shares previously issued at $0.075 per share ($168,750). The amount paid for these shares has been recorded as contributed surplus.

b)	the Company acquired Rights (Note 3) in exchange for notes and accrued interest receivable of $123,610.

MATERIAL CHANGES

There have been no material changes in our company’s affairs since the end of our fiscal year ended April 30, 2007 that have not otherwise been described and filed in a report on Form 6-K and incorporated by reference into the reoffer prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not Applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Articles

Under our articles our directors must cause our company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

If we continue under the Business Corporations Act (Alberta), Section 17 of By-Law No.1 (adopted by our shareholders on October 29, 2007) provides that we will indemnify a director or officer of our company, a former director or officer of our company, or a person who acts or acted at our company's request as a director or officer of a body corporate of which our company is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the Business Corporations Act (Alberta). Section 18 of By-Law No. 1 provides that this right of indemnity is not exclusive of any other rights those seeking indemnification may have.

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (ii) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

(a)	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;

(b)	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or

(d)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

(a)	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;

(b)	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or a payment under, an agreement of indemnity;

(d)	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or

(e)	make any other order that the court deems appropriate.

Business Corporations Act (Alberta)

Section 124(1) of the Business Corporations Act (Alberta) provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Section 124(3) provides that notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.

Section 124(4) provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person:

(a)

in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)

in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

Finally, Section 124(5) provides that a corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.                Indemnification of Directors and Officers

Articles

Under our articles our directors must cause our company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

If we continue under the Business Corporations Act (Alberta), Section 17 of By-Law No.1 (adopted by our shareholders on October 29, 2007) provides that we will indemnify a director or officer of our company, a former director or officer of our company, or a person who acts or acted at our company's request as a director or officer of a body corporate of which our company is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the Business Corporations Act (Alberta).

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (ii) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

(a)	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;

(b)	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or

(d)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

(a)	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;

(b)	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or a payment under, an agreement of indemnity;

(d)	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or

(e)	make any other order that the court deems appropriate.

Business Corporations Act (Alberta)

Section 124(1) of the Business Corporations Act (Alberta) provides that except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

Section 124(3) provides that notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity:

(a)	was substantially successful on the merits in the person’s defence of the action or proceeding,

(b)	fulfils the conditions set out in subsection (1)(a) and (b), and

(c)	is fairly and reasonably entitled to indemnity.

Section 124(4) provides that a corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person:

(a)

in the person’s capacity as a director or officer of the corporation, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the corporation, or

(b)

in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request, except when the liability relates to the person’s failure to act honestly and in good faith with a view to the best interests of the body corporate.

Finally, Section 124(5) provides that a corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.                Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities (including options and warrants to acquire shares of our common stock). We believe that each of the following issuances was exempt from registration under the Securities Act of 1933 in reliance on Regulation S under the Securities Act; or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering and/or Rule 506 of Regulation D under the Securities Act, as set out below.

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Various officers, directors and investors	July 2004	4,500,000 common shares	$0.001 per share	N/A	N/A (this issuance was not subject to U.S. securities laws)

Karkrash Holding Ltd., Carob Management Ltd., Brian Hanson, Roy Brown and Amisano Hanson, Chartered Accountants	December 2006	600,000 common shares	settlement of $165,700 of accounts payable	N/A	offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Various investors	December 2006	23,500,000 common shares	US$0.10 per share	N/A	in respect of various U.S. persons, non-public offering to accredited investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act; and in respect of non-U.S. persons, offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Endurance Energy Consulting Ltd., Gladrock Energy LLC and 1187016 Alberta Ltd.	December 20, 2006	19,500,000 incentive warrants(1)	N/A	N/A	in respect of Gladrock Energy Consulting LLC, non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act; and in respect of Endurance Energy Consulting Ltd. and 1187016 Alberta Ltd., an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Directors	December 20, 2006	1,750,000 options to purchase common shares(2)	N/A	N/A	sale of securities to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act

Agosto Corporation Limited	December 20, 2007	convertible note(3)	US$1,700,000	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Dave Goodman, MB Pics (Gerry Jardine), Steve McGuire, Bob Faris and Warath Holdings Inc. (Mike Parker)	January 5, 2007	3,250,000 warrants to purchase common shares(4)	consideration for investor relations services rendered	N/A	an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Tarbo Resources (Terry Schorn)	January 5, 2007	600,000 warrants to purchase common shares(4)	consideration for geological consulting services rendered	N/A	an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Monita Faris, Annie McMath, Grant Atkins Cale Thomas, Tarbo Resources (Terry Schorn) and James Baglot	January 5, 2007	1,350,000 warrants to purchase common shares(4)	consideration for administrative services rendered	N/A	an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Timothy Brock	January 5, 2007	800,000 warrants to purchase common shares(4)	consideration for business development services rendered	N/A	an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Executive officers, officers and employees	January 8, 2007	4,870,000 options to purchase common shares(5)	consideration for services rendered	N/A	in respect of the executive officers, sale of securities to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act; and in respect of the officers and employees, an offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Employee	January 10, 2007	85,000 options to purchase common shares(6)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Director	January 15, 2007	500,000 options to purchase common shares(7)	consideration for services rendered	N/A	sale of securities to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act

Employee	January 19, 2007	250,000 options to purchase common shares(8)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Various investors	January 23, 2007	8,425,000 units(9)	US$0.50 per unit	N/A	in respect of various U.S. persons, non-public offering to accredited investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act; and in respect of non-U.S. persons, offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Director	February 20, 2007	500,000 options to purchase common shares(10)	consideration for services rendered	N/A	sale of securities to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act

F.L. Enterprises	February 22, 2007	64,000 options to purchase common shares(11)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Officer	February 28, 2007	300,000 options to purchase common shares(12)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Various investors	February 28, 2007	27,448,550 units(13)	US$1.00 per unit	US$789,006 in cash and certain finder warrants to Sweetwater Capital Corp. as set out below	in respect of various U.S. persons, non-public offering to accredited investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act; and in respect of non-U.S. persons, offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act

Various consultants, including Sweetwater Capital Corp.	February 2007	690,848 warrants(14)	consideration for finder services rendered	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

PowerOne Capital Markets Limited	February 2007	options to purchase 180,000 units(15)	consideration for services rendered	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

PowerOne Capital Markets Limited	February 2007	options to purchase 375,000 units(16)	consideration for services rendered	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Vorticom Inc.	March 1, 2007	200,000 options to purchase common shares(17)	consideration for services rendered	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Director	March 7, 2007	250,000 options to purchase common shares(18)	consideration for services rendered	N/A	sale of securities to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

CAD Images Inc.	March 13, 2007	100,000 options to purchase common shares(19)	consideration for services rendered	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Employees and consultants (Yzedin Sadikaj and Murdock Capital Partners Corp.)	March 15, 2007	350,000 options to purchase common shares(20)	consideration for services rendered	N/A	in respect of employees and Mr. Sadikaj, offshore sale to non-U.S. persons pursuant to Regulation S under the Securities Act; and in respect of Murdoch Capital Partners Corp., non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Officer	March 19, 2007	600,000 options to purchase common shares(21)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Employee	March 21, 2007	300,000 options to purchase common shares(22)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Deerfield Energy Kansas Corp.	March 26, 2007	250,000 common shares(23)	partial consideration for oil and gas equipment and lease	N/A	non-public offering to a sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Former members of Kentucky Reserves, LLC	April 2, 2007	5,000,000 common shares(24)	partial consideration for units of oil and gas company	N/A	non-public offering to sophisticated investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

George Stapleton	March 23, 2007	500,000 common shares(25)	US$0.10 per share	N/A	sale of securities to an accredited investor pursuant to Rule 506 of Regulation D under the Securities Act

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Former members of Deerfield Energy LLC	April 5, 2007	4,750,000 common shares(26)	partial consideration for units of oil and gas company	N/A	non-public offering to sophisticated investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Employee	April 10, 2007	50,000 options to purchase common shares(27)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Former members of Trinity Sands Energy LLC	April 25, 2007	95,000 exchange shares of MegaWest Energy (USA) Corp.(28)	partial consideration for units of oil and gas company	N/A	non-public offering to sophisticated investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Mercury Capital Inc.	May 15, 2007	500,000 common shares	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Durando Resources Corporation	May 31, 2007	150,000 options to purchase common shares(29)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Employee	June 20, 2007	85,000 options to purchase common shares(30)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Employee	July 3, 2007	85,000 options to purchase common shares(31)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Officer	July 9, 2007	85,000 options to purchase common shares(32)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Employee	August 1, 2007	85,000 options to purchase common shares(33)	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

163 -

Purchaser(s)	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission	Exemption

Employee	September 1, 2007	180,000 options to purchase common shares(34)	consideration for services rendered	N/A	non-public offering to sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Mercury Capital Inc.	September 27, 2007	125,000 common shares	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Private oil and gas companies	October 24, 2007	500,000 units(35)	partial consideration for oil and gas equipment and leases	N/A	non-public offering to a sophisticated investors pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Employee	November 1, 2007	300,000 options to purchase common shares(36)	consideration for services rendered	N/A	non-public offering to sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Mercury Capital Inc.	November 28, 2007	125,000 common shares	consideration for services rendered	N/A	offshore sale to non-U.S. person pursuant to Regulation S under the Securities Act

Employees	December 14, 2007	300,000 options to purchase common shares(37)	consideration for services rendered	N/A	non-public offering to sophisticated investor pursuant to Section 4(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act

Notes:
(1)

Each warrant is exercisable to purchase common shares at US$0.10 per share for a period of six months after vesting, which occurs if the holder delivers an oil or gas exploration or development project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder to our company by January 15, 2009. The original expiry date of these warrants was December 21, 2007, but that this date was extended to January 15, 2009 by resolution of our directors dated effective September 18, 2007.)

(2)	Each option is exercisable at US$0.10 per share for a period of four years and vested on the grant date.
(3)

In connection with securing our purchase of the assets of Deerfield Energy Kansas Corp. and the units of Trinity Sands Energy LLC we also assumed a promissory note in the amount of US$1,700,000 payable to a private company, Agosto Corporation Limited. Pursuant to our assumption of the promissory note, we granted Agosto a conversion feature that enables the holder of the note to convert the principal amount of the loan plus accrued interest into shares of our common stock at a rate of US$0.25 per share until maturity on June 20, 2008.

(4)	Each warrant is exercisable at US$0.50 per share until January 5, 2009.
(5)	Each option is exercisable at US$0.50 per share for a period of four years and vest on various dates between on the grant date and January 8, 2010.
(6)	Each option is exercisable at US$0.50 per share for a period of four years and vest on various dates between the grant date and January 10, 2010.
(7)	Each option is exercisable at US$0.50 per share for a period of five years and vest on the grant date.
(8)	Each option is exercisable at US$0.50 per share for a period of four years and vest on various dates between the grant date and January 19, 2010.
(9)

Each of unit consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.00 per share for a period of one year).

(10)	Each option is exercisable at US$1.00 per share for a period of five years and vest on the grant date.

(11)	Each option is exercisable at US$1.00 per share for a period of 13 months and vest on various dates between the grant date and March 1, 2008.
(12)	Each option is exercisable at US$1.00 per share for a period of four years and vest on various dates between the grant date and February 28, 2010.
(13)

Each unit consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.30 per share until August 28, 2008).

(14)	Each warrant entitles the holder to purchase one share of our common stock at US$1.30 per share until August 28, 2008.
(15)

Each unit consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.00 per share until July 5, 2008).

(16)

Each unit consists of one share of our common stock and one-half of one share purchase warrant (each whole warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$1.30 per share until August 28, 2008).

(17)	Each option is exercisable at US$1.00 per share for a period of four years and vest on various dates between the grant date and March 1, 2008.
(18)	Each option is exercisable at US$1.00 per share for a period of five years and vest on the grant date.
(19)	Each option is exercisable at US$1.00 per share for a period of two years and vest on various dates between the grant date and March 3, 2009.
(20)	The options are exercisable at between US$1.00 and US$2.00 per share for a period of between one to five years and vest on various dates between the grant date and March 15, 2010.
(21)	Each option is exercisable at US$1.00 per share for a period of four years and vest on various dates between the grant date and March 19, 2010.
(22)	Each option is exercisable at US$1.00 per share for a period of four years and vest on various dates between the grant date and March 21, 2010.
(23)	Issued in connection with our acquisition (through MegaWest Energy (USA) Corp.) of the assets of Deerfield Energy Kansas Corp.
(24)	Issued pursuant to our acquisition (through MegaWest Energy (USA) Corp.) of all of the issued and outstanding membership units of Kentucky Reserves, LLC.
(25)	Issued pursuant to Mr. Stapleton’s exercise of 500,000 stock options granted effective December 21, 2006 at an exercise price of US$0.10 per share.
(26)	Issued pursuant to our acquisition (through MegaWest Energy (USA) Corp.) of all of the issued and outstanding membership units of Deerfield Energy LLC.
(27)	Each option is exercisable at US$1.00 per share for a period of four years and vest on various dates between the grant date and April 10, 2010.
(28)

Issued pursuant to our acquisition (through MegaWest Energy (USA) Corp.) of all of the issued and outstanding membership units of Trinity Sands Energy LLC. Each exchange share may be exchanged for US$10 in cash or 100 shares of our common stock during the period January 1, 2008 to July 31, 2008, after which this time we may compel the holders of the exchange shares to convert their exchange shares into shares of our common stock.

(29)	Each option is exercisable at US$1.85 per share for a period of four years and vest on various dates between the grant date and May 31, 2010.
(30)	Each option is exercisable at US$2.25 per share for a period of four years and vest on various dates between the grant date and June 20, 2010.
(31)	Each option is exercisable at US$2.10 per share for a period of four years and vest on various dates between the grant date and July 3, 2010.
(32)	Each option is exercisable at US$2.20 per share for a period of four years and vest on the grant date.
(33)	Each option is exercisable at US$2.15 per share for a period of four years and vest on various dates between the grant date and August 1, 2010.
(34)	Each option is exercisable at US$1.80 per share for a period of four years and vest on various dates between the grant date and September 1, 2010.
(35)

Issued in connection with acquisition of a 40% working interest in certain lands which comprise 27,000 acres in Choteau County, Montana and a 40% working interest in certain lands which comprise 6,000 acres in Choteau County, Montana. Each unit consists of one share of our common stock and one-half of one share purchase warrant (each warrant entitles the holder to purchase an additional share of our common stock at an exercise price of US$2.50 per share until April 24, 2009).

(36)	Each option is exercisable at US$1.70 per share for a period of four years and vest on various dates between the grant date and November 1, 2010.
(37)	Each option is exercisable at US$1.57 per share for a period of four years and vest on various dates between the grant date and December 14, 2009.

Item 8.                Exhibits and Financial Statement Schedules

Exhibits Required by Form F-1:

Exhibit
Number	Description

3.1	Certificate of Incorporation (1)

3.2

Notice of Articles (1) [Note: This Notice of Articles has been replaced with the Notice of Articles in Exhibit 3.5, which is dated January 22, 2007 and reflects the change in name of the company from "Brockton Capital Corp." "MegaWest Energy Corp.".]

Exhibit
Number	Description

3.3	Transition Application (1)

3.4	Articles (1) [Note: These Articles have been replaced with the Articles in Exhibit 3.7, which were adopted at a meeting of the shareholders of the company on February 19, 2007.]

3.5	Notice of Articles (2)

3.6	Certificate of Name Change (2)

3.7	Articles (2)

3.8

By-Law No. 1and 2 (4) [Note: These are proposed by-laws that were approved by the shareholders of our company on October 29, 2007, in respect of the approval of the continuance of our company from the Province of British Columbia to the Province of Alberta under the Business Corporations Act (Alberta). As of the date hereof, our directors have determined that it is not in our company's best interests to apply for a certificate of continuance to effect the continuance and our company does not intend to apply for such a certificate for the foreseeable future.]

5.1	Legal Opinion of Clark Wilson LLP (5)

10.1	Form of Subscription Agreement entered into with the following persons in December 2006: (2)
Firebird Global Master Fund II, Ltd.
Firebird Global Master Fund, Ltd.
F.T.S. Worldwide Corporation
Pinetree Resource Partnership
MB Picks Capital Corp.
Treshnish Investment, Inc.
Bob Faris
Bill Brandis
Steve McGuire
Tarbo Resources Ltd.
Woodburn Holdings Ltd.
Dave Goodman & Jane Goodman
Mike Parker
Peter K. Spencer

10.2	Form of Subscription Agreement entered into with the following persons in December 2006: (2)

Murdock Capital Partners Corp.
Murdock Opportunity Fund
Jay S. Kennedy
George T. Stapleton II
Michael Berry

10.3	Employment Agreement dated December 15, 2006 with R. William Thornton (2)

10.4	Letter of Intent dated December 20, 2006 with Deerfield Energy LLC (2)

10.5	Assumption and Loan Conversion Agreement dated December 20, 2006 with Agosto Corporation Limited and Deerfield Energy LLC (2)

10.6	First Supplemental Agreement to Assumption and Loan Conversion Agreement dated December 20, 2006 with Agosto Corporation Limited and Deerfield Energy LLC (2)

Exhibit
Number	Description

10.7	Letter of Intent dated December 20, 2006 with Trinity Sands Energy LLC (2)

10.8	Assumption and Loan Conversion Agreement dated December 20, 2006 with Agosto Corporation Limited and Trinity Sands Energy LLC (2)

10.9	First Supplemental Agreement to Assumption and Loan Conversion Agreement dated December 20, 2006 with Agosto Corporation Limited and Trinity Sands Energy LLC (2)

10.10	Form of Warrant Issuance Agreement dated December 20, 2006 entered into with: (2)

Gladrock Energy LLC
Endurance Energy Consulting Ltd.
1187016 Alberta Ltd.

10.11	Form of Debt Settlement and Subscription Agreement dated December 21, 2006 entered into with: (2)

Karkrash Holdings Ltd.
Carob Management Ltd.
Brian Hanson
Roy Brown
Amisano Hanson

10.12	Stock Option Plan dated August 24, 2004, amended and restated February 19, 2007 and August 9, 2007 (3)

10.13	Stock Option Plan dated January 5, 2007 (3)

10.14	Form of Subscription Agreement entered into with the following persons in January and February 2007: (2)

RSJN Holdings Ltd.	Michael Geleta	Kim Gulevich
Brent Rolufs	Hector L. Demers	633430 Alberta Ltd.
Ethel Holmberg	Robert Douglas Gerbrandt	Darren Dzikowski
Douglas R. Anthony	Phillip Brenner	Frank Quinby
Terence Schorn	Kosta Tsoutsis	GKM Holdings Ltd.
James S. Unterschultz	Aeron T. Evans	John B. Ross
Marcel Brichon	Pinetree Resource Partnership	Ginette Maguire
HBK Resources Ltd.	Robert Steinborn	Richard J. Sorensen
Pacific West Ventures Inc.	Tom Rupprecht	Sandra Rupprecht
Laurie Anne Thornton	Steven Palmer	Gordon Elliott
Ian Downs	Sanjay Maharaj	Lawrence I. Hamm
Hilde Clovechok	Craig A. Mills	Donna G. Mills
Howard P. Prumer	Anne V. Pruner	Brian J. Evans
Rayna Lynnette Elsdon	Fairview Capital (1978) Ltd.	Dale Loewen
Dean Duke	Julie Catling	Diane Winstanley
Myron Braun	Kalayra B. Angelyys	Ping Pong Toth
Shaun Kelbert	Suzanne Liptak	Bill Brandes
Michael and Cindy Mallett	George Kokonis	Tamara Ross
Shane Koh	Christine Sealock	MP Pics Capital Corp.
Fundarica Investments	Channing Investments Corp.	Richard A. Brook
Dr. Valerie Kuehne and John	Gary Danylchuk	Brian C. McIntosh
Kuehne	Brock Helm	Karen Gable
Larry Thompson	624659 Alberta Ltd.	Jerry Chrzaszcz
Michael Geleta	Thomas Martin Christopher	Donald Rickard
Doug Ramsey	Garry Fizzell	Randy L. Oswald

Exhibit
Number	Description
	Terrence G. Dingwell	Mike McCaffrey	Carole MacLeod
	Barry Parsons	Hector L. Demers	Tyler Romanchuk
	Cory Pichota	Gianni Sgambaro	Danny Dion
	Ryan Larsh	Ron Voogel	Taras Pysyk
	Monica McGrandle	0750412 B.C. Ltd.	Michael McBride
	Graham Dallimore	Randall Pow	Eat-Me Foods Ltd.
	Michael Laidlaw	Dave Van Dyke	Carrie Louise Clark
	In-Sook Leigh	George Hatch	James G. Taylor
	Camille Hodge	Mark and Birgitta Redcliffe	Anita Datt
	Ramona Vorberg	Terrance Sigmund	Faten Ardakani
	Chris Vorberg	Fraser Hindson	Sandra E. Fopma
	Nick Reeves	Rolf Tevely	Shane Meyers
	PowerOne Capital Markets Limited	Minaz Devji	1091096 Ontario Inc.
	Mary K. Hill	Michael McMath	Franco Tormane
	Arnold and Tricia Hughes	563298 B.C. Ltd.	Karkrash Holdings Ltd.
	Greg Burnett	David Berg	Jimmy S.H. Lee
	Bruce Durnie	Dossche Bart	Cnudde Davy
	Tiger Capital Corp.	Firebird Global Master Fund II, Ltd.	Manfid SA
	Firebird Global Master Fund, Ltd.	F.T.S. Worldwide Corporation	Ironshore Trust
	Treshnish Investment, Inc.	Stacy Broadoway	Marrandino Holdings Inc.
	Doug Casey	Leslie Friesen, David Friesen

10.15	Form of Subscription Agreement entered into with the following persons in January and February 2007: (2)

James L. and Ann C. Donnelly
John Herby
James P. Geiskoph
Al O’Hara
Kurt R. Gainer Murray
Vernon Kenneth
John Greenlaw

10.16	Form of Subscription Agreement entered into with the following persons in March 2007: (2)

Byron Cook	Ethel Holmberg	Frank Quinby
Agostino Velenosi	Ping Pong Toth and Zoltan Toth	Shaun Kelbert
Craig Lytle	Ron Child	Pentor Capital Corp
Barrie Einarson	Kenneth Jabs	Firebird Global Master Fund II, Ltd.
Pinetree Resource Partnership	0753829 BC Ltd.	George Kokonis
R. Douglas Gerbrandt	Cullen Kuzio	Brock Helm
633430 Alberta Ltd.	Hazel Reid	Kenneth Santa
Deryl Williams	Dossche Bart	Vanderstraeten Luc
Cnudde Martin	Cnudde Davy	2034511 Ontario Inc.
2034512 Ontario Inc.	Fatima M da Rosa	Jeffery Berliner
Julia Della Maestra	Thomas Della Maestra	Gary Elman
Anne Fairfull	ISGOM Investment and Marketing	Tom James
Nassrin Kabiri	Company	Douglas Munkley
Tony Baldassarre	Allen Koffman	Rosenbloom Medicine Professional
Aaron Shier	Vivien Roe-Perry	Corporation
558853 BC Ltd.	Cindy G. White	International Capital
Radcliff Foundation	Vital Beliveau	Dianna L Bull
Marcel Brichon	Bateman and Company Ltd.	Kriston Sehn
Pauline Wong	Aeron T. Evans	Brent Rolufs
Chang Wan Stephan Woo	Sturgeon Holdings Corp.	Donald Rickard
1004387 Alberta Ltd.	Patrick Whibley	Lawrence Chernoff
Nathan Isbister	Eric Negraeff	Mike McCaffrey
Ron Carole MacLeod	Garry Fizzell	Hector Demers

Exhibit
Number	Description
	Christian Yoingco	Jack Cross Roberta Cross	DKR Saturn Event Driven Holding
	Larry Krawchuk	Bruce Hudson	Fund Ltd.
	Hudson Family Trust	Rupprecht Family Trust	Myron Braun
	Douglas Kurek	Joe Schaab	Deborah Schaab
	Sukhbir Mann	Shelley M. Sorensen	Andrew Thornton
	Lawrence I Hamm	George A. Brown	Vertex One Asset Mgmt Inc.
	Lorie-Anne Jensen	6249659 Alberta Ltd.	Gerry Feldman
	Peter Cozzi	Morton Elman	Marty Herson
	FX Inc.	Antonietta Gatto	Les Tanzer
	Incorporated International Capital	Warren Manis	Gary Danylchuk
	Quarry Capital Corporation	Blayne Johnson	Yong-Jong Kim
	Stefaniya Danylchuk	Dr. Savvas Nicolaou Inc.	Teak-ky Min
	578159 BC Ltd.	Vicki Koh	Medallion Capital Corp.
	Waltraud Wilson	Jin-Ho Chang	Denis Cooke Enterprises
	Roland M. Labuan	Shirley Lee	Robert Steinborn
	Craig A. Mills	Denis Wilson	Steve Mantel
	Peter J.R. Holt	Edward Lyle Thornton	James Wagner
	6287 Holdings Inc.	Donna G. Mills	Roberto Sgambaro
	Scott & Heather Kyllo	Bernard Oegema	In-Sook Leigh
	Tom Matthes	Dale Johnson	Dan Cuerrier & Sandra Cuerrier
	Ron McDougall & Val McDougall	Trevor Perepolkin	Brian Chambers
	Terry T. Jarton	Susan Hamilton	Paloduro Inv. Inc.
	Lloyd Michaels	Barry Reed	John Flynn
	Fenyo Sandro	Juan-Pablo Santini	9167-1685 Quebec Inc.
	PowerOne Capital	Ron Perry	Renita Narayan
	Shane Meyers	David G. Mills	Bolder Opportunities II LP
	Fundarica Investments	Miranda Bradley	Harvey W. Cole
	Doug Simpson	Channing Investments	Lee Berstein
	Jonathan Lim Keng Hock	Carley J Cole	Harry Pokrandt
	Timothy Sorensen	Achilles Setsikas	Michael Nininger
	Brenda Howard	Alex Rothwell	John Frome
	Diane Michaels	Kevin Gould	Chris Gray
	Colleen Mulligan	Suzanne Liptak	Gill J Vincent
	Maureen Gustafson	Eymann Investments Corp.	Merlin Peterson
	Joseph Paul McDonald	Joseph Gustafson	Sunita Prasad
	RSJN Holdings Ltd.	Ron Johnston	Ian Downs
	Gordon MacGregor	Craig Bessie	Timothy William Turyk
	Grant Scott	Sanjay Chand Maharaj
George Charles Durham

	Radsport Holdings Inc.	Charles Lyall	David Akselson
	Greg J. Ledding	William Gordica	Dean Claridge
	Robert Lim	Bill Brandis	Sam Magid
	Dean Mockney	Ilja Troitscanski	Randy Johnson
	Overdrive Enterprises Ltd.	Caulfield Trust	KR Lockett
	Monarch Capital Fund Ltd.	James Lockett Family Trust	Rick Zeibots
	Anatoly Langer	Capital One Asset Management	Kelly Shibata
	Ron James Rubuliak	Limited	Victor Dario
	Half Moon Foundation	John McGoldrick	Larry Thompson
	Goma Foundation	Steven Krystofiak	Maria Del Carmen Martin
	Todd Sharum	Doug Casey	Dale Lowen
	Frazer Loney	Paul Hickey	Aly Mawji
	Tango Corp Inc	Adam Vary	Scott Calderwood
	Scott Wilson	Gillian Branson	Shelly Shaw
	Larry Sostad	Gordon MacGregor Elliot	Bill Griffis
	Jim Slipp	Randy Chan	James Treliving Holdings
	Trout Exploration & Mining Ltd.	Bank Sal.oppenheim Jr. & Cie Zurich	Steve Bradner

Exhibit
Number	Description

10.17	Form of Subscription Agreement entered into with the following persons in March 2007: (2)

John Herby	Hugo Liberti	Terrence J. Hankerson
Murray Vernon	John Philip Mappin	Paul Yezzi
Ken Danylchuck	Veron F. Ross	Yeomans 1991 Living Trust (Dated
Monika Campbell	Ted & Kim Williams	08-06-96)
Gerard Gloisten	Charles B Simmons Jr.	Kenneth & Stephanie Alton
Kurt Gainer	Robert Holtzclaw & Darlene	Ronald Eisenberg
David Batchelor	Holtzclaw	David Sparks
Gerald Dasbach	KJV Investment Family Limited	CMS Capital
John Krolick	Partnership	Will Harris
Scott L. McNitt	James Geiskopf	Ken Greenlaw
Gary Olsen	Wei-Tek Tsai / Enyan Deng	Peter M Halloran
Tradewinds Fund Ltd.	Robert Rushing	Roy Holdings LLC
William Lee Buse	Cushing MLP Opportunity	Al Ohara
	Little Wing LP	Thomas D. Willis II

10.18	Asset Purchase Agreement dated March 26, 2007 with Deerfield Energy Kansas Corp. (2)

10.19	Membership Unit Purchase Agreement dated March 26, 2007 with the members of Deerfield Energy LLC (3)

10.20	Membership Unit Purchase Agreement dated April 2, 2007 with the members of Kentucky Reserves, LLC (3)

10.21	Membership Unit Purchase Agreement dated April 25, 2007 with the members of Trinity Sands Energy LLC (3)

10.22	Escrow Agreement dated April 5, 2007 with the unit holders of Deerfield Energy LLC and Clark Wilson LLP (3)

10.23	Consulting Agreement dated as of February 15, 2007 with Mercury Capital Inc. (3)

10.24	Employment Agreement with George T. Stapleton, II (3)

10.25	10.25 Employment Agreement with George Orr (3)

10.26	Warrant Certificate dated February 28, 2007 for 375,000 units at US$1.30 evidencing Rights Agreement entered into with PowerOne Capital Markets Limited (3)

10.27	Warrant Certificate dated January 5, 2007 for 180,000 units at US$0.50 evidencing Rights Agreement entered into with PowerOne Capital Markets Limited (3)

10.28	Corporate Support Agreement made effective January 1, 2007 with Sweetwater Capital Corp. (4)

10.29	Agreement of Purchase and Sale made as of October 15, 2007 in respect of the Big Sky project in Choteau County, Montana (5)

10.30	Regional Area of Mutual Interest Agreement made as of October 24, 2007 in respect of the Big Sky project in Choteau County, Montana (5)

10.31	Operating and Farmin Agreement dated October 24, 2007 in respect Loma Area, Montana (Big Sky project) (5)

Exhibit
Number	Description

10.32	Operating and Farmin Agreement dated October 24, 2007 in respect Teton Area, Montana (Big Sky project) (5)

10.33	Amendment to Warrant Issuance Agreement dated September 18, 2007 with Endurance Energy Consulting (5)

10.34	Amendment to Warrant Issuance Agreement dated September 18, 2007 with Gladrock Energy LLC (5)

10.35	Amendment to Warrant Issuance Agreement dated September 18, 2007 with 1187016 Alberta Ltd. (5)

10.36	Consulting Agreement dated effective December 20, 2007 with PowerOne Capital Markets Limited (5)

21.1	Significant, direct and indirect, subsidiaries as at December 31, 2007:
MegaWest Energy (USA) Corp. - Nevada
MegaWest Energy Missouri Corp (formerly Deerfield Energy LLC) – Delaware
MegaWest Energy Kansas Corp (formerly Deerfield Energy Kansas Corp.) – Delaware
MegaWest Energy Kentucky Corp (formerly Kentucky Reserves, LLC) – Ohio
MegaWest Energy Texas Corp (formerly Trinity Sands Energy LLC) – Delaware
MegaWest Energy Montana – Delaware

23.1	Consent of KPMG LLP (5)

23.2	Consent of Morgan & Company, Chartered Accountants (5)

23.3	Consent of GLJ Petroleum Consultants (5)

99.1	Audit Committee Charter (4)

99.2	Compensation Committee Charter (4)

99.3	Corporate Governance and Human Resources Committee Charter (4)

99.4	Nominating Committee Charter (4)

99.5	Reserves and Resources Assessment of U.S. Oil Properties dated effective December 31, 2007 prepared by GLJ Petroleum Consultants (5)
_________
(1)	Incorporated by reference to our Form 6-K filed with the Securities and Exchange Commission on March 6, 2006.
(2)	Incorporated by reference to our Form 20-F filed with the Securities and Exchange Commission on March 30, 2007.
(3)	Incorporated by reference to our Form 20-F filed with the Securities and Exchange Commission on August 10, 2007.
(4)	Incorporated by reference to our Form F-1/A filed with the Securities and Exchange Commission on November 7, 2007.
(5)	Filed herewith.

Item 9.           Undertakings

The undersigned company hereby undertakes as follows:

(a)	We hereby undertake:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph a(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

[Remainder of page intentionally left blank; Signature Page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MegaWest Energy Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Sugar Land, Texas, United States of America on December 31, 2007.

MEGAWEST ENERGY CORP.

/s/ George T. Stapleton, II
Name: George T. Stapleton, II
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: December 31, 2007

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

By: /s/ George T. Stapleton, II
George T. Stapleton, II	President, Chief Executive Officer and Director	December 31, 2007
(Principal Executive Officer)
By: /s/ *
George Orr	Chief Financial Officer and Director	December 31, 2007
(Principal Accounting Officer)
By: /s/ *
R. William Thornton	Chief Operating Officer and Director	December 31, 2007

By: /s/ *
Brad Kitchen	Director	December 31, 2007

By: /s/ *
Brian J. Evans	Director	December 31, 2007

By: /s/ *
Dr. Gail Bloomer	Director	December 31, 2007

*By: /s/ George T. Stapleton, II
Attorney in Fact
George T. Stapleton, II